Exhibit 4.5

EXECUTION VERSION

SMART ABS SERIES 2013-2US TRUST

US$ NOTE TRUST DEED

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

MACQUARIE LEASING PTY LIMITED

ABN 38 002 674 982

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

THE BANK OF NEW YORK MELLON

TRUST INDENTURE ACT - CROSS REFERENCE TABLE

Trust Indenture Act Section			US$ Note Trust Deed clause reference

310	(a)	(1)	5.4(h), 9.6, 14.2, 14.3, 14.4
	(a)	(2)	9.6, 9.9
	(a)	(3)	13.2
	(a)	(4)	N.A.
	(a)	(5)	14.10
	(b)		9.6(b), 14.11
	(c)		N.A.
311	(a)		9.5
	(b)		9.5
	(c)		N.A.
312	(a)		4.2(a), 4.2(b)
	(b)		4.2(b)
	(c)		4.2(c)
313	(a)		16.1
	(b)		16.1
	(c)		16.1
	(d)		16.1
314	(a)	(1)	16.2(a)
	(a)	(2)	16.2(b)
	(a)	(3)	16.2(c)
	(a)	(4)	6.3(c)(i)
	(b)		6.3(f)
	(c)		19.1(a)
	(d)		19.1(b)
	(e)		19.1(c)
	(f)		N.A.
315	(a)		9.2(a), 9.2(b)
	(b)		7.1(a)
	(c)		9.3
	(d)		9.4, 8.1(e)
	(e)		19.2
316	(a)	(1)	19.3
	(a)	(2)	N.A.
	(b)		19.4
	(c)		21.5
317	(a)	(1)	7.3(a)
	(a)	(2)	7.3(b)
	(b)		6.3(i)
318	(a)		19.5

This Cross Reference Table is not part of this US$ Note Trust Deed.

THIS US$ NOTE TRUST DEED is made in Sydney on 7 May 2013

PARTIES:

(1)	THE BANK OF NEW YORK MELLON, having its office at 101 Barclay Street, Floor 4 East, New York, New York 10286 (BNY and hereinafter included in the expression the US$ Note Trustee).

(2)

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443, a company incorporated in Australia and having its office at Level 1, 1 Martin Place, Sydney, New South Wales 2000, Australia (hereinafter included by incorporation in the expression the Manager).

(3)	MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982, a company incorporated in Australia and having its office at Level 1, 1 Martin Place, Sydney, New South Wales 2000, Australia (MLPL).

(4)

PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007, a company incorporated in Australia and having its registered office at Level 12, Angel Place, 123 Pitt Street, Sydney, New South Wales 2000, Australia in its capacity as trustee of the Series Trust (hereinafter included in the expression the Issuer).

BACKGROUND:

(A)	The Issuer is the trustee, and the Manager is the manager, of the Series Trust.

(B)	The Issuer proposes to issue, at the direction of the Manager, securities, including the US$ Notes to be constituted, issued and authenticated pursuant to this Deed.

(C)	The US$ Note Trustee has agreed to act as trustee for the benefit of the US$ Noteholders on the terms of this Deed.

(D)

This Deed is an indenture qualified under, and subject to the mandatory provisions of, the Trust Indenture Act 1939 of the United States of America, which are incorporated by reference in and made part of this Deed.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the contrary intention appears:

Additional Note Trustee means each person from time to time appointed under Clause 13.1 to act as a co-trustee with the US$ Note Trustee.

Agent has the same meaning as in the Agency Agreement.

Authorised Officer means:

(a)

in relation to the US$ Note Trustee, any vice president, director, managing director or corporate trust officer within the Corporate Trust Office of the US$ Note Trustee or any other officer of the US$ Note Trustee to whom this corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Deed;

(b)	in relation to the Manager, an Authorised Officer of the Manager for the purposes of the Master Trust Deed;

(c)	in relation to MLPL, any person appointed by MLPL to act as an Authorised Officer of MLPL for the purposes of the Transaction Documents; and

(d)

in relation to the Issuer, a director, secretary or any person whose title contains the word or words “manager”, “counsel”, “Head of Business Unit” or “chief executive officer” or a person performing the functions of any of them.

Benefit Plan Investor has the meaning given to it in Clause 3.10(c)(i)(C).

Book-Entry Note means, as the context requires, a Class A-1 Book-Entry Note, a Class A-2a Book-Entry Note, a Class A-2b Book-Entry Note, a Class A-3a Book-Entry Note, a Class A-3b Book-Entry Note, a Class A-4a Book-Entry Note, a Class A-4b Book-Entry Note or each of the foregoing.

Class A-1 Book-Entry Note means a Class A-1 Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-1 Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-1 Definitive Note means a Class A-1 Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-1 Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-1 Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-1 Note Owner means, with respect to a Class A-1 Book-Entry Note, the person who is the beneficial owner of such Class A-1 Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-1 Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-1 Noteholder in relation to a Class A-1 Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-1 Note.

Class A-2 Noteholder includes a Class A-2a Noteholder and a Class A-2b Noteholder or both.

Class A-2a Book-Entry Note means a Class A-2a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-2a Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-2a Definitive Note means a Class A-2a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-2a Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-2a Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-2a Note Owner means, with respect to a Class A-2a Book-Entry Note, the person who is the beneficial owner of such Class A-2a Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-2a Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-2a Noteholder in relation to a Class A-2a Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-2a Note.

Class A-2b Book-Entry Note means a Class A-2b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-2b Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-2b Definitive Note means a Class A-2b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-2b Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-2b Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-2b Note Owner means, with respect to a Class A-2b Book-Entry Note, the person who is the beneficial owner of such Class A-2b Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-2b Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-2b Noteholder in relation to a Class A-2b Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-2b Note.

Class A-3 Noteholder includes a Class A-3a Noteholder and a Class A-3b Noteholder or both.

Class A-3a Book-Entry Note means a Class A-3a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-3a Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-3a Definitive Note means a Class A-3a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-3a Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-3a Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-3a Note Owner means, with respect to a Class A-3a Book-Entry Note, the person who is the beneficial owner of such Class A-3a Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-3a Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-3a Noteholder in relation to a Class A-3a Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-3a Note.

Class A-3b Book-Entry Note means a Class A-3b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-3b Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-3b Definitive Note means a Class A-3b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-3b Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-3b Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-3b Note Owner means, with respect to a Class A-3b Book-Entry Note, the person who is the beneficial owner of such Class A-3b Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-3b Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-3b Noteholder in relation to a Class A-3b Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-3b Note.

Class A-4 Noteholder includes a Class A-4a Noteholder and a Class A-4b Noteholder or both.

Class A-4a Book-Entry Note means a Class A-4a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-4a Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-4a Definitive Note means a Class A-4a Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-4a Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-4a Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-4a Note Owner means, with respect to a Class A-4a Book-Entry Note, the person who is the beneficial owner of such Class A-4a Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-4a Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-4a Noteholder in relation to a Class A-4a Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-4a Note.

Class A-4b Book-Entry Note means a Class A-4b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.3 and 3.4 to the Depository in relation to the Class A-4b Notes or its nominee or subsequently transferred to a replacement Depository or its nominee.

Class A-4b Definitive Note means a Class A-4b Note issued or to be issued, as the case may be, by the Issuer in accordance with Clauses 3.2(a), 3.4 and 3.5.

Class A-4b Note means a Note forming part of the Sub-Class of Notes described in clause 4.2 of the Series Supplement as a Class A-4b Note and issued pursuant to clause 4.1 of the Series Supplement.

Class A-4b Note Owner means, with respect to a Class A-4b Book-Entry Note, the person who is the beneficial owner of such Class A-4b Book-Entry Note, as reflected in the books of the Depository in respect of the Class A-4b Notes or in the books of a person maintaining an account with that Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of that Depository).

Class A-4b Noteholder in relation to a Class A-4b Note at any given time means the person then appearing in the US$ Note Register as the holder of the Class A-4b Note.

Clearing Agency means in relation to the US$ Notes, an organisation registered as a clearing agency pursuant to Section 17A of the Exchange Act appointed by the Manager and the Issuer to hold US$ Notes (directly or through a Depository), and initially means The Depository Trust Company.

Clearing Agency Participant means a broker, dealer, bank, other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with that Depository.

Code has the meaning given to it in Clause 3.10(c)(i)(B).

Commission means the Securities and Exchange Commission of the United States of America, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Deed that Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing those duties.

Corporate Trust Office means the office of The Bank of New York Mellon entitled the “Corporate Trust Office, International Corporate Trust, Global Americas” at 101 Barclay Street, Floor 4 East, New York, New York 10286.

Counsel’s Opinion means one or more written opinions of legal counsel (who may, except as otherwise expressly provided in this Deed, be employees or counsel of the Issuer, the Manager or MLPL) acceptable to the US$ Note Trustee which:

(a)	are addressed to the US$ Note Trustee (and which may also be addressed to other persons);

(b)	are in a form satisfactory to, and are subject to such qualifications and assumptions as are acceptable to, the US$ Note Trustee; and

(c)	comply, where applicable, with the TIA,

and which state, in the opinion of the legal counsel, the matter to be opined upon.

Definitive Note means, as the context requires, a Class A-1 Definitive Note, a Class A-2a Definitive Note, a Class A-2b Definitive Note, a Class A-3a Definitive Note, a Class A-3b Definitive Note, a Class A-4a Definitive Note, a Class A-4b Definitive Note, or each of the foregoing.

Depository means in relation to the US$ Notes, Cede & Co, as nominee for The Depository Trust Company, or any other nominee for The Depository Trust Company or any Clearing Agency appointed from time to time to hold any Book-Entry Note.

Eligible Trust Corporation means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the TIA as prescribed in section 310(a) of the TIA.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended.

Event of Default in relation to the Series Trust has the same meaning as in the Master Security Trust Deed.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Extraordinary Resolution has the meaning given to it in Schedule 6.

Interested Persons means a collective reference to the Issuer, the US$ Note Trustee in its personal capacity, the US$ Noteholders, the Manager, MLPL and all persons claiming through them and Interested Person means a several reference to all Interested Persons.

Issuer means Perpetual Trustee Company Limited ABN 42 000 001 007 or if Perpetual Trustee Company Limited ABN 42 000 001 007 retires or is removed as trustee of the Series Trusts (as defined in the Master Trust Deed), any then Substitute Trustee.

Master Security Trust Deed means The SMART ABS Trusts Master Security Trust Deed dated 27 February 2007 between the Issuer, the Manager and P.T. Limited ABN 67 004 454 666, as amended and supplemented from time to time.

Master Trust Deed means The SMART ABS Trusts Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer pursuant to the Deed of Assumption, as amended and supplemented from time to time.

Paying Agent has the same meaning as in the Agency Agreement.

Regulation AB means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Principal Paying Agent has the same meaning as in the Agency Agreement.

Resolution has the meaning given to it in Schedule 6.

Secured Creditor has the same meaning as in the General Security Deed.

Secured Property has the same meaning as in the General Security Deed.

Securities Act means the United States Securities Act of 1933 of the United States of America, as amended.

Security has the same meaning as in the General Security Deed.

Security Release Date has the same meaning as in the Master Security Trust Deed.

Security Trust in relation to the Series Trust has the same meaning as in the Master Security Trust Deed.

Series Supplement means the SMART ABS Series 2013-2US Trust Series Supplement dated on or about the date of this Deed between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Manager and the Issuer.

Series Trust means the SMART ABS Series 2013-2US Trust.

Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Similar Law has the meaning given to it in Clause 3.10(c)(i)(D).

Statute means any legislation now or hereafter in force of the Parliament of the Commonwealth of Australia or of any State or Territory thereof or of any legislative body of any other country or political subdivision thereof and any rule, regulation, ordinance, by-law, statutory, instrument, order or notice now or hereafter made under such legislation.

Substitute US$ Note Trustee means at any given time the entity then appointed as US$ Note Trustee under Clause 14.

Support Facility Provider means the person or persons providing any applicable Support Facility to the Issuer as trustee of the Series Trust.

The Depository Trust Company means The Depository Trust Company, a New York Corporation.

TIA means the Trust Indenture Act of 1939 of the United States of America, as amended.

Trust Creation Deed means the trust creation deed in relation to the Series Trust dated 23 April 2013 and executed by Perpetual Trustee Company Limited ABN 42 000 001 007.

Underwriters has the same meaning as in the Underwriting Agreement.

Underwriting Agreement means the US$ Underwriting Agreement relating to the Series Trust dated on or about 15 May 2013 made between the Issuer, MLPL, the Manager and the Underwriters.

US$ Note means a Class A-1 Note, a Class A-2a Note, a Class A-2b Note, a Class A-3a Note, a Class A-3b Note, a Class A-4a Note and a Class A-4b Note.

US$ Note Conditions means the terms and conditions applicable to the US$ Notes substantially in the form of Schedule 5.

US$ Note Owner means, as the context requires, a Class A-1 Note Owner, a Class A-2a Note Owner, a Class A-2b Note Owner, a Class A-3a Note Owner, a Class A-3b Note Owner, a Class A-4a Note Owner, a Class A-4b Note Owner or any or all of the foregoing.

US$ Note Register has the same meaning as in the Agency Agreement.

US$ Note Registrar has the same meaning as in the Agency Agreement.

US$ Note Trust means the trust established under Clause 2.2 of this Deed.

US$ Note Trust Fund means:

(a)

the US$ Note Trustee’s and the US$ Noteholders’ rights, remedies and powers, in relation to the US$ Notes, under this Deed, the Master Security Trust Deed, the General Security Deed and each other Transaction Document to which the US$ Note Trustee is expressed to be a party or which the US$ Note Trustee or the US$ Noteholders are bound by;

(b)	the US$ Note Trustee’s and the US$ Noteholders’ right, title and interest, in relation to the US$ Notes, as a beneficiary of the Security Trust; and

(c)	any other property and benefits which the US$ Note Trustee holds on trust for the US$ Noteholders under this Deed,

but in each case, excluding any rights, remedies, powers, title and interest of the US$ Note Trustee held in its personal capacity.

US$ Note Trustee means BNY or if BNY retires or is removed as US$ Note Trustee, any then Substitute US$ Note Trustee.

US$ Noteholder means each Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder and Class A-4 Noteholder and the expression US$ Noteholders will be construed accordingly.

1.2	Master Trust Deed, Master Sale and Servicing Deed and Series Supplement Definitions

Subject to Clause 1.7, unless otherwise defined in this Deed or unless otherwise indicated in this Deed, words and phrases defined (including by incorporation from, or by reference to, another document) in either or each of the Master Trust Deed, the Master Sale and Servicing Deed and the Series Supplement have the same meaning in this Deed. Where there is any inconsistency in a definition between this Deed (on the one hand) and the Master Trust Deed, the Master Sale and Servicing Deed or the Series Supplement (on the other hand), this Deed prevails. Where there is any inconsistency in a definition between the Master Trust Deed or the Master Sale and Servicing Deed (on one hand) and the Series Supplement (on the other hand), the Series Supplement prevails over the Master Trust Deed and the Master Sale and Servicing Deed in respect of this Deed. Where there is any inconsistency in a definition between the Master Trust Deed (on the one hand) and the Master Sale and Servicing Deed (on the other hand), the Master Sale and Servicing Deed prevails over the Master Trust Deed in respect of this Deed. Subject to Clause 1.7, where words or phrases used but not defined in this Deed are defined in the Master Trust Deed or the Master Sale and Servicing Deed in relation to a Series Trust (as defined in the Master Trust Deed) such words or phrases are to be construed in this Deed, where necessary, as being used only in relation to the Series Trust (as defined in this Deed).

1.3	Interpretation

In this Deed unless the contrary intention appears:

(a)	the expression person includes an individual, a corporation and a Governmental Agency;

(b)	the expression owing includes amounts that are owing whether such amounts are liquidated or not or are contingent or presently accrued due and includes all rights sounding in damages only;

(c)

the expression power in relation to a person includes all powers, authorities, rights, remedies, privileges and discretions conferred upon that person by the Transaction Documents, by any other deed, agreement, document, or instrument, by any Statute or otherwise by law;

(d)	a reference to any person includes that person’s executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

(e)

subject to Clause 1.7, a reference to this Deed, the Master Trust Deed or to any other deed, agreement, document or instrument includes respectively this Deed, the Master Trust Deed or such other deed, agreement, document or instrument as amended, novated, supplemented, varied or replaced from time to time;

(f)

a reference to any Statute, or to any section or provision of any Statute, includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws regulations and other statutory instruments issued thereunder;

(g)	a reference to a Related Body Corporate includes a corporation which is or becomes a Related Body Corporate during the currency of this Deed;

(h)	words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

(i)	headings are for convenience only and do not affect the interpretation of this Deed;

(j)	a reference to a Clause is a reference to a Clause of this Deed;

(k)	a reference to a Schedule is a reference to a Schedule to this Deed;

(l)	where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

(m)	all accounting terms used in this Deed have the same meaning ascribed to those terms under accounting principles and practices generally accepted in Australia from time to time;

(n)	a reference to a party is a reference to a party to this Deed;

(o)	a reference to time is to local time in Sydney;

(p)	the expressions includes and including are not words of limitation;

(q)

a reference to any thing is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

(r)	if an act prescribed under this Deed to be done by a party on or by a given day is done after 5.30 p.m. on that day, it is to be taken to be done on the following day;

(s)

where any day on which a payment is due to be made or a thing is due to be done under this Deed is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

(t)

a reference to wilful default in relation to the Issuer, the US$ Note Trustee or the Manager means, subject to Clause 1.3(u), any wilful failure to comply with, or wilful breach of any of their respective obligations under any Transaction Document, other than a failure to comply or breach which:

(i)	(A)	arises as a result of a breach of a Transaction Document by a person other than it or any other person referred to in Clause 1.3(u) in relation to it; and

(B)

the performance of the action (the non-performance of which gave rise to such breach) is a pre-condition to the Issuer, the US$ Note Trustee or the Manager (as the case may be) performing the said obligation;

(ii)	is in accordance with a lawful court order or direction or required by law; or

(iii)	is:

(A)	in accordance with any proper instruction or direction of the Voting Secured Creditors given at a meeting of Voting Secured Creditors convened pursuant to the Master Security Trust Deed;

(B)	in accordance with any proper instruction or direction of a Resolution (or an Extraordinary Resolution) of the US$ Noteholders, given in accordance with this Deed; or

(C)	in accordance with any proper instruction or direction of the Investors given at a meeting convened under the Master Trust Deed (as amended by the Series Supplement);

(u)

a reference to the fraud, negligence, wilful default or breach of trust of the Issuer, the US$ Note Trustee or the Manager means the fraud, negligence, wilful default or breach of trust of the Issuer, the US$ Note Trustee or the Manager (as the case may be) and of its officers or employees or any of its agents, delegates or any other person for whom the Issuer, the US$ Note Trustee or the Manager (as the case may be) is liable under the terms of any Transaction Document;

(v)

subject to the mandatory provisions of the TIA and Clause 21.2 and unless otherwise specified, each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) which have the day to day responsibility for the administration or management of that party’s (or a Related Body Corporate of that party’s) obligations in relation to the Series Trust, the US$ Note Trust or this Deed, having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of an Event of Default, Servicer Default, Perfection of Title Event, Trustee Default or Manager Default means notice, knowledge or awareness of the occurrence of the events or circumstances constituting an Event of Default, Servicer Default, Perfection of Title Event, Trustee Default or Manager Default, as the case may be; and

(w)	a reference to prospective liabilities includes the liabilities of the Issuer under the Transaction Documents.

1.4	Issuer’s capacity

In this Deed, unless expressly specified otherwise:

(a)	(References to Issuer): a reference to the Issuer is a reference to the Issuer in its capacity as trustee of the Series Trust only, and in no other capacity; and

(b)

(References to Assets of Issuer): a reference to the undertaking, assets, business or money of the Issuer is a reference to the undertaking, assets, business or money of the Issuer in the capacity referred to in paragraph (a).

1.5	Benefit of Covenants under this Deed

Unless the context indicates a contrary intention, the US$ Note Trustee holds the covenants, undertakings and other obligations and liabilities of MLPL, the Issuer and the Manager under this Deed on trust for the benefit of the US$ Noteholders on the terms and conditions of this Deed.

1.6	Obligations Several

The obligations of the parties under this Deed are several.

1.7	Incorporated Definitions and other Provisions

Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that

Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment is consented to by all parties to this Deed and:

(a)	(Not prejudicial): if the US$ Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the US$ Noteholders, is consented to by the US$ Note Trustee; or

(b)	(Prejudicial): otherwise, approved by an Extraordinary Resolution of the US$ Noteholders.

1.8	Interpretation of provisions incorporated from the TIA

Where a provision of the TIA is incorporated into this Deed in accordance with the TIA (as described in Clause 19.5) the following terms used in that provision have the following meanings in this Deed:

Commission has the meaning given to that term in Clause 1.1.

Default means an Event of Default.

Indenture Securities means the US$ Notes.

Indenture Security Holder means a US$ Noteholder.

Indenture to be qualified means this Deed.

Indenture Trustee or Institutional Trustee means the US$ Note Trustee.

Obligor upon the Indenture Securities means the Issuer.

Any other term, expression or provision which is used in this Deed in respect of a section or provision of the TIA and which is defined in the TIA, defined in the TIA by reference to another Statute or defined by or in any rule of or issued by the Commission, will have the meaning assigned to it by such definitions. Any term or expression that is used in both:

(a)	(TIA): a mandatory provision of the TIA; and

(b)	(This Deed): a clause of this Deed, that, on its face, appears to satisfy or reflect that mandatory provision of the TIA,

will be construed and interpreted as a Federal court of the United States of America would construe and interpret the term or expression.

2.	THE US$ NOTE TRUST

2.1	Appointment of US$ Note Trustee

The US$ Note Trustee is hereby appointed and agrees to act as trustee of the US$ Note Trust (with effect from the constitution of the US$ Note Trust) on the terms and conditions in this Deed.

2.2	Declaration of US$ Note Trust

The US$ Note Trustee declares that it holds the US$ Note Trust Fund on trust for itself in its personal capacity and those persons who are US$ Noteholders from time to time.

2.3	Duration of US$ Note Trust

The US$ Note Trust commences on the date of this Deed and terminates on the first to occur of:

(a)

(Redemption of US$ Notes): the date six months after the US$ Note Trustee has been satisfied that all moneys owing by the Issuer or the Manager in respect of or in relation to US$ Notes or this Deed have been duly paid;

(b)	(Security Release Date): the Security Release Date;

(c)	(80th anniversary): the 80th anniversary of the date of this Deed; and

(d)	(Closing Date): the Closing Date (if the Issuer does not issue US$ Notes on the Closing Date).

2.4	Benefit of US$ Note Trust

Each US$ Noteholder is entitled to the benefit of the US$ Note Trust on the terms and conditions contained in this Deed.

2.5	Interested persons bound

The provisions of this Deed, the US$ Notes (including the US$ Note Conditions), the Master Trust Deed, the Trust Creation Deed, the Series Supplement, the Master Security Trust Deed and the General Security Deed are binding upon every Interested Person.

2.6	Obligations in respect of US$ Note Trust

Notwithstanding any other provision of this Deed, the US$ Note Trustee will not have any obligations under this Deed or any other Transaction Documents in respect of the US$ Note Trust if the US$ Notes are not issued by the Issuer on the Closing Date. The Issuer will not issue the US$ Notes on the Closing Date unless opinions in relation to the validity and enforceability of the obligations of MLPL, Macquarie Bank Limited, the Manager, the Issuer and the Security Trustee under the Transaction Documents, reasonably satisfactory to the US$ Note Trustee, have been delivered to the US$ Note Trustee on or prior to the Closing Date and the Manager confirms to the Issuer that all of the other conditions precedent set out in the Transaction Documents have been satisfied.

3.	DENOMINATION, FORM AND ISSUE OF US$ NOTES

3.1	Aggregate amount and denomination

(a)

(Principal amount): Unless the Manager provides written notice to each of the Issuer and the US$ Note Trustee that the US$ Notes will be issued in aggregate principal amounts other than as set out in this Clause 3.1(a), the Class A-1 Notes will be issued in an aggregate principal amount of US$95,000,000, the Class A-2a Notes and the Class A-2b Notes, collectively, will be issued in an aggregate principal amount of US$125,000,000, the Class A-3a Notes and the Class A-3b Notes, collectively, will be issued in an aggregate principal amount of US$145,000,000 and the Class A-4a Notes and the Class A-4b Notes, collectively, will be issued in an aggregate principal amount of US$135,000,000.

(b)

(Denominations): The Class A-1 Book-Entry Notes, the Class A-2a Book-Entry Notes, the Class A-2b Book-Entry Notes, the Class A-3a Book Entry Notes, the Class A-3b Book-Entry Notes, the Class A-4a Book-Entry Notes and the Class A-4b Book Entry Notes will be issued in minimum denominations of US$1,000 and integral multiples of US$1,000 thereafter.

3.2	Description and form of US$ Notes

(a)

(Form of US$ Notes): Each US$ Note must be serially numbered and typewritten or printed (in the case of a Book-Entry Note) or typewritten, printed, lithographed or engraved or produced by any combination of these methods and with or without steel borders (in the case of Definitive Notes) and in the case of a Book-Entry Note, in the form or substantially in the form set out in:

(i)	Schedule 1 in respect of Class A-1 Book-Entry Notes;

(ii)	Schedule 2 in respect of Class A-2a Book-Entry Notes and Class A-2b Book-Entry Notes;

(iii)	Schedule 3 in respect of Class A-3a Book-Entry Notes and Class A-3b Book-Entry Notes; and

(iv)	Schedule 4 in respect of Class A-4a Book-Entry Notes and Class A-4b Book-Entry Notes.

(b)

(Signed on behalf of Issuer): Each US$ Note must be signed manually or in facsimile on behalf of the Issuer by an Authorised Officer or other duly appointed representative of the Issuer on behalf of the Issuer.

(c)	(Authentication of US$ Notes): Each US$ Note must be authenticated by or on behalf of the US$ Note Trustee. No US$ Note will be valid for any purpose unless and until so authenticated.

(d)	(Dating of US$ Notes): The US$ Notes must be dated the date of their authentication.

3.3	Initial issue as Book-Entry Notes

(a)

(Issue as Book-Entry Notes): The US$ Notes will upon issue be represented by one or more Book-Entry Notes for each Sub-Class of the US$ Notes and will be initially registered in accordance with Clause 4 in the name of Cede & Co, as nominee of The Depository Trust Company as the initial Depository in respect of the US$ Notes.

(b)	(Delivery of Book-Entry Notes): The Issuer must on the date of this Deed deliver or procure the delivery of the Book-Entry Notes to the Principal Paying Agent as custodian for the relevant Depository.

(c)

(Exchange etc): Subject to this Deed, the procedures relating to the exchange, authentication, delivery, surrender, cancellation, presentation, marking up or down of any Book-Entry Note and any other matters to be carried out by the relevant parties upon exchange of any Book-Entry Note will be made in accordance with the US$ Note Terms and Conditions, the provisions of the Book-Entry Notes and the normal practice of the relevant Depository’s nominee, the US$ Note Registrar and the rules and procedures of the relevant Depository from time to time.

(d)

(Rights attaching to Book-Entry Notes): A Book-Entry Note executed and authenticated in accordance with Clause 3.2 will constitute binding and valid obligations of the Issuer. Until a Book-Entry Note has been exchanged pursuant to this Deed, it will in all respects be entitled to the same benefits as a Definitive Note (of the same Sub-Class) except as specifically provided to the contrary in this Deed or the provisions of the Book-Entry Note (of the same Sub-Class).

(e)	(Dealings with Depository): The following provisions apply in relation to Book-Entry Notes:

(i)

the Issuer, the Manager, each Agent and the US$ Note Trustee will be entitled to deal with the relevant Depository for all purposes whatsoever (including the payment of principal of and interest on the US$ Notes and the giving of instructions or directions under this Deed) as the absolute holder of the Book-Entry Notes and none of the Issuer, the Manager, any Agent or the US$ Note Trustee will be affected by notice to the contrary;

(ii)

whenever a notice or other communication to the US$ Noteholders in relation to Book-Entry Notes is required under this Deed (other than in accordance with Clause 3.5(a)) or any other Transaction Document all such notices and communications must be given to the relevant Depository and are not required to be given to the US$ Note Owners;

(iii)

the rights of US$ Note Owners in relation to Book-Entry Notes may be exercised only through the relevant Depository and are limited to those established by law and agreements between such US$ Note Owners and the relevant Depository and/or the Clearing Agency Participants; and

(iv)

the Issuer, the Manager, each Agent and the US$ Note Trustee may conclusively rely upon any statement from the relevant Depository or any Clearing Agency Participant as to the votes, instructions or directions it has received from US$ Note Owners and/or Clearing Agency Participants.

To the extent that the provisions of this Clause 3.3 conflict with any other provisions of this Deed, the provisions of this Clause 3.3 prevail.

3.4	Issue of Book-Entry Notes and Definitive Notes

The Book-Entry Notes and the Definitive Notes will be issued, exchanged and delivered in accordance with the Agency Agreement and the provisions of the relevant Book-Entry Notes and the Definitive Notes, respectively.

3.5	Replacement of Book-Entry Notes with Definitive Notes

(a)	(Events leading to exchange): If:

(i)

The Depository Trust Company or any replacement clearing agency advises the Issuer or the US$ Note Trustee in writing that The Depository Trust Company or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as Depository for the US$ Notes, which advice must be promptly forwarded by the Issuer or the US$ Note Trustee (as the case may be) to the Manager, and following receipt of a copy of that advice by the Manager, the Manager is not able to locate a qualified successor; or

(ii)

an Event of Default under the Master Security Trust Deed and the General Security Deed has occurred and is subsisting and the US$ Note Owners with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all US$

Notes advises the Issuer, through The Depository Trust Company or any replacement clearing agency, in writing that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the US$ Notes, then the Issuer, on the direction of the Manager, must within 30 days of the date of occurrence of either such event instruct The Depository Trust Company or any replacement clearing agency to notify all of the appropriate US$ Note Owners of the occurrence of such event and of the availability of Definitive Notes to such US$ Note Owners. Upon the surrender of the Book-Entry Notes to the Issuer by The Depository Trust Company or any replacement clearing agency, and the delivery by The Depository Trust Company or any replacement clearing agency of the relevant registration instructions to the Issuer, the Issuer (with the assistance of the Manager) shall issue and execute and procure the US$ Note Trustee to authenticate and deliver the Definitive Notes in accordance with the instructions of The Depository Trust Company or any replacement clearing agency.

(b)	(No other entitlement): No US$ Noteholder will be entitled to receive a Definitive Note representing such interest in a US$ Note, except as provided in this Clause 3.5.

(c)

(No liability): Neither the US$ Note Trustee, the US$ Note Registrar nor the Issuer shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

3.6	Indemnity for non-issue of Definitive Notes

If the Issuer is required to issue Definitive Notes following an event specified in Clause 3.5 but fails to do so within 30 days of delivery to the Issuer of the Book-Entry Notes in accordance with Clause 3.5, then the Issuer must, subject to Clause 22, indemnify the US$ Note Owners, and keep them indemnified, against any loss or damage incurred by any of them if the amount received by them is less than the amount that would have been received had Definitive Notes been issued. If the Issuer breaches its obligations under Clause 3.5, it is acknowledged and agreed that damages alone will not be an adequate remedy for such a breach and that, in addition to any other rights they may have, the US$ Note Owners are entitled to sue the Issuer for specific performance, injunctive relief or other equitable relief to enforce the Issuer’s obligations under Clause 3.5.

3.7	Transfer and exchange of Book-Entry Notes

The transfer and exchange of Book-Entry Notes or beneficial interests in Book-Entry Notes shall be effected through the relevant Depository, as provided in Clause 3.3, and the procedures of the relevant Depository for such transfer and exchange.

3.8	Transfer and exchange from Definitive Notes to other Definitive Notes

When Definitive Notes are presented by a US$ Noteholder to the US$ Note Registrar with a request to register the transfer or exchange of Definitive Notes in the form of other Definitive Notes, the US$ Note Registrar must not register the transfer or the exchange unless such request is accompanied by any additional documents required pursuant to clause 5.3 of the Agency Agreement in relation to such a transfer or exchange.

3.9	Restrictions on transfer and exchange of Book-Entry Notes

Notwithstanding any other provision of this Deed, a Book-Entry Note may not be transferred as a whole except by the relevant Depository to a nominee of the relevant Depository or by a nominee of the relevant Depository to the relevant Depository or another nominee of the relevant Depository or by the relevant Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

3.10	Deemed representation by acquisition

Each purchaser of a US$ Note, by its acceptance thereof, will be deemed to have acknowledged, represented to, warranted and agreed with the Issuer, the Manager, MLPL, the Security Trustee, the US$ Note Trustee and the Underwriters as follows:

(a)	(Not a retail client): the purchaser is not a “retail client” within the meaning of section 761G of the Corporations Act, who received its offer in any state or territory of Australia;

(b)	(Not an associate): the purchaser is not an “associate” (as defined in Section 128F of the Income Tax Assessment Act of 1936 of Australia) of the Issuer, MLPL or Macquarie Bank Limited;

(c)	(Employee Benefit Plans): either:

(i)	the purchaser is not acquiring such US$ Notes (or an interest therein) with the plan assets of:

(A)	an “employee benefit plan” as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(B)	a “plan” as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code;

(C)

an entity deemed to hold “plan assets” of the foregoing under 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA (each such entity, and each plan described in (1) or (2), a “Benefit Plan Investor”); or

(D)	a non–U.S., governmental or church plan that is subject to any non-U.S. or U.S. federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”); or

(ii)

the acquisition and holding of such US$ Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (due to the applicability of a statutory or administrative exemption from the prohibited transaction rules) or a violation of any Similar Law; provided, further, that if, at the time of acquisition of the US$ Notes, the ratings on the US$ Notes are below investment grade or have been characterized as other than indebtedness for applicable local law purposes, the purchaser or transferee shall be deemed to represent and warrant that it is not a Benefit Plan Investor; and

(d)

(Legends): each Book-Entry Note will bear legends in substantially the forms set out in Clauses 3.11(a)(i) and 3.11(a)(ii) and each Definitive Note will bear a legend in substantially the form set out in Clause 3.11(a)(i).

3.11	Legending of Notes

(a)	(Legends for US$ Notes):

(i)	Each Definitive Note and each Book-Entry Note must bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(A)

SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA; A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF THE FOREGOING UNDER 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH SUCH PLAN OR ENTITY, A “BENEFIT PLAN INVESTOR”); OR A NON-U.S. GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL STATE OR LOCAL LAW THAT IS SIMILAR TO SECTION 406 OF THE ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES) OR A VIOLATION OF ANY SIMILAR LAW; PROVIDED, FURTHER, THAT IF, AT THE TIME OF ACQUISITION OF THIS NOTE, THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES, THE PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR; AND

(B)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND”;

(ii)	each Book-Entry Note must bear a legend in substantially the following form:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO

ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”.

(b)

(Initial sale): The Underwriters will not be required to deliver, and neither the Issuer nor the US$ Note Trustee shall demand, any of the certifications described in this Clause 3.11 in connection with the initial issuance of the US$ Notes and the delivery of those US$ Notes by the Issuer on the Closing Date.

3.12	Purchase and resale restrictions

Each purchaser of US$ Notes, by its acceptance thereof, will be deemed to have agreed with each of the Issuer, the Manager, MLPL, the Security Trustee, the US$ Note Trustee and the Underwriters that any transfer of the US$ Notes in violation of Clause 3.10(a), 3.10(b) or 3.10(c) is prohibited and will be void.

No purchaser of a US$ Note may offer to resell or resell that US$ Note unless the offer or sale (i) is made to a person who is not a “retail client” within the meaning of section 761G of the Corporations Act, receiving its offer in any state or territory of Australia and (ii) complies with any applicable laws in all jurisdictions in which the offer or sale is made.

4.	NOTE REGISTERS

4.1	Maintenance of Note Register

The Issuer must appoint the US$ Note Registrar to maintain the US$ Note Register and to transfer, exchange, replace, redeem and cancel the US$ Notes, all in accordance with the provisions of the US$ Notes (including the US$ Note Conditions) and the Agency Agreement.

4.2	Preservation of Noteholder information

(a)

(Provision of information): The Manager (on behalf of the Issuer) must provide or procure the provision to the US$ Note Trustee (if the US$ Note Trustee is not the US$ Note Registrar) at intervals of not more than six months (commencing as from the Closing Date), and at such other times as the US$ Note Trustee may request in writing, all information in the possession or control of the US$ Note Registrar as to the names and addresses of the US$ Noteholders, provided that the Manager (on behalf of the Issuer) will not have any obligations pursuant to this Clause 4.2(a) while the US$ Notes are all Book-Entry Notes.

(b)

(Preservation): The US$ Note Trustee must preserve, in as current a form as is reasonably practicable, the names and addresses of the US$ Noteholders provided to it pursuant to Clause 4.2(a) or otherwise received by it in any capacity and must comply with its obligations pursuant to section 312(b) of the TIA.

(c)

(Protection): The Manager, the Issuer, the US$ Note Trustee and the Note Registrar will have the protection of section 312(c) of the TIA in relation to the disclosure of information in accordance with this Clause 4.2.

4.3	Note Register conclusive

A US$ Note is not a certificate of title and the US$ Note Register is the only conclusive evidence of title to US$ Notes.

4.4	Consent or voting by Book-Entry Note beneficiary

Notwithstanding the foregoing or any other provision of any other Transaction Document, each US$ Note Owner will only be permitted to exercise consent or voting rights with respect to the US$ Notes to the extent such US$ Note Owner has completed the appropriate proxy forms directing the direct or indirect Clearing Agency Participants through whom it holds its beneficial interests in the US$ Notes. For the avoidance of doubt, neither the Clearing Agency nor the Depository will consent or vote with respect to the US$ Notes unless authorised by a direct Clearing Agency Participant in accordance with the procedures of the Clearing Agency. Under its usual procedures, the Clearing Agency mails an omnibus proxy to the US$ Note Trustee as soon as possible after the relevant record date, which assigns the consent or voting rights of the Depository to those Clearing Agency Participants to whose accounts the US$ Notes are credited on the record date, identified in a listing attached to the proxy.

5.	REPRESENTATIONS AND WARRANTIES

5.1	By the Issuer

The Issuer represents and warrants to the US$ Note Trustee that:

(a)	(Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)	(Constitution): its execution, delivery and performance of any Transaction Document to which it is a party does not violate its constitution;

(c)

(Corporate power): it has the power and has taken all corporate and other action required to enter into each Transaction Document to which it is a party and to authorise the execution and delivery of each such Transaction Document and the performance of its obligations under each such Transaction Document;

(d)

(Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party, have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)

(Legally binding obligation): its obligations under each Transaction Document to which it is a party are valid, legally binding and enforceable obligations in accordance with their terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(f)

(Execution, delivery and performance): its execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(g)

(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been obtained and are valid and subsisting;

(h)	(Series Trust validly created): the Series Trust has been validly created and is in existence at the date of this Deed;

(i)	(Sole trustee): it has been validly appointed as trustee of the Series Trust and is presently the sole trustee of the Series Trust;

(j)	(Master Trust Deed and the Trust Creation Deed): the Series Trust is solely constituted by the Master Trust Deed and the Trust Creation Deed;

(k)	(No proceedings to remove): it has received no notice and to its knowledge no resolution has been passed or direction or notice has been given, removing it as trustee of the Series Trust;

(l)	(No breach): it is not in breach of any material provision of the Master Trust Deed, the Series Supplement or any other Transaction Document; and

(m)

(Legal proceedings): there are no legal proceedings pending (or to its knowledge or awareness (as described in Clause 1.3(v)), contemplated by governmental authorities) against it (in its personal capacity rather than as trustee of the Series Trust), or of which any of its property is the subject, that are material to US$ Noteholders.

5.2	By the Manager

The Manager represents and warrants to the US$ Note Trustee that:

(a)	(Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)	(Constitution): its execution, delivery and performance of each Transaction Document to which it is a party does not violate its constitution;

(c)

(Corporate power): it has the power and has taken all corporate and other action required to enter into each Transaction Document to which it is a party and to authorise the execution and delivery of each such Transaction Document and the performance of its obligations under each such Transaction Document;

(d)

(Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission, the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party, have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)

(Legally binding obligation): its obligations under each Transaction Document to which it is a party are valid, legally binding and enforceable obligations in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(f)

(Execution, delivery and performance): its execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(g)

(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the Manager in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been obtained and are valid and subsisting;

(h)

(Investment company): the Series Trust is not, and after giving effect to the issuance and sale of the US$ Notes and application of the proceeds of such issuance in accordance with the Transaction Documents, the Series Trust will not become, an “investment company” as that term is defined in the Investment Company Act of 1940 (as amended) of the United States of America;

(i)

(Legal proceedings): there are no legal proceedings pending (or to its knowledge or awareness (as described in Clause 1.3(v)), contemplated by governmental authorities) against it, or of which any of its property is the subject, that are material to US$ Noteholders; and

(j)	(Compliance with TIA): this Deed has been duly qualified under the TIA.

5.3	By MLPL

MLPL represents and warrants to the US$ Note Trustee that:

(a)	(Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)	(Constitution): its execution, delivery and performance of each Transaction Document to which it is a party does not violate its constitution;

(c)

(Corporate power): it has the power and has taken all corporate and other action required to enter into each Transaction Document to which it is a party and to authorise the execution and delivery of each such Transaction Document and the performance of its obligations under each such Transaction Document;

(d)

(Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission, the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party, have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)

(Legally binding obligation): its obligations under each Transaction Document to which it is a party are valid, legally binding and enforceable obligations in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(f)

(Execution, delivery and performance): its execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(g)	(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution,

delivery and performance of each Transaction Document to which it is a party have been obtained and are valid and subsisting; and

(h)

(Legal proceedings): there are no legal proceedings pending (or to its knowledge or awareness (as described in Clause 1.3(v)), contemplated by governmental authorities) against it, or of which any of its property is the subject, that are material to US$ Noteholders.

5.4	By the US$ Note Trustee

The US$ Note Trustee represents and warrants to the Issuer, the Manager and MLPL that:

(a)	(Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)	(Constitution): its execution, delivery and performance of each Transaction Document to which it is a party does not violate its constitution;

(c)

(Corporate power): it has the power and has taken all corporate and other action required to enter into each Transaction Document to which it is a party and to authorise the execution and delivery of each such Transaction Document and the performance of its obligations under each such Transaction Document;

(d)

(Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission, the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)

(Legally binding obligation): its obligations under this Deed are valid, legally binding and enforceable obligations in accordance with the terms of this Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally;

(f)

(Execution, delivery and performance): its execution, delivery and performance of each Transaction Document to which it is a party does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(g)

(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the US$ Note Trustee in connection with the execution, delivery and performance of this Deed have been obtained and are valid and subsisting;

(h)	(Minimum capitalisation): it satisfies the requirement set out in Clause 9.9;

(i)	(Eligible Trust Corporation): it is an Eligible Trust Corporation; and

(j)

(Legal proceedings): there are no actions, suits or proceedings pending, or to the best of the knowledge of an Authorised Officer of the US$ Note Trustee, threatened against the US$ Note Trustee before any court or any governmental authority which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as US$ Note Trustee, as the case may be, to perform its obligations under this Deed.

6.	COVENANTS BY ISSUER, MANAGER AND MLPL

6.1	Covenant to Pay

(a)

(Covenant to Pay): Subject to and in accordance with the provisions of this Deed, the Series Supplement, each applicable Currency Swap and the US$ Notes (including Clause 6.1(b) and Clause 22 of this Deed and Condition 12 of the US$ Note Conditions), the Issuer covenants in favour of the US$ Note Trustee for the benefit of the US$ Noteholders that it will duly and punctually repay the principal of and pay interest and all other amounts owing in relation to the US$ Notes to, or to the order of, the US$ Note Trustee in immediately available funds in US$ as and when the same fall due for repayment or payment.

(b)	(Satisfaction of Covenant): Subject to clause 6.1(b) of the Agency Agreement, the US$ Note Trustee acknowledges and agrees that:

(i)

the Issuer may direct certain third parties, including the Currency Swap Provider and/or a Paying Agent, to make payments, which it is obliged to make under Clause 6.1(a), to or at the order of the US$ Note Trustee (the Directed Payments); and

(ii)

to the extent of any Directed Payments actually received by the US$ Note Trustee or such other person to whom the US$ Note Trustee may direct that payment be made, the Issuer’s payment obligation under Clause 6.1(a) will be satisfied.

6.2	Covenant of Compliance

(a)

(US$ Notes): The Issuer and the Manager each severally covenants in favour of the US$ Note Trustee that it will comply with all of its obligations under the US$ Notes (as if the provisions of the US$ Notes, including the US$ Note Conditions, were set out in full in this Deed).

(b)	(Transaction Documents): The Issuer, the Manager and MLPL each severally covenants in favour of the US$ Note Trustee that it will:

(i)	comply with, perform and observe all of its material obligations under all the other Transaction Documents to which it is a party (in any capacity); and

(ii)

in the case of the Manager only, use reasonable endeavours, within the scope of its powers under the Transaction Documents, to procure that each other party to a Transaction Document (other than the US$ Note Trustee) to which it is a party complies with its material obligations under that Transaction Document.

6.3	Other Covenants

The Issuer and the Manager each severally covenants in favour of the US$ Note Trustee that so long as any US$ Notes remain outstanding, and unless the US$ Note Trustee agrees otherwise in accordance with this Deed, it will:

(a)

(Assistance to US$ Note Trustee): subject to any confidentiality laws, privacy laws or general law obligations owed by the Issuer or the Manager to any person, provide to the US$ Note Trustee, as the US$ Note Trustee may reasonably require to enable the US$ Note Trustee to perform its duties and functions under this Deed and the other Transaction

Documents, such information, copies of any accounting records and other documents, statements and reports required to be maintained by, or that are otherwise in the possession of, the Issuer or the Manager, as the case may be, or which it is entitled to obtain from any person and execute such documents and do such things, which the Issuer or the Manager has the power to do under the Transaction Documents, as may be necessary, in the reasonable opinion of the US$ Note Trustee, to give effect to this Deed or any other Transaction Documents to which the US$ Note Trustee is a party or of which it has the benefit;

(b)

(Notify Events of Default etc.): promptly notify the US$ Note Trustee upon becoming aware of the occurrence of an Event of Default, Servicer Default, Perfection of Title Event, Trustee Default or Manager Default and provide the US$ Note Trustee with details of such occurrence;

(c)

(Certificate as to compliance): provide to the US$ Note Trustee, within 120 days after the end of each fiscal year of the Series Trust and within 14 days of any written request from the US$ Note Trustee:

(i)

in accordance with section 314(a)(4) of the TIA, and, in the case of the Issuer, at the direction of the Manager, a brief certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the activities of the Issuer or the Manager in respect of the Series Trust during that year and of the Issuer’s or the Manager’s, as the case may be, compliance with all conditions, covenants and other provisions under this Deed (including under Clause 6.2(b) and determined without regard to any period of grace or requirement of notice under this Deed or any other Transaction Document) and giving reasonable details about any non-compliance; and

(ii)

in the case of the Manager only, a certificate (which may be part of the certificate referred to in Clause 6.3(c)(i)) from an Authorised Officer of the Manager, stating whether to the best of his or her knowledge of the activities of the Manager in the period since the date of execution of this Deed (in the case of the first such certificate) or since the provision of the most recent certificate under this Clause 6.3(c) (in the case of any other such certificate), an Event of Default, Perfection of Title Event, Servicer Default, Manager Default, Trustee Default or any other event required to be notified to the US$ Note Trustee under this Deed has occurred and, if any such event has occurred, giving reasonable details of that event;

(d)

(Copy notices): in the case of the Issuer only, provide, or procure that there is provided, to the US$ Note Trustee a copy of each notice given to US$ Noteholders by the Issuer (at the same time as such notice is given);

(e)

(Access to records): allow the US$ Note Trustee, and any person appointed by the US$ Note Trustee to whom it has no reasonable objection, access at all times during normal business hours, upon reasonable notice, to the accounting records of the Series Trust held by it or in its control;

(f)	(Opinion as to filing): in the case of the Manager (on behalf of the Issuer) only, procure that there is provided to the US$ Note Trustee in accordance with section 314(b) of the TIA:

(i)

on the Closing Date, Counsel’s Opinion either stating that such action has been taken with respect to the execution, recording and filing of the Master Security Trust Deed and the General Security Deed and the Security intended to be created thereunder so as to make the Security effective, and reciting the details of such action, or stating that no such action is necessary to make such Security effective; and

(ii)

within 120 days after the end of each fiscal year of the Series Trust, Counsel’s Opinion either stating that such action has been taken with respect to the recording, filing, re-recording and re-filing of the Master Security Trust Deed and the General Security Deed and the Security created thereunder as is necessary to maintain the Security and reciting the details of such action or stating that no such action is necessary to maintain such Security;

(g)

(Change of Manager): in the case of the Issuer only, promptly notify the US$ Note Trustee of any retirement or replacement of the Manager pursuant to clause 20 of the Master Trust Deed and of the appointment of a Substitute Manager;

(h)

(Transaction Documents): in the case of the Manager only, provide to the US$ Note Trustee, on or prior to the Closing Date on which the US$ Notes are to be issued, one copy of each Transaction Document as at that Closing Date and provide to the US$ Note Trustee a copy of any Transaction Document executed after that Closing Date or a copy of any amendments to any Transaction Document promptly after its execution;

(i)

(Paying Agents trust): ensure that each Paying Agent agrees, as a term of its appointment, to hold in trust for the benefit of the US$ Noteholders or the US$ Note Trustee all sums held by such Paying Agent for the payment of the principal of or interest on the US$ Notes and to promptly give to the US$ Note Trustee notice of any default by the Issuer (without regard to any grace period) in the making of any such payment;

(j)

(Maintenance of Office or Agency): in relation to the Manager only, maintain in the Borough of Manhattan, The City of New York, an office or agency where US$ Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the US$ Notes and this Deed may be served and the Principal Paying Agent acting through its office at 101 Barclay Street, Floor 4 East, New York, New York 10286 is initially appointed for this purpose.

6.4	Amendment to, and termination of, a Currency Swap

(a)	(Amendment): Subject to Clause 6.4(b), the Issuer and the Manager agree not to amend any Currency Swap without the prior written consent of the US$ Note Trustee.

(b)

(Rating Agencies): No consent is required from the US$ Note Trustee or the US$ Noteholders where the Manager certifies to the US$ Note Trustee in writing that amendments to any Currency Swap are required by a Rating Agency to maintain the initial ratings on the US$ Notes.

(c)

(Termination): The Issuer must not (and the Manager must not direct it to) designate an Early Termination Date (as defined in the Currency Swap Agreement) without the prior written consent of the US$ Note Trustee. The US$ Note Trustee may either grant such a consent in its discretion or await an Extraordinary Resolution from the US$ Noteholders directing the US$ Note Trustee to grant such a consent.

6.5	Covenants between Issuer, MLPL and the Manager

(a)

(Obligation of MLPL): Without limiting any other obligations of MLPL pursuant to any Transaction Document, MLPL covenants in favour of the Issuer to prepare and submit to the Issuer all documents required to be filed with or submitted to the Commission by the Issuer in relation to the US$ Notes, the Series Trust or this Deed at least, where possible, 10 Business Days before such filing or submission is required and to take such other actions as may reasonably be taken by MLPL to perform or ensure the performance by the Issuer of its obligations under the Exchange Act in relation to the US$ Notes, the Series Trust or this Deed. No breach by the Issuer of any obligation under the Exchange Act or this Deed will be considered to be fraudulent, negligent or wilful default for the purposes of Clause 22.3 to the extent that it results from a breach by MLPL of this Clause 6.5(a).

(b)

(Obligation of the Manager): Without limiting any other obligations of the Manager pursuant to any Transaction Document, the Manager covenants in favour of the Issuer to take such actions as may reasonably be taken by the Manager to perform or ensure the performance by the Issuer of its obligations under the TIA in relation to the US$ Notes, the Series Trust or this Deed. No breach by the Issuer of any obligation under the TIA or this Deed will be considered to be fraudulent, negligent or wilful default for the purposes of Clause 22.3 to the extent that it results from a breach by the Manager of this Clause 6.5(b).

(c)

(Obligation of Issuer): Subject to compliance by MLPL with Clause 6.5(a), the Issuer covenants in favour of MLPL to sign all documents and do all things reasonably requested by MLPL in relation to the compliance by the Issuer or MLPL with its obligations under the Exchange Act in relation to the US$ Notes, the Series Trust or this Deed. Subject to compliance by the Manager with Clause 6.5(b), the Issuer covenants in favour of the Manager to sign all documents and do all things reasonably requested by the Manager in relation to the compliance by the Issuer or the Manager with its obligations under the TIA in relation to the US$ Notes, the Series Trust or this Deed.

7.	ENFORCEMENT

7.1	Notice Following an Event of Default

If an Event of Default has occurred and the US$ Note Trustee has received notice of the occurrence from the Manager, the Security Trustee or the Issuer in accordance with clause 8.1 of the Master Security Trust Deed or Clause 6.3(b) of this Deed or otherwise becomes aware of the occurrence of an Event of Default pursuant to Condition 9.5 of the US$ Note Conditions, the US$ Note Trustee must:

(a)

(Notify US$ Noteholders): notify the US$ Noteholders (with a copy to the Issuer and the Manager) and such other persons as are specified in Section 313(c) of the TIA of the Event of Default within ten days of receiving such notice or otherwise becoming aware of such occurrence, or such shorter period as may be required by the rules of any stock exchange on which the US$ Notes are listed and as notified to the US$ Note Trustee in writing by the Manager provided that except in the case of a default in payment of principal or interest on any US$ Note, the US$ Note Trustee may withhold such notice from the US$ Noteholders if and so long as the board of directors, the executive committee or a trust committee of its directors and/or Authorised Officers in good faith determine that withholding the notice is in the interest of the US$ Noteholders;

(b)

(Determine Whether to Seek Directions): if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed and the General Security Deed, convene a meeting of all the US$ Noteholders to seek directions from the US$ Noteholders as to how to vote at that meeting; and

(c)

(Vote at Meeting of Secured Creditors): subject to Clause 7.2, vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed and the General Security Deed in accordance with Clause 9.7.

7.2	Restrictions on Enforcement

(a)

(US$ Notes Outstanding): If any of the US$ Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on those US$ Notes, the US$ Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Secured Property unless:

(i)	the US$ Note Trustee is so directed by an Extraordinary Resolution of the US$ Noteholders (as a single Class); or

(ii)

if the US$ Noteholders fail to provide direction to the US$ Note Trustee as to how to vote under the Master Security Trust Deed or to otherwise direct the Security Trustee and the US$ Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the US$ Note Trustee in good faith and with due care, that:

(A)

a sufficient amount would be realised to discharge in full all amounts owing to the relevant US$ Noteholders and any other amounts owing by the Issuer to any other person ranking in priority to or equally with the US$ Notes; or

(B)

the cash flow receivable by the Issuer (or the Security Trustee under the Master Security Trust Deed and the General Security Deed) if the Secured Property is not disposed of will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in Clause 7.2(a)(ii)(A).

(b)

(Liability for Enforcement): Each of the parties to this Deed acknowledges and agrees that the US$ Note Trustee does not owe any duty of care to any person in relation to the Secured Property. Subject to Clauses 8.3, 9.2, 9.3 and 9.4 and the mandatory provisions of the TIA, the US$ Note Trustee will not be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Master Security Trust Deed and the General Security Deed, of any Secured Property. Without limiting the foregoing, the US$ Note Trustee will not be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with Clause 7.2(a)(ii) or a direction by an Extraordinary Resolution of the US$ Noteholders (as a single Class) in accordance with Clause 7.2(a)(i).

7.3	US$ Note Trustee may Enforce and Perform under Hedge Agreements

The US$ Note Trustee has the power, subject to clause 9.4 of the Master Security Trust Deed:

(a)

(Enforce Following Default): in the event of a default in repayment of the principal or payment of interest by the Issuer in respect of any US$ Note when and as the same shall become due and payable, which default has continued for a period of ten days, to recover judgment, in its own name and as trustee of the US$ Note Trust, against the Issuer upon the US$ Notes for the whole amount of such principal and interest remaining unpaid and amounts payable to the US$ Note Trustee;

(b)	(File Proofs): to file such proofs of claim and other payments or documents as may be necessary or advisable in order to have the claims of the US$ Note Trustee and the US$

Noteholders allowed in any judicial proceedings in relation to the Issuer upon the US$ Notes, the Creditors in relation to the Series Trust or the Assets of the Series Trust;

(c)	(Collect Moneys): to collect and receive any moneys or other property payable or deliverable on any of those claims and to distribute those moneys in accordance with this Deed;

(d)	(Hedge Agreements): to exercise and carry out its rights or duties (if any) under the Hedge Agreements; and

(e)

(Enforce Rights): if an Event of Default occurs and is subsisting, to proceed to protect and enforce its rights and the rights of the US$ Noteholders by such appropriate judicial proceedings as the US$ Note Trustee deems most effectual to protect and enforce any such rights, whether for the performance of any provision of this Deed or in aid of the exercise of any power under this Deed or to enforce any other proper remedy.

7.4	US$ Note Trustee alone may Enforce

Subject to the Master Security Trust Deed, the General Security Deed and the mandatory provisions of the TIA, only the US$ Note Trustee may enforce, or direct the Security Trustee to enforce, the obligations of the Issuer or the Manager to the US$ Noteholders under the US$ Notes, this Deed or any other Transaction Document, unless the US$ Note Trustee has become bound to take steps or to proceed under this Deed and fails to do so within a reasonable time and such failure is continuing. No US$ Noteholder is entitled to proceed directly against the Issuer, the Manager or MLPL in respect of the US$ Notes, this Deed or any other Transaction Document. If the US$ Note Trustee takes any action to enforce any of the provisions of the US$ Notes, proof that the Issuer has not paid any principal or interest due in respect of any US$ Note will (unless the contrary is proved) be sufficient evidence that the Issuer has not paid that principal or interest on all other US$ Notes in respect of which the relevant payment is then due.

8.	US$ NOTE TRUSTEE’S POWERS, PROTECTIONS ETC.

8.1	US$ Note Trustee’s Additional Powers, Protections, etc.

By way of supplement to any Statute regulating the US$ Note Trust and in addition to the powers, rights and protections which may from time to time be vested in or available to the US$ Note Trustee by the general law it is expressly declared, notwithstanding anything to the contrary in this Deed (subject only to Clauses 8.3(c), 9.3 and 9.4 and the mandatory provisions of the TIA) or any other Transaction Documents as follows.

(a)

(Liability to account): The US$ Note Trustee is under no obligation to any Interested Person to pay to or account for any moneys other than those received by the US$ Note Trustee from the Issuer or received or recovered by the US$ Note Trustee under this Deed or any other Transaction Document, subject always to such deductions and withholdings by the US$ Note Trustee as are authorised by this Deed or any other Transaction Documents. The obligations of the US$ Note Trustee to any Interested Person or any other person under or in connection with this Deed or any other Transaction Documents can only be enforced against the US$ Note Trustee to the extent to which they can be satisfied out of such moneys in accordance with this Deed or any other Transaction Documents.

(b)

(US$ Notes): The US$ Note Trustee is not responsible for the receipt or application of the proceeds of issue of any of the US$ Notes or (except when acting as US$ Note Registrar to the extent specifically provided in this Deed or the Agency Agreement) for the exchange, transfer or cancellation of any US$ Note.

(c)

(Act on professional advice): Subject to Clause 9.2(b), the US$ Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the US$ Note Trustee, or by a person other than the US$ Note Trustee, where that opinion, advice or information is addressed to the US$ Note Trustee or by its terms is expressed to be capable of being relied upon by the US$ Note Trustee. Subject to Clause 9.2(b), the US$ Note Trustee will not be responsible to any person for any loss occasioned by so acting or refraining from acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex, email or facsimile transmission and the US$ Note Trustee will not be liable to any person for acting on any such opinion, advice or information conforming with any applicable requirements of this Deed and the TIA even though it contains some error which is not a manifest error or is not authentic.

(d)

(No enquiry): Unless specifically required under this Deed, the US$ Note Trustee is not bound to give notice to any person of the execution of this Deed or to take any steps to ascertain whether there has occurred any Event of Default, Perfection of Title Event, Servicer Default, Manager Default or Trustee Default or event which, with the giving of notice or the lapse of time, would constitute a Perfection of Title Event, Servicer Default, Manager Default or Trustee Default or to keep itself informed about the circumstances of the Issuer or the Manager and, until it has actual knowledge or actual notice to the contrary, the US$ Note Trustee may assume that no Event of Default, Perfection of Title Event, Servicer Default, Manager Default or Trustee Default has occurred and that the Issuer, the Manager and each other party to the Transaction Documents (other than the US$ Note Trustee) are observing and performing all the obligations on their part contained in the Transaction Documents and need not inquire whether that is, in fact, the case (but nothing in this Clause 8.1(d) is to be construed as limiting the US$ Note Trustee’s right to make such inquiries, in its absolute discretion, and to exercise its powers under this Deed so to do).

(e)

(Acts pursuant to directions): The US$ Note Trustee will not be responsible for having acted in good faith upon a direction given or purporting to have been given by a Resolution or Extraordinary Resolution of the US$ Noteholders, even though it may subsequently be found that for any reason such direction was not valid or binding upon the US$ Note Trustee. However, for the purposes of determining whether the US$ Noteholders have given a direction by way of a Resolution or Extraordinary Resolution which the US$ Note Trustee may rely upon, US$ Notes with respect to which the US$ Note Trustee has received actual written notice that such US$ Notes are owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, shall be disregarded. Nothing in this Deed or any other Transaction Documents shall prohibit, or be construed to prohibit, the right of the US$ Note Trustee to seek the direction of the US$ Noteholders in connection with the performance of its duties and powers under this Deed or any Transaction Documents.

(f)

(Reliance): Subject to Clause 9.2(b), the US$ Note Trustee is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient (without being in any way bound to call for further evidence or information or being responsible for any loss that may be occasioned by such reliance, acceptance or regard) any of the following:

(i)

any information, report, balance sheet, profit and loss account, certificate or statement supplied by the Issuer, the Security Trustee, the Manager or MLPL or by any officer, auditor, solicitor or attorney of the Issuer, the Security Trustee, the Manager or MLPL;

(ii)	any information or statement provided to it in relation to the US$ Notes and the US$ Noteholders or the US$ Note Owners by the relevant Depository;

(iii)

all statements (including statements made or given to the best of the maker’s knowledge and belief or similarly qualified) contained in any information, report, balance sheet, profit and loss account, certificate or statement given pursuant to or in relation to any Transaction Document;

(iv)	all accounts supplied to the US$ Note Trustee pursuant to any Transaction Document and all reports of the Auditor supplied to the US$ Note Trustee pursuant to any Transaction Document; and

(v)	notices and other information supplied to the US$ Note Trustee under any Transaction Document,

provided the US$ Note Trustee is acting in good faith and with due care and save, in each case, when it is actually aware that the information supplied pursuant to Subclauses (i) to (v) is incorrect or incomplete.

(g)

(Director’s certificates): Without limiting Clause 9.2(b), the US$ Note Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any dealing, transaction, step or thing a certificate signed by any two directors or Authorised Officers of the Issuer, the Manager or MLPL as to any fact or matter upon which the US$ Note Trustee may, in the exercise of any of its duties, powers, authorities and discretions under this Deed or any other Transaction Documents, require to be satisfied or to have information to the effect that in the opinion of the person or persons so certifying any particular dealing, transaction, step or thing is expedient and the US$ Note Trustee will not be bound to call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate (but nothing in this Clause 8.1(g) is to be construed as either limiting the US$ Note Trustee’s right to call for such evidence, in its discretion, and to exercise its powers under this Deed to do so or permitting the US$ Note Trustee to rely on evidence of compliance with conditions precedent where such reliance is not permitted by section 314 of the TIA).

(h)

(Signatures): The US$ Note Trustee may rely in good faith on the validity of any signature on any US$ Note, transfer, form of application or other instrument or document which the US$ Note Trustee in good faith believes to be genuine. The US$ Note Trustee is not liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made.

(i)

(Custody of documents): The US$ Note Trustee may hold or deposit this Deed and any deed or documents relating to this Deed or to the Transaction Documents in any part of the world, and with any banker or banking company or entity whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers reasonably believed by it to be of good repute and the US$ Note Trustee will not be responsible for any loss incurred in connection with any such holding or deposit and may pay all sums to be paid on account of or in respect of any such deposit.

(j)

(Discretion): The US$ Note Trustee, as regards to all the powers, trusts, authorities and discretions vested in it pursuant to this Deed, any other Transaction Document or otherwise, has, subject to any express provision to the contrary contained in this Deed or any other Transaction Document to which it is a party, absolute and uncontrolled discretion as to the exercise of such powers, authorities, trusts and discretions and will be in no way responsible to any person for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non-exercise of such powers, authorities, trusts and discretions. Without limiting the foregoing, any consent or approval given by the US$ Note Trustee for the purposes of this Deed or any other Transaction Document may be given on such terms and subject to such conditions (if any) as the US$ Note Trustee thinks fit and, notwithstanding anything to the contrary in this Deed, may be given retrospectively.

(k)

(Employ agents): Wherever it considers it expedient in the interests of the US$ Noteholders, the US$ Note Trustee may, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the US$ Note Trustee (including the receipt and payment of money under this Deed). The US$ Note Trustee will not be responsible to any person for any acts, omissions, misconduct, or default on the part of any such person appointed by it under this Deed or any other Transaction Documents or be bound to supervise the proceedings or acts of any such person, provided that the US$ Note Trustee has exercised good faith and due care in such appointment and that any such person will be a person who is in the opinion of the US$ Note Trustee appropriately qualified to do any such things. Any such agent being a lawyer, banker, broker or other person engaged in any profession or business will be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or her or any partner of his or her or by his or her firm in connection with this Deed or any other Transaction Documents and also his or her reasonable charges in addition to disbursements for all other work and business done and all time spent by him or her or his or her partners or firm on matters arising in connection with this Deed or any other Transaction Documents including matters which might or should have been attended to in person by a trustee not being a lawyer, banker, broker or other professional person.

(l)	(Delegation): The US$ Note Trustee may whenever it thinks it expedient in the interests of the US$ Noteholders, delegate:

(i)

to a Related Body Corporate of the US$ Note Trustee, all or any of the duties, powers, authorities, trusts and discretions vested in the US$ Note Trustee by this Deed or any other Transaction Documents; or

(ii)	to any person agreed to by the Manager:

(A)	subject to paragraph (B) below, any non-material part of the duties, powers, authorities, trusts and discretions vested in the US$ Note Trustee by this Deed or any other Transaction Documents; and

(B)

following the occurrence of an Event of Default, any of the duties, powers, authorities, trusts and discretions vested in the US$ Note Trustee by this Deed or any other Transaction Documents which are to be exercised or performed in Australia.

Any such delegation may be by power of attorney or in such other manner as the US$ Note Trustee may think fit and may be made upon such terms and conditions (including power to subdelegate) and subject to such regulations as the US$ Note Trustee may think fit. Provided that the US$ Note Trustee has exercised good faith and due care in the selection of such delegate, and subject to Clause 8.5, it will not be under any obligation to any person to supervise the proceedings or be in any way responsible for any loss incurred by reason of any acts, omissions, misconduct or default on the part of any such delegate or subdelegate.

(m)

(Apply to court): The US$ Note Trustee may, whenever it thinks it expedient in the interests of the US$ Noteholders, apply to any court for directions in relation to any question of law or fact arising either before or after an Event of Default and assent to or approve any applications of any US$ Noteholder, the Issuer or the Manager.

(n)

(Disclosure): Subject to this Deed, any applicable laws and any duty of confidentiality owed by or to any Interested Person to or by any other person, the US$ Note Trustee may, for the purpose of meeting its obligations under this Deed, disclose to any US$ Noteholder any confidential, financial or other information made available to the US$ Note Trustee by an Interested Person or any other person in connection with this Deed.

(o)

(Determination): The US$ Note Trustee, as between itself and the US$ Noteholders, has full power to determine (acting reasonably and in good faith) all questions and doubts arising in relation to any of the provisions of this Deed or any other Transaction Documents and every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the US$ Note Trustee, will be conclusive and will bind the US$ Note Trustee and the US$ Noteholders.

(p)

(Interests of US$ Noteholders): In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Deed or any other Transaction Document (including any modification, waiver, authorisation or determination), the US$ Note Trustee must, subject to this Deed and the following paragraphs, where it is required to have regard to the interests of the US$ Noteholders, unless expressly provided otherwise, have regard to the interests of the US$ Noteholders as a Class.

(q)

(Validity of Transaction Documents): The US$ Note Trustee is not responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability, admissibility in evidence, form or content of this Deed or any other Transaction Document (other than the execution and delivery by it of this Deed and each other Transaction Document to which it is expressed to be a party and the performance of those obligations expressed to be binding on it under this Deed and such Transaction Documents) and is not liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Deed or any other Transaction Document except to the extent specifically provided in this Deed or such Transaction Document. The US$ Note Trustee is not responsible for recitals, statements, warranties or representations of any party (other than itself) contained in any Transaction Document (and is entitled to assume the accuracy and correctness thereof).

(r)

(Defect in Security): The US$ Note Trustee is not bound or concerned to examine or enquire into nor is it liable for any defect in or failure to perfect any Security Interest created or purported to be created by the Master Security Trust Deed or the General Security Deed and the US$ Note Trustee may accept without enquiry, requisition or objection such title as the Issuer or the Security Trustee may have to the Secured Property or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Issuer or the Security Trustee to the Secured Property or any part thereof from time to time.

(s)

(US$ Noteholders Responsible): Each US$ Noteholder is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Series Trust and the US$ Note Trustee does not at any time have any responsibility for the same and no US$ Noteholder may rely on the US$ Note Trustee in respect of such appraisal and investigation.

(t)	(Limit on Obligations): No provision of this Deed or any other Transaction Document requires the US$ Note Trustee to:

(i)	do anything which may be contrary to any applicable law or regulation; or

(ii)

expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers (including complying with any Resolution or direction of US$ Noteholders) unless it is personally indemnified by the US$ Noteholders to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in relation to such action and put in funds to the extent to which it may become liable (including costs and expenses).

Except for the obligations imposed on it under this Deed, the US$ Notes or any other Transaction Document, the US$ Note Trustee is not obliged to do or omit to do any thing, including entering into any transaction or incurring any liability, unless the US$ Note Trustee’s liability is limited in a manner satisfactory to the US$ Note Trustee in its absolute discretion.

(u)

(No duty to provide information): Subject to the express requirements of this Deed or otherwise as required by any law, the US$ Note Trustee has no duty (either initially, or on a continuing basis) to consider or provide any US$ Noteholders with any information made available by the Issuer, the Manager or any other person under or in connection with this Deed or any Transaction Document (whenever coming into its possession) and no US$ Noteholder is entitled to take any action to obtain from the US$ Note Trustee any such information.

(v)

(No liability for breach): The US$ Note Trustee is not to be under any liability whatsoever for a failure to take any action in respect of any breach by the Issuer of its duties as trustee of the Series Trust or by the Security Trustee of its duties as trustee of the Secured Property or in respect of any Event of Default other than to give notice of that Event of Default to US$ Noteholders, and (subject to Clause 8.1(t)) to act in accordance with and give effect to any Resolution.

(w)

(Dispute or Ambiguity): In the event of any dispute or ambiguity as to the construction or enforceability of this Deed or any other Transaction Document, or the US$ Note Trustee’s powers or obligations under or in connection with this Deed or any other Transaction Documents or the determination or calculation of any amount or thing for the purpose of this Deed or any other Transaction Documents or the construction or validity of any direction from US$ Noteholders, provided the US$ Note Trustee is using reasonable endeavours to resolve such ambiguity or dispute, the US$ Note Trustee, in its absolute discretion, may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute or ambiguity and the US$ Note Trustee shall have no liability for so refusing or refraining to act.

(x)

(Loss to Secured Property): Without limiting Clause 7.2(b), the US$ Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account from time to time however caused (including where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or wilful default of the US$ Note Trustee.

(y)

(Conversion of Money): Where necessary or expedient in order to fulfil its obligations under this Deed or any Transaction Document the US$ Note Trustee may convert any moneys forming part of the US$ Note Trust Fund from one currency into another at such market exchange rate or rates as are reasonably determined by the US$ Note Trustee.

(z)	(Ratings): The US$ Note Trustee has no responsibility for the maintenance of any rating of the US$ Notes by any Rating Agency or any other person.

(aa)

(No liability for tax on payments): The US$ Note Trustee has no responsibility whatsoever to any US$ Noteholder or any other person in relation to any deficiency in a payment by the US$ Note Trustee to any US$ Noteholder if that deficiency arises as a result of the US$ Note Trustee or the Issuer being subject to any Tax in respect of that payment, the Secured Property, the Master Security Trust Deed, this Deed or any income or proceeds from them.

(bb)

(Conflicts of interest): The Issuer hereby irrevocably waives, in favour of the US$ Note Trustee, any conflict of interest which may arise by virtue of the US$ Note Trustee acting in various capacities under this Deed or for other customers of the US$ Note Trustee. The Issuer acknowledges that the US$ Note Trustee and its affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer) other than as a result of the US$ Note Trustee acting as trustee hereunder, that the US$ Note Trustee may not be entitled to share with the Issuer. The US$ Note Trustee will not disclose (without the Issuer’s consent) confidential information obtained from the Issuer to any of the US$ Note Trustee’s other customers nor will the US$ Note Trustee disclose confidential information to the Issuer which the US$ Note Trustee has obtained from any other customer. Without prejudice to the foregoing, the Issuer agrees that the US$ Note Trustee and its affiliates may deal (whether for their own or their respective customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of this Deed.

8.2	Waivers

Subject to Clause 7.1, the US$ Note Trustee may (without the consent of any of the US$ Noteholders) or, if directed to do so by a Resolution of all the US$ Noteholders must, on such terms and conditions as it may deem reasonable, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which is not, in the opinion of the US$ Note Trustee, materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only (unless the US$ Note Trustee is acting on the direction of a Resolution of the US$ Noteholders when taken as a whole or the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes only, as the case may be, in which case the US$ Note Trustee must agree to the waiver or authorisation of any breach or proposed breach notwithstanding any such material prejudice). No such waiver, authorisation or determination may be made in contravention of any prior direction by a Resolution of the US$ Noteholders when taken as a whole or of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, as the case may be. No direction of the US$ Noteholders when taken as a whole or of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, as the case may be, shall affect any such waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination will be notified to the Rating Agencies and, if the US$ Note Trustee so requires, be notified to the US$ Noteholders in accordance with Condition 11 of the US$ Note Conditions by the

US$ Note Trustee, at the expense of the Issuer (as directed by the Manager) as soon as practicable after it is made in accordance with this Deed.

8.3	Limitation of the US$ Note Trustee’s liability

(a)

(Limitation on US$ Note Trustee’s Liability): This Deed applies to the US$ Note Trustee only in its capacity as trustee of the US$ Note Trust and in no other capacity. A liability incurred by the US$ Note Trustee acting in its capacity as trustee of the US$ Note Trust arising under or in connection with this Deed or any other Transaction Documents is limited to and can be enforced against the US$ Note Trustee only to the extent to which it can be satisfied out of assets of the US$ Note Trust out of which the US$ Note Trustee is actually indemnified for the liability. This limitation of the US$ Note Trustee’s liability applies despite any other provision of this Deed (other than Clause 8.3(c)) or any other Transaction Documents and extends to all liabilities and obligations of the US$ Note Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed or any other Transaction Documents.

(b)

(Claims against the US$ Note Trustee): The parties other than the US$ Note Trustee may not sue the US$ Note Trustee in respect of liabilities incurred by the US$ Note Trustee acting in its capacity as trustee of the US$ Note Trust in any capacity other than as trustee of the US$ Note Trust, including seeking the appointment of a receiver (except in relation to assets of the US$ Note Trust), a liquidator, an administrator, or any similar person to the US$ Note Trustee or prove in any liquidation, administration or similar arrangements of or affecting the US$ Note Trustee (except in relation to the assets of the US$ Note Trust).

(c)

(Fraud, Negligence or Wilful Default): The provisions of this Clause 8.3 will not apply to any obligation or liability of the US$ Note Trustee to the extent that it is not satisfied because under this Deed or any other Transaction Documents or by operation of law there is a reduction in the extent of the US$ Note Trustee’s indemnification out of the assets of the US$ Note Trust, as a result of the US$ Note Trustee’s fraud, negligence or wilful default.

(d)

(Acts or omissions): It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the US$ Note Trust. No act or omission of the US$ Note Trustee (including any related failure to satisfy its obligations or any breach of representation or warranty under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of Clause 8.3(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the US$ Note Trustee under any Transaction Document (other than a person whose acts or omissions the US$ Note Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the US$ Note Trust or by any other act or omission of a Relevant Party or any other such person.

(e)

(No authority): No attorney or agent appointed in accordance with this Deed or any other Transaction Documents has authority to act on behalf of the US$ Note Trustee in a way which exposes the US$ Note Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the US$ Note Trustee for the purposes of Clause 8.3(c).

(f)

(No obligation): The US$ Note Trustee is not obliged to enter into any commitment or obligation under this Deed or any Transaction Document (including incur any further liability) unless the US$ Note Trustee’s liability is limited in a manner which is consistent with this Clause 8.3 or otherwise in a manner satisfactory to the US$ Note Trustee in its absolute discretion.

(g)

(No liability for acts beyond its control): In no event will the US$ Note Trustee be personally liable for any failure or delay in the performance of its obligations under any Transaction Document because of circumstances beyond its control including, but not limited to: acts of God; flood; war (whether declared or undeclared); terrorism; fire; riot; embargo; general labour dispute; any statute, ordinance, code or other law which restricts or prohibits the US$ Note Trustee from performing its obligations under any Transaction Document; the inability to obtain equipment or the failure of equipment or the interruption of communications or computer facilities to the extent, in each case, that these occurrences are beyond the control of the US$ Note Trustee and any other causes beyond the US$ Note Trustee’s control.

(h)

(No liability for consequential loss): Notwithstanding any provision of this Deed to the contrary, the US$ Note Trustee shall not in any event be liable for special, indirect, punitive or consequential loss (being loss of business, goodwill, opportunity or profit) or damage of any kind whatsoever (including, but not limited to, lost profits) whether or not foreseeable, even if the US$ Note Trustee has been advised of the likelihood of such loss or damage.

8.4	Dealings with Series Trust

None of the:

(a)	(US$ Note Trustee): US$ Note Trustee in its personal or any other capacity;

(b)	(Related Bodies Corporate): Related Bodies Corporate of the US$ Note Trustee;

(c)	(Directors etc): directors or officers of the US$ Note Trustee or its Related Bodies Corporate; or

(d)	(Shareholders): shareholders of the US$ Note Trustee or its Related Bodies Corporate,

is prohibited from:

(e)	(Subscribing for): subscribing for, purchasing, holding, dealing in or disposing of US$ Notes;

(f)	(Contracting with): at any time:

(i)	contracting with;

(ii)	acting in any capacity as representative or agent for; or

(iii)	entering into any financial, banking, agency or other transaction with,

any other of them, the Issuer, the Manager or any Secured Creditor (including any US$ Noteholder); or

(g)	(Being interested in): being interested in any contract or transaction referred to in paragraphs (e) or (f).

None of the persons mentioned is liable to account to the US$ Noteholders for any profits or benefits (including bank charges, commission, exchange brokerage and fees) derived in connection with any contract or transaction referred to in paragraphs (e) or (f). The preceding provisions of this Clause 8.4 only apply if the relevant person, in connection with the action, contract or transaction, acts in good faith to all US$ Noteholders and, in the case of the US$ Note Trustee, complies with section 311(a) of the TIA.

8.5	Related Body Corporate of the US$ Note Trustee

Where, pursuant to Clause 8.1(l), the US$ Note Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person who is a Related Body Corporate of the US$ Note Trustee, the US$ Note Trustee at all times remains liable for the acts or omissions of such Related Body Corporate if that act or omission would be a breach of this Deed had it been an act or omission of the US$ Note Trustee and it is caused by the fraud, negligence or wilful default of such Related Body Corporate and for the payment of fees of that Related Body Corporate when acting as delegate.

8.6	Indemnity regarding exercise of powers

(a)

(Indemnity): Without prejudice to the right of indemnity given to trustees by law or pursuant to Clause 8.1(t), the US$ Note Trustee and each agent or delegate appointed by the US$ Note Trustee in accordance with this Deed is, except to the extent caused by fraud, negligence or wilful default of the US$ Note Trustee, such agent or delegate (unless provided otherwise in this Deed) entitled to be indemnified out of the assets of the US$ Note Trust in respect of all reasonable costs, disbursements, expenses, liabilities, Taxes and losses properly incurred by it in the exercise of any power or obligation under this Deed or the Transaction Documents, and against all actions, proceedings, costs, claims, losses, liabilities and demands in respect of any matter or thing done or omitted relating to the US$ Note Trust or the Transaction Documents (including relating to the Hedge Agreements).

(b)

(Determination by US$ Note Trustee): A determination by the US$ Note Trustee in its sole discretion made in good faith and in writing (and delivered to the Issuer and the Manager) with respect to any costs, claims, losses, income, assets or other amounts payable or receivable in relation to the US$ Note Trust is conclusive and binding as between the US$ Note Trustee, the US$ Noteholders and the Issuer.

(c)	(Survival): The provisions of this Clause 8.6 shall survive the termination of this Deed and any other Transaction Document and the resignation or removal of the US$ Note Trustee.

9.	DUTIES OF THE US$ NOTE TRUSTEE

9.1	US$ Note Trustee’s general duties

The US$ Note Trustee must comply with the duties imposed on it by this Deed, the provisions of the US$ Notes (including the US$ Note Conditions) and each other Transaction Document to which it is a party and must:

(a)

(Act continuously): act continuously as trustee of the US$ Note Trust until the US$ Note Trust is terminated in accordance with this Deed or until it has retired or been removed in accordance with this Deed; and

(b)

(Have regard to the interests of US$ Noteholders): in the exercise of all discretions vested in it by this Deed and all other Transaction Documents, except where expressly provided otherwise, have regard to the interest of the US$ Noteholders as a Class.

9.2	Liability of the US$ Note Trustee

(a)	(US$ Note Trustee not liable): Prior to an Event of Default, the US$ Note Trustee shall not be liable except for the performance of such duties as are specifically set out in this Deed,

the provisions of the US$ Notes (including the US$ Note Conditions) or any other Transaction Document to which it is a party and no implied covenants or obligations on the part of the US$ Note Trustee are to be read into this Deed.

(b)

(Reliance on certificates): Prior to an Event of Default, the US$ Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the US$ Note Trustee, upon certificates or opinions furnished to the US$ Note Trustee and conforming to the requirements of this Deed or any other Transaction Documents, provided that the US$ Note Trustee shall examine, where applicable, the evidence furnished to it pursuant to any provision of this Deed or such other Transaction Documents to determine whether or not such evidence conforms to the requirements of this Deed or such other Transaction Documents.

(c)	(Acting on directions): The US$ Note Trustee will not be liable for acting in accordance with a Resolution or an Extraordinary Resolution of the US$ Noteholders in accordance with Clause 8.1(e).

(d)

(Failing to act on directions): The US$ Note Trustee will not be liable for failing to act in accordance with a Resolution or an Extraordinary Resolution of the US$ Noteholders in accordance with Clause 8.1(e) where the US$ Note Trustee has, in good faith, formed the view that it has not been adequately indemnified or put in funds to its satisfaction by or on behalf of the US$ Noteholders against any liability that it is likely to suffer as a result of taking such action.

(e)

(Certain limitations of liability where acting in good faith): The US$ Note Trustee will not be liable under this Deed or any Transaction Document for any error of judgment made in good faith by an officer of the US$ Note Trustee unless it is proved that the US$ Note Trustee was negligent, fraudulent or in wilful default in ascertaining the pertinent facts.

9.3	Duties of the US$ Note Trustee following an Event of Default

If an Event of Default has occurred and is subsisting, the US$ Note Trustee must exercise the rights and powers vested in it by this Deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

9.4	US$ Note Trustee not relieved of liability for negligence etc

Subject to Clause 9.2, nothing in this Deed will relieve the US$ Note Trustee from liability for its own fraud, negligence or wilful default. Section 315(d)(3) of the TIA is expressly excluded by this Deed.

9.5	Preferred collection of claims against the Issuer

The US$ Note Trustee must comply with section 311(a) of the TIA and the rules thereunder other than with respect to any creditor relationship excluded from the operation of section 311(a) by section 311(b) of the TIA. Following its retirement or removal pursuant to Clause 14, the US$ Note Trustee will remain subject to section 311(a) of the TIA to the extent required by the TIA.

9.6	Compliance with section 310 of the TIA

(a)	(Section 310(a) of the TIA): The US$ Note Trustee must ensure that it at all times satisfies the requirements of section 310(a) of the TIA. In the event that the US$ Note Trustee can no longer comply with the obligation set out in this Clause 9.6(a), the US$ Note Trustee must notify the Issuer and the Manager and must retire pursuant to Clause 14.1(f).

(b)

(Section 310(b) of the TIA): The US$ Note Trustee must at all times comply with section 310(b) of the TIA, provided that any indenture or indentures under which other securities of the Issuer are outstanding will be excluded from the operation of section 310(b)(1) of the TIA if the requirements for such exclusion set out in section 310(b)(1) of the TIA are met.

9.7	Voting at meetings under Master Trust Deed or Master Security Trust Deed

If the US$ Note Trustee is entitled under the Master Trust Deed (as varied by clause 1.13 of the Series Supplement), the Master Security Trust Deed or the General Security Deed to vote at any meeting, or to give any consent or direction, on behalf of the US$ Noteholders or any Class or Sub-Class of US$ Noteholders, the US$ Note Trustee must vote, consent or direct in accordance with the directions of the US$ Noteholders or the relevant Class or Sub-Class of US$ Noteholders given by Resolution or Extraordinary Resolution, as the case may be (whether or not solicited and whether or not all US$ Noteholders have provided such directions) and, in the event that such directions are not forthcoming, in its absolute discretion. In acting in accordance with the directions of the US$ Noteholders or any Class or Sub-Class of US$ Noteholders, the US$ Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion (rounded to the nearest whole vote) as that of the votes cast for or against such a proposal at a meeting of the US$ Noteholders or the relevant Class or Sub-Class of US$ Noteholders convened in accordance with this Deed by the US$ Note Trustee for the purpose of seeking directions.

9.8	Transaction Documents

The US$ Note Trustee must make available at the US$ Note Trustee’s registered office for inspection by the US$ Noteholders a copy of each Transaction Document in accordance with Condition 3 of the US$ Note Conditions (provided that the US$ Note Trustee will not be in default of its obligations pursuant to this Clause 9.8 in respect of any Transaction Document, a copy of which has not been provided to the US$ Note Trustee).

9.9	Capital Adequacy

Without limiting Clause 9.6(a), the US$ Note Trustee will ensure that, for so long as it acts as US$ Note Trustee, it has a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of condition. In the event that the US$ Note Trustee can no longer comply with the obligation set out in this Clause 9.9, the US$ Note Trustee will notify the Issuer and the Manager and will retire pursuant to Clause 14.1(f).

9.10	Reporting of repurchase demands

The US$ Note Trustee must:

(a)

notify MLPL as soon as practicable, and in any event within five Business Days, of all demands or requests received from any US$ Noteholder by an Authorised Officer of the US$ Note Trustee for the repurchase of any SMART Receivable pursuant to clause 6 of the Master Sale and Servicing Deed;

(b)

promptly upon request by MLPL, provide to MLPL any other information which is in the possession or control of the US$ Note Trustee that has been reasonably requested to facilitate compliance by MLPL with Rule 15Ga-1 under the Exchange Act; and

(c)

if requested by MLPL within a reasonable time before the US$ Note Trustee is required to perform any obligation under this Clause 9.10(c), provide a written certification no later than fifteen days following the end of any calendar quarter or calendar year that the US$ Note Trustee has not received any repurchase demands from any US$ Noteholder for such period, or if repurchase demands have been received during such period, that the US$ Note Trustee has provided all the information reasonably requested under Clause 9.10(b) above.

In no event will the US$ Note Trustee have any responsibility or liability in connection with any filing required to be made by a securitiser under Rule 15Ga-1 under the Exchange Act.

10.	APPLICATION OF MONEYS

10.1	Moneys received

The US$ Note Trustee must hold all moneys received by it in its capacity as trustee of the US$ Note Trust under this Deed or any other Transaction Document upon trust to apply them:

(a)

(Fees and expenses): first, towards payment of all amounts which are or which the US$ Note Trustee considers in good faith may become owing to the US$ Note Trustee under or in respect of this Deed in respect of the US$ Note Trust (other than amounts owing to the US$ Note Trustee for the US$ Noteholders under Clause 6.1); and

(b)

(US$ Noteholders): secondly, to the US$ Noteholders towards repayment of principal and payment of interest and all other amounts owing to them by the Issuer in respect of the US$ Notes to be applied in accordance with the priorities set out in the Series Supplement, the Master Security Trust Deed and the General Security Deed.

10.2	Investment of Moneys Held

(a)	(Investment): An amount which under this Deed ought to or may be invested by the US$ Note Trustee in respect of a US$ Note Trust may be invested in the name or control of the US$ Note Trustee in:

(i)	Authorised Short-Term Investments;

(ii)

any investment denominated in the Foreign Currency in which the US$ Notes of the relevant US$ Note Trust are denominated which has assigned to it the highest short-term credit rating from each Rating Agency or in respect of which the Manager has issued a Rating Notification; or

(iii)	any other asset in respect of which the Manager has issued a Rating Notification,

and the US$ Note Trustee may at any time vary any such investments and is not responsible for any loss resulting from such investments whether due to depreciation in value, fluctuations in exchange rates or otherwise.

(b)

(Maturity): The US$ Note Trustee must ensure that any amount invested under Clause 10.2(a), to the extent that it represents money required for the payment of amounts to another party, has a maturity on a date on or before the due date for the payment of those amounts.

(c)	(Income): The US$ Note Trustee agrees and acknowledges that any income derived by it from any investments made pursuant to Clause 10.2(a) is an asset of the US$ Note Trust.

(d)

(Investment instruction): In the absence of a written investment instruction from the Manager, the US$ Note Trustee is under no obligation to invest any funds in respect of a US$ Note Trust which under this Deed ought to or may be invested by the US$ Note Trustee. The US$ Note Trustee has no liability for interest on any such uninvested funds.

11.	CONTINUING SECURITY AND RELEASES

11.1	Issuer’s liability not affected

This Deed and the liability of the Issuer under this Deed will not be affected or discharged by any of the following:

(a)	(Indulgence): the granting to the Issuer or to any other person of any time or other indulgence or consideration;

(b)	(Delay in recovery): subject to Condition 8.5 of the US$ Note Conditions, the US$ Note Trustee failing or neglecting to recover any amounts owing in respect of the US$ Notes;

(c)	(Laches): any other laches, acquiescence, delay, act, omission or mistake on the part of the US$ Note Trustee or any other person; or

(d)

(Release): the release, discharge, abandonment or transfer whether wholly or partially and with or without consideration of any other security, judgment or negotiable instrument held from time to time or recovered by the US$ Note Trustee from or against the Issuer or any other person.

11.2	Waiver by Issuer

The Issuer, the Manager and MLPL each waives in favour of the US$ Note Trustee all rights whatsoever against the US$ Note Trustee and any other person, estate or assets to the extent necessary to give effect to anything in this Deed.

12.	REMUNERATION AND EXPENSES OF US$ NOTE TRUSTEE

12.1	Payment of fee

The Issuer must pay to the US$ Note Trustee during the period that any of the US$ Notes remain outstanding the fee separately agreed by the US$ Note Trustee, the Manager and the Issuer on or before the Closing Date (at such times and upon such terms as are agreed on or before the Closing Date between the Issuer, the Manager and the US$ Note Trustee and notified to the Rating Agencies). If the US$ Note Trustee retires or is removed under this Deed, the US$ Note Trustee must refund to the Issuer that proportion of the fee (if any) which relates to the period during which the US$ Note Trustee will not be the US$ Note Trustee.

12.2	Payment of expenses

The Issuer (at the direction of the Manager) must pay or reimburse to the US$ Note Trustee all reasonable costs, expenses, charges, stamp duties and other Taxes and liabilities properly incurred by the US$ Note Trustee, or its agents or delegates properly appointed in accordance with this Deed, in the performance of the obligations of the US$ Note Trustee under this Deed or any other Transaction Document including all costs and expenses (including legal costs and expenses) incurred by the US$ Note Trustee in the enforcement of any obligations or exercise of any powers or discretions under this Deed or any other Transaction Documents. Without limiting any right of indemnity available by law to the US$ Note Trustee, the US$ Note Trustee is entitled to be indemnified from the US$ Note

Trust Fund from and against all such costs, expenses, charges, stamp duties and other Taxes and liabilities. Nothing in this Clause 12.2 entitles or permits the US$ Note Trustee to be reimbursed or indemnified for general overhead costs and expenses of the US$ Note Trustee (including rents and any amounts payable by the US$ Note Trustee to its employees in connection with their employment) incurred directly or indirectly in connection with the business activities of the US$ Note Trustee or in the exercise of its rights, powers and discretions or the performance of its duties and obligations under this Deed or any Transaction Document.

12.3	Additional duties

In the event of the occurrence of:

(a)	an Event of Default;

(b)	an event which with the passage of time or the giving of notice or both would constitute an Event of Default; or

(c)

any other circumstance as a result of which the US$ Note Trustee considers it expedient or necessary, or is requested pursuant to any Transaction Document to which it is a party, to undertake duties which the US$ Note Trustee and the Manager (on behalf of the Issuer) agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the US$ Note Trustee under this Deed or the other Transaction Documents, the Issuer must pay to the US$ Note Trustee such additional remuneration as is agreed between the Manager and the US$ Note Trustee (and notified to the Rating Agencies). In determining the rights of the US$ Note Trustee to additional remuneration following an Event of Default, regard shall be had to any amounts paid to the US$ Note Trustee following an event described in Clause 12.3(b).

12.4	Dispute as to additional duties

In the event of the Manager and the US$ Note Trustee failing to agree:

(a)	upon the amount of any additional remuneration referred to in Clause 12.3; or

(b)	upon whether duties of the US$ Note Trustee are of an exceptional nature or otherwise outside the scope of the normal duties of the US$ Note Trustee for the purposes of Clause 12.3(c),

such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the US$ Note Trustee and approved by the Manager or, failing such approval, nominated (on the application of the US$ Note Trustee) by the President for the time being of The Law Society of New South Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer as a Series Trust Expense) and the determination of any such merchant or investment bank shall be final and binding upon the US$ Note Trustee, the Manager and the Issuer (and notified to the Rating Agencies).

12.5	Currency and value added tax

The above fees and expenses will be paid in Australian dollars. The Issuer will in addition pay any value added tax which may be applicable.

12.6	No other fees or expenses

Except as provided in Clauses 12.1, 12.2, 12.3, 12.4 and 12.5 or as expressly provided elsewhere in this Deed or any other Transaction Document, none of the Issuer, the Manager and MLPL has any liability in respect of any fees, commissions or expenses of the US$ Note Trustee in connection with this Deed or any Transaction Document.

12.7	Fees are Series Trust Expenses

Notwithstanding any other provision of this Deed, the fees referred to in Clause 12.1 (including any value added tax on such fees) and any other amounts payable by the Issuer under this Clause 12 or Clauses 18.1 and 18.2 are Series Trust Expenses and will be paid on the first Distribution Date following the due date for the relevant fee or other amount or, where there is no agreed due date, following demand by the US$ Note Trustee, in each case from funds available for this purpose and in accordance with the Series Supplement.

12.8	Non-discharge

Unless otherwise specifically stated in any discharge of the US$ Note Trust the provisions of this Clause 12 will continue in full force and effect despite such discharge.

13.	ADDITIONAL US$ NOTE TRUSTEES

13.1	Appointment and removal

The US$ Note Trustee may, upon giving prior notice to the Issuer and the Manager (but without the consent of the Issuer, the Manager or the US$ Noteholders), appoint any person (an Additional Note Trustee) (other than the Issuer or a Related Body Corporate of the Issuer) established or resident in any jurisdiction to act as a co-trustee of a US$ Note Trust jointly with the US$ Note Trustee (subject to Clause 13.2):

(a)	(Interests of US$ Noteholders): if the US$ Note Trustee considers such appointment to be in the interests of the US$ Noteholders as a Class;

(b)	(Legal Requirements): for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

(Obtaining Judgment): for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of this Deed or any other Transaction Document.

The Issuer, for valuable consideration, irrevocably appoints the US$ Note Trustee to be its attorney in its name and on its behalf to execute an instrument of appointment of any such Additional Note Trustee. Such Additional Note Trustee will (subject always to the provisions of this Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the US$ Note Trustee by this Deed or any other Transaction Document) and such duties and obligations as are conferred or imposed by the instrument of appointment. Such reasonable remuneration as the US$ Note Trustee may pay to any Additional Note Trustee, together with any costs and expenses properly incurred by any Additional Note Trustee in performing its functions as such, are expenses of the US$ Note Trustee recoverable by it pursuant to Clause 12.2. The US$ Note Trustee, upon giving prior notice to the Issuer and the Manager, has the power to remove any Additional Note Trustee. The Issuer, for valuable consideration, irrevocably appoints the US$ Note Trustee to be its attorney in its name and on its behalf to execute an instrument of removal of any such Additional Note Trustee.

13.2	Joint exercise of powers

All rights, powers, duties and obligations conferred or imposed upon an Additional Note Trustee are conferred or imposed upon and exercised or performed by the US$ Note Trustee and the Additional Note Trustee jointly (it being understood that an Additional Note Trustee is not authorised to act separately without the US$ Note Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the US$ Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such Additional Note Trustee (but subject to the direction of the US$ Note Trustee).

13.3	Notice

The US$ Note Trustee must promptly notify the Issuer, the Security Trustee, the Principal Paying Agent, the US$ Noteholders and the Rating Agencies of each appointment or removal of an Additional Note Trustee pursuant to this Clause 13.

14.	RETIREMENT OR REMOVAL OF US$ NOTE TRUSTEE

14.1	Retirement of US$ Note Trustee

The US$ Note Trustee covenants that it will retire as the US$ Note Trustee if:

(a)

(Insolvency): an Insolvency Event occurs in relation to the US$ Note Trustee in its personal capacity or in respect of its personal assets (and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee);

(b)	(Ceases to carry on business): it ceases to carry on business;

(c)	(Ceases to be an Eligible Trust Corporation): it ceases to be an Eligible Trust Corporation;

(d)	(US$ Noteholders require retirement): it is so directed by an Extraordinary Resolution of the US$ Noteholders;

(e)

(Breach of duty): when required to do so by the Manager or the Issuer by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by this Deed or any Transaction Document provided that the US$ Note Trustee is not required to retire in such circumstances if there is an Extraordinary Resolution from the US$ Noteholders affirming its appointment notwithstanding such notice from the Issuer or Manager; or

(f)	(Minimum capitalisation): at any time it ceases to satisfy the requirement set out in Clause 9.9.

14.2	Removal by Manager

If the US$ Note Trustee refuses to retire when it is required to do so under clause 14.1, the Manager is entitled to remove the US$ Note Trustee from office immediately by notice in writing at the expense of the US$ Note Trustee. On the retirement or removal of the US$ Note Trustee under the provisions of Clause 14.1 or this Clause 14.2:

(a)	(Notify Rating Agencies): the Manager must promptly notify the Rating Agencies of such retirement or removal; and

(b)

(Appoint Substitute US$ Note Trustee): subject to any approval required by law, the Manager is entitled to and must use reasonable endeavours to appoint in writing some other Eligible Trust Corporation, provided that the Manager has first provided the Issuer with a Rating Notification in respect of the appointment of the proposed Substitute US$ Note Trustee.

14.3	US$ Note Trustee may retire

The US$ Note Trustee may retire at any time, at its own expense, as trustee of the US$ Note Trust upon giving three months (or such lesser time as the Manager, the Issuer and the US$ Note Trustee agree) notice in writing to the Issuer, the Manager and the Rating Agencies, without giving any reason and without being responsible for any liabilities of any other person incurred by reason of such retirement provided that such retirement is in accordance with this Deed and provided that no such period of notice of retirement may expire within the period of 15 days preceding each Distribution Date. Upon such retirement the US$ Note Trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation as US$ Note Trustee in its stead provided that the Manager has first provided the Issuer with a Rating Notification in relation to the appointment of the replacement US$ Note Trustee. If the US$ Note Trustee does not propose a replacement by the date which is one month prior to the date of its proposed retirement, the Manager is entitled to appoint a Substitute US$ Note Trustee, which must be an Eligible Trust Corporation, as of the date of the proposed retirement provided that the Manager has first provided the Issuer with a Rating Notification in relation to the appointment of the proposed Substitute US$ Note Trustee.

14.4	Appointment of Substitute US$ Note Trustee by US$ Noteholders

Notwithstanding Clauses 14.1, 14.2 and 14.3, no retirement or removal of the US$ Note Trustee will be effective until a Substitute US$ Note Trustee that is an Eligible Trust Corporation and that satisfies the requirement set out in Clause 9.9 has been appointed in its place. If a Substitute US$ Note Trustee has not been appointed under Clauses 14.2 or 14.3 at a time when the position of US$ Note Trustee would, but for this Clause 14.4, become vacant in accordance with those Clauses, the Issuer must promptly advise the US$ Noteholders and the US$ Noteholders may by an Extraordinary Resolution appoint an Eligible Trust Corporation nominated by any of them to act as US$ Note Trustee. All costs and expenses incurred by any party, other than the US$ Note Trustee, associated with the appointment of a Substitute US$ Note Trustee will be borne by the Issuer as costs and expenses of the Series Trust.

14.5	Release of US$ Note Trustee

Upon retirement or removal of the US$ Note Trustee as trustee of the US$ Note Trust, the US$ Note Trustee is released from all obligations under this Deed and the other Transaction Documents arising after the date of the retirement or removal except for its obligation to vest the US$ Note Trust Fund in the Substitute US$ Note Trustee and to deliver all books and records relating to the US$ Note Trust to the Substitute US$ Note Trustee. The Manager and the Issuer may settle with the US$ Note Trustee the amount of any sums payable by the US$ Note Trustee to the Manager or the Issuer or by the Manager or the Issuer to the US$ Note Trustee and may give to or accept from the US$ Note Trustee a discharge in respect of those sums which will be conclusive and binding as between the Manager, the Issuer and the US$ Note Trustee but not as between the US$ Note Trustee and the US$ Noteholders.

14.6	Vesting of US$ Trust Fund in Substitute US$ Note Trustee

The US$ Note Trustee, on its retirement or removal, must vest the US$ Note Trust Fund or cause it to be vested in the Substitute US$ Note Trustee and must deliver and assign, at the expense of the US$ Note Trustee, to such Substitute US$ Note Trustee as appropriate all books, documents, records and other property whatsoever relating to the US$ Note Trust.

14.7	Substitute US$ Note Trustee to execute deed

Each Substitute US$ Note Trustee must upon its appointment execute a deed in such form as the Manager may require whereby such Substitute US$ Note Trustee must undertake to the US$ Noteholders to be bound by all the covenants on the part of the US$ Note Trustee under this Deed from the date of such appointment.

14.8	Rating Agencies advised

The Manager must promptly:

(a)

(Retirement): approach and liaise with each Rating Agency in respect of any consents and confirmations or Rating Notifications required from it in relation to the replacement of the US$ Note Trustee pursuant to Clauses 14.2 or 14.3; and

(b)

(Change of ownership): notify the Rating Agencies of it becoming aware of a change in ownership of 50% or more of the issued equity share capital of the US$ Note Trustee from the position as at the date of this Deed or effective control of the US$ Note Trustee altering from the date of this Deed.

14.9	Retention of Lien

Notwithstanding any release of the outgoing US$ Note Trustee under this Clause 14, the outgoing US$ Note Trustee will remain entitled to the benefit of the indemnities granted by this Deed to the outgoing US$ Note Trustee in respect of any liability, cost or other obligation incurred by it while acting as US$ Note Trustee, as if it were still the US$ Note Trustee under this Deed.

14.10	Issuer and Manager Cannot be Appointed

Notwithstanding the preceding provisions of this Clause 14, none of the Manager, the Issuer, any Support Facility Provider nor any of their Related Bodies Corporate may be appointed as US$ Note Trustee.

14.11	No limitation of TIA

Nothing in this Clause 14 is to be construed as limiting any right of a US$ Noteholder to take any action to remove the US$ Note Trustee in accordance with section 310(b) of the TIA.

15.	AMENDMENT

15.1	Amendment by US$ Note Trustee

Subject to this Clause 15, Clause 19.4 and to any approval required by law, the US$ Note Trustee, the Manager, MLPL and the Issuer may together agree, without the consent or sanction of any US$ Noteholder (other than in the case of paragraph (d)(ii) below), by way of supplemental deed to amend, add to or revoke any provision of this Deed, the US$ Notes (including the US$ Note Conditions) or any other Transaction Document to which the US$ Note Trustee is a party, so long as such amendment, addition or revocation, in the opinion of the Manager (or of a barrister, solicitor or attorney instructed by the Manager):

(a)	(Necessary or expedient): is necessary or expedient to comply with the provisions of any Statute or regulation or with the requirements of any Governmental Agency;

(b)	(Manifest error): is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(c)

(Amendment to law): is appropriate or expedient as a consequence of an amendment to any Statute or regulation or altered requirements of any Governmental Agency or any decision of any court (including, without limitation, an amendment, addition or revocation which is in the opinion of the Manager appropriate or expedient as a consequence of the enactment of a Statute or regulation or an amendment to any Statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the US$ Note Trust); or

(d)	(Otherwise desirable): is otherwise desirable for any reason and:

(i)

is not in the opinion of the Manager likely, upon coming into effect, to be materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes; or

(ii)

if it is in the opinion of the Manager likely, upon coming into effect, to be materially prejudicial to the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, the consent of the US$ Noteholders as a whole or of the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes (as the case may be), by an Extraordinary Resolution, to the amendment, addition or revocation has been obtained. For the purpose of determining whether the US$ Noteholders as a whole or of the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes (as the case may be) have consented, by an Extraordinary Resolution, to an amendment, addition or revocation, US$ Notes with respect to which the US$ Note Trustee has received actual written notice that such US$ Notes are owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, shall be disregarded, provided that the US$ Note Trustee, the Manager, MLPL and the Issuer may not amend, add to or revoke any provision of this Deed or any US$ Notes (including the US$ Note Conditions) unless the Manager has notified the Rating Agencies five Business Days in advance.

15.2	Notification of amendments

The US$ Note Trustee must, in accordance with Condition 11, notify all US$ Noteholders that an amendment has been made pursuant to this Clause 15 as soon as reasonably practicable after the making of such amendment and the US$ Note Trustee must make a copy of such amendment available at its offices to the US$ Noteholders.

15.3	Amendments binding on US$ Noteholders

Any amendment, addition or revocation of a provision of this Deed or the US$ Notes made pursuant to this Clause 15 is binding on all US$ Noteholders.

15.4	Compliance with the TIA

Any supplemental deed amending, adding to or revoking any provision of this Deed or the US$ Notes (including the US$ Note Conditions) referred to in this Clause 15 must conform, to the extent applicable, with the requirements of the TIA.

16.	REPORTS

16.1	Reports by US$ Note Trustee

(a)

At intervals of not more than 12 months (commencing as from the Closing Date), the US$ Note Trustee must prepare and provide to each US$ Noteholder a brief report of the events referred to in section 313(a) of the TIA that have occurred within the preceding 12 months, but only if such report is required pursuant to section 313(a) of the TIA. The US$ Note Trustee must prepare and provide to US$ Noteholders any report required by section 313(b) of the TIA at the times specified in that section. The US$ Note Trustee must also provide any report delivered to US$ Noteholders pursuant to this Clause 16.1(a) to such additional persons specified in section 313(c) of the TIA.

(b)

The US$ Note Trustee must deliver to the Issuer and the Manager, and must file with the Commission and each stock exchange, if any, on which the US$ Notes are listed, a copy of each report delivered pursuant to Clause 16.1(a) at the time of its provision to US$ Noteholders. The Manager (on behalf of the Issuer) will notify the US$ Note Trustee of any listing of the US$ Notes on any stock exchange.

16.2	Reports by the Issuer

MLPL covenants that it will, on behalf of the Issuer:

(a)	(Copy Exchange Act reports to US$ Note Trustee): file:

(i)	with the Commission at such times as are required under the Exchange Act; and

(ii)

with the US$ Note Trustee, within 15 days after it is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the Commission pursuant to section 13 or 15(d) of the Exchange Act;

(b)

(Other reports): file with the US$ Note Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by it with the conditions and covenants of this Deed as may be required from time to time by such rules and regulations; and

(c)

(Summaries to US$ Noteholders): supply to the US$ Note Trustee for transmittal to US$ Noteholders, and such other persons as are required by section 314(a)(3) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer or

MLPL pursuant to Clauses 16.2(a) and 16.2(b) as may be required by rules and regulations prescribed from time to time by the Commission. The US$ Note Trustee shall transmit such reports in accordance with this Clause 16.2(c) and section 314(a)(3) of the TIA.

16.3	U.S. Commodity Exchange Act reporting

To the extent the Fixed Rate Swap Provider and/or the Currency Swap Provider does not report in respect of the Fixed Rate Swap and/or the Currency Swap on a timely basis in accordance with Section 2(h)(5) of the U.S. Commodity Exchange Act and other applicable reporting requirements under such Act and the rules and regulations thereunder, the Manager on behalf of the Issuer must make or cause to be made all such reports.

17.	CURRENCY INDEMNITY

17.1	Improper currency receipts

If any payment is made by the Issuer under this Deed or the US$ Notes or if the US$ Note Trustee or any US$ Noteholder receives or recovers any money under or pursuant to this Deed or the US$ Notes in a currency (Receipt Currency) other than the currency in which the money was payable pursuant to the terms of this Deed or the US$ Notes (Agreed Currency), the Issuer must (as directed by the Manager), as a separate and additional liability of the Series Trust, pay to the recipient such additional amount so that after conversion from the Receipt Currency into the Agreed Currency of such money so paid, received or recovered and after the payment of all commission and expenses in relation to such conversion the recipient will receive net in its hands an amount in the Agreed Currency equal to the amount of the money payable under this Deed or the US$ Notes in the Agreed Currency.

17.2	Currency indemnity

If a judgment or an order is rendered by any court or tribunal for the payment of any amount payable by the Issuer or the US$ Note Trustee under this Deed or the US$ Notes or for the payment of damages in respect of any breach by the Issuer or the US$ Note Trustee of this Deed or the US$ Notes or any Insolvency Event in relation to the Issuer or the US$ Note Trustee occurs resulting in money being payable or receivable in respect of any proof or other claim, and such judgment, order, proof or claim is expressed in a currency (Judgment Currency) other than the currency in which the money was payable pursuant to the terms of this Deed or the US$ Notes (Agreed Currency), the Issuer or the US$ Note Trustee (as the case may be) must indemnify and hold harmless and keep indemnified the person with the benefit of the judgment, order, proof or claim (as the case may be) (the Receiving Party) against any deficiency in the Agreed Currency in the amount received by the Receiving Party arising or resulting from any variation as between:

(a)	(Judgment Rate): the rate of exchange at which the Agreed Currency is converted to the Judgment Currency for the purposes of such judgment, order, proof or claim; and

(b)	(Actual Rate): the rate of exchange which the Receiving Party is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Receiving Party,

and such indemnity will continue in full force and effect notwithstanding any such judgment, order, proof or claim.

17.3	Failure to pay proper currency

Any payment purportedly pursuant to the terms of this Deed or the provisions of a US$ Note in a currency other than the currency in which it is required to be paid will not discharge or satisfy the relevant obligation of the payer to make the payment except to the extent that, and insofar as, the currency in which the payment is required to be made is acquired by sale of the currency in which the payment was actually made.

18.	EXPENSES AND STAMP DUTIES

18.1	Expenses

Subject to Clause 22, the Issuer will following a demand from the US$ Note Trustee and at the times specified in and in accordance with the provisions of Clause 12.7, reimburse the US$ Note Trustee for and keep the US$ Note Trustee indemnified against all reasonable costs, disbursements, expenses, liabilities and Taxes including legal costs and disbursements (on a full indemnity basis) reasonably and properly incurred by the US$ Note Trustee in connection with:

(a)

(Preparation): the preparation and execution of this Deed and the other Transaction Documents and any subsequent consent, agreement, approval or waiver under this Deed and the other Transaction Documents or amendment to this Deed and the other Transaction Documents;

(b)

(Enforcement): the exercise, enforcement, preservation or attempted exercise enforcement or preservation of any rights under this Deed and the other Transaction Documents including any expenses incurred in the evaluation of any matter of material concern to the US$ Note Trustee;

(c)	(Governmental Agency): any enquiry by a Governmental Agency concerning the Issuer or the Assets of the Series Trust or a transaction or activity the subject of the Transaction Documents; and

(d)	(Performance): the exercise of any power or obligation under this Deed or any Transaction Documents,

and against all actions, proceedings, costs, claims, losses, liabilities and demands in respect of any matter or thing done or omitted relating to the US$ Note Trust or the Transaction Documents except to the extent that such actions, proceedings, costs, claims, liabilities and demands arise as a result of the US$ Note Trustee’s fraud, negligence or wilful default.

18.2	Stamp duties and other taxes

The Issuer must (at the direction of the Manager) pay any stamp and other duties and Taxes, including fines and penalties, payable in Australia or the United States on or in connection with:

(a)	(Execution of Deed): the execution, delivery and performance of this Deed or any payment, receipt or other transaction contemplated by this Deed;

(b)	(Issue of US$ Notes): the constitution and original issue and delivery of the US$ Notes; and

(c)

(Proceedings): any action taken by the US$ Note Trustee or (where in accordance with this Deed, the Master Security Trust Deed or the General Security Deed the US$ Noteholders are entitled to do so) the US$ Noteholders to enforce the provisions of the US$ Notes, this

Deed, the Master Trust Deed, the Series Supplement, the Master Security Trust Deed or the General Security Deed.

The Issuer must indemnify and keep indemnified the US$ Note Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Issuer to pay any such stamp and other duties and Taxes.

19.	TRUST INDENTURE ACT

19.1	Certificates and opinions

(a)

(Conditions precedent): Upon any application or request by the Issuer or the Manager to the US$ Note Trustee to take any action under any provision of this Deed, the Manager (on behalf of the Issuer) must furnish to the US$ Note Trustee:

(i)

a certificate from two Authorised Officers of the Manager (on behalf of the Issuer) stating that all conditions precedent, if any, provided for in this Deed relating to the proposed action have been complied with;

(ii)	Counsel’s Opinion stating that all such conditions precedent, if any, have been complied with; and

(iii)	if required by the TIA, a certificate from an accountant meeting the applicable requirements of section 314(c)(3) of the TIA,

provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Deed no additional certificate or opinion need be furnished.

(b)	(Fair value): The Manager (on behalf of the Issuer) must furnish to the US$ Note Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value:

(i)

of any property or securities to be released from the Security created by the Master Security Trust Deed and the General Security Deed, where this is required by section 314(d)(1) of the TIA, which certificate or opinion must state that in the opinion of the person making the same the proposed release will not impair the Security under the Master Security Trust Deed and the General Security Deed in contravention of the provisions thereof, and requiring further that such certificate or opinion must be made by an independent engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Clause 19.1(b)(i), is 10% or more of the aggregate principal amount of the US$ Notes at the time outstanding; but such a certificate or opinion of an independent engineer, appraiser, or other expert will not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this Clause 19.1(b)(i) is less than $25,000 or less than 1% of the aggregate principal amount of the US$ Notes at the time outstanding;

(ii)

to the Issuer of any securities the deposit of which with the Issuer is to be made the basis for the withdrawal or release of any property or securities subject to the Security created by the Master Security Trust Deed and the General Security Deed, and requiring further that if the fair value to the Issuer of such securities and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Clause 19.1(b)(ii), is 10% or more of the aggregate principal amount of the US$ Notes at the time outstanding, such certificate or opinion must be made by an independent engineer, appraiser, or other expert, in each case where this is required by section 314(d)(2) of the TIA; but such a certificate of an independent engineer, appraiser, or other expert will not be required with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the certificate or opinion required by this Clause 19.1(b)(ii) is less than $25,000 or less than 1% of the aggregate principal amount of the US$ Notes at the time outstanding; and

(iii)

to the Issuer of any property the subjection of which to the Security created by the Master Security Trust Deed and the General Security Deed is to be made the basis for the release of any property or securities subject to the Security created by the Master Security Trust Deed and the General Security Deed, and requiring further that if the fair value to the Issuer of such property as forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of the US$ Notes at the time outstanding, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, where this is required by section 314(d)(3) of the TIA, and every such certificate or opinion must comply with the relevant provisions of section 314(d) of the TIA (and, except as provided otherwise in section 314 of the TIA, may be given by an Authorised Officer of the Manager (on behalf of the Issuer) ). Notwithstanding the foregoing, the Issuer (at the direction of the Manager) (or the Servicer or the Manager on the Issuer’s behalf) may, without compliance with the requirements of the other provisions of this Clause 19.1(b), (i) collect, liquidate, sell or otherwise dispose of SMART Receivables and any corresponding Mortgage or First Layer of Collateral Security in the ordinary course of its business provided that all proceeds, Recoveries and related amounts and proceeds of such dispositions are applied in accordance with the provisions of the Transaction Documents and (ii) make cash payments out of the Collections Account, in each case, as and to the extent permitted or required by the Transaction Documents.

(c)

(Form of certificates and opinions): Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Deed (other than the certificate referred to in Clause 6.3(c)(i)) shall include:

(i)	a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions used therein;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)

a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

19.2	Undertaking for costs

(a)

(Undertaking):  Subject to Clause 19.2(b), all parties to this Deed agree, and each US$ Noteholder by such US$ Noteholder’s acceptance of the US$ Notes is deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Deed, or in any suit against the US$ Note Trustee for any action taken, suffered or omitted by it as the US$ Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

(b)	(Exceptions): The provisions of Clause 19.2(a) shall not apply to:

(i)	any suit instituted by the US$ Note Trustee;

(ii)

any suit instituted by any US$ Noteholder, or group of US$ Noteholders, in each case holding in the aggregate US$ Notes with an Invested Amount of more than 10% of the then aggregate Invested Amount of all US$ Notes; or

(iii)	any suit instituted by any US$ Noteholder for the enforcement of the payment of principal or interest on any US$ Note on or after the respective due dates expressed in such US$ Note and in this Deed.

19.3	Exclusion of section 316(a)(1)

Section 316(a)(1) of the TIA is expressly excluded by this Deed.

19.4	Unconditional rights of US$ Noteholders to receive principal and interest

Notwithstanding any other provisions in this Deed, any US$ Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on each US$ Note held by it on or after the respective due dates thereof expressed in such US$ Note or in this Deed or to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such US$ Noteholder, except to the extent that this Deed or the Master Security Trust Deed and General Security Deed contain provisions limiting or denying the right of any US$ Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security created by the Master Security Trust Deed and General Security Deed upon any property subject to such Security.

19.5	Conflict with Trust Indenture Act

The provisions of sections 310 to 317 (inclusive) of the TIA are incorporated into, are a part of and govern this Deed, whether or not contained in this Deed, unless expressly excluded by this Deed in accordance with the TIA. If any provision of this Deed limits, qualifies or conflicts with any provision that is deemed to be included in this Deed by virtue of any of the provisions of the TIA, such provision deemed to be included in this Deed will prevail.

20.	GOVERNING LAW AND JURISDICTION

20.1	Governing law

This Deed is governed by and construed in accordance with the laws applying in the Australian Capital Territory.

20.2	Jurisdiction

(a)

(Submission to jurisdiction - ACT):    The Issuer, the US$ Note Trustee, the Manager, MLPL and each of the US$ Noteholders each irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the Courts and appellate Courts of the Australian Capital Territory with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

(b)

(Submission to jurisdiction - NY):    The Issuer, the US$ Note Trustee and each of the US$ Noteholders each irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

(c)

(Waiver of inconvenient forum):    The Issuer, the US$ Note Trustee, the Manager, MLPL and each of the US$ Noteholders each irrevocably waives any objection it may now or in the future have to the venue of any action or proceeding brought in the jurisdiction of any court to which it has submitted under this Clause 20, and any claim it may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

21.	NOTICES

21.1	Method of delivery

Subject to Clauses 21.3, 21.4 and 21.5, any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed other than to or by a US$ Noteholder must:

(a)	(Authorised Officer): be in writing and, except in the case of communication by email, signed by an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the party giving the same to the addressee’s email address,

in each case, as specified in Clause 21.7 or as otherwise notified in writing by the relevant addressee from time to time to the other parties to this Deed as its address for service pursuant to this Deed.

21.2	Deemed receipt

A notice, request, certificate, demand, consent or other communication under this Deed other than to or by a US$ Noteholder is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt;

(b)	(Post): where sent by post, on the 3rd (or 7th if posted internationally) day after posting;

(c)

(Fax):  where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date that the email is received.

However, if the time of deemed receipt of any notice is not before 5.30 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

21.3	Email

A notice, request, certificate, approval, demand, consent or other communication to be given under this Deed may only be given by email where the recipient has separately agreed in writing that that communication, or communications of that type, may be given by email. For the avoidance of doubt, any such agreement of the US$ Note Trustee must be in writing and refer specifically to this Clause 21.3, and no such agreement may be implied, inferred or deemed to arise as a result of any other conduct or dealing, including the use by employees or representatives of email as a means of communication with other parties for the purposes of the administration of this Deed.

21.4	Notices to US$ Noteholders

Subject to Clause 3.3(e)(ii), any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed to a US$ Noteholder:

(a)	(Delivery): will be effectively given if it is given in accordance with Condition 11 of the US$ Note Conditions; and

(b)	(Time): is deemed to have been given at the time specified in Condition 11 of the US$ Note Conditions.

21.5	Notices from US$ Noteholders

Subject to Clause 21.3, any notice, request, certificate, approval, document, consent, direction or other communication to be given under this Deed by a US$ Noteholder to any person must:

(a)	(Signed): except in the case of a communication by email, be in writing and signed by the US$ Noteholder or an attorney of the US$ Noteholder;

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the US$ Noteholder giving the same to the addressee’s specified email address,

as set out in the US$ Note Conditions or otherwise as notified by that addressee to the US$ Noteholders from time to time; and

(c)	(Evidence): be accompanied by such evidence as to its proper execution by the US$ Noteholder as the addressee may reasonably require,

and will only be effective upon actual receipt by the addressee. For the purposes of seeking any consent, direction or authorisation from US$ Noteholders or a Class or Sub-Class of US$ Noteholders pursuant to this Deed, the TIA (including section 316 of the TIA) or any Transaction Document, the US$ Note Trustee may by notice to the relevant US$ Noteholders specify a date (not earlier than the date of the notice) upon which the relevant US$ Noteholders for the purposes of that consent, direction or authorisation will be determined and, if it does so, the persons who are the relevant US$ Noteholders and the A$ Equivalent of the Invested Amount in relation to the US$ Notes held by them will, for the purposes of that consent, direction or authorisation, be determined based upon the details recorded in the US$ Note Register as at 5.00 p.m. New York time on that date.

21.6	Issuer and US$ Note Trustee

Each of the Issuer and the US$ Note Trustee must maintain an office or an agency in New York where any legal proceedings in respect of this Deed or the US$ Notes may be served on it. The Issuer initially appoints CT Corporation System (of 111 Eighth Avenue, New York, NY 10011) as its agent for this purpose. As at the date of this Deed, the US$ Note Trustee’s office for service is located at 101 Barclay Street, Floor 4 East, New York, New York 10286.

21.7	Contact information

The initial address, facsimile number and email address of the parties to this Deed and each other Transaction Document are:

(a)	US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank:

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York N.Y. 10286

Attention: Corporate Trust Office, International Corporate Trust Global Americas

Telephone: (212) 815 8164

Fax: (212) 815 5390 / (212) 815 5366

(b)	Issuer:

Perpetual Trustee Company Limited as trustee for the SMART ABS Series 2013-2US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(c)	Security Trustee:

P.T. Limited

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(d)	MLPL, Servicer and Seller:

Macquarie Leasing Pty Limited

Level 1, 1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Karleen Munns

Telephone: +612 8232 8072

Fax: +612 8232 9929

Email: Karleen.munns@macquarie.com

(e)	MBL:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(f)	Manager:

Macquarie Securities Management Pty Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(g)	Currency Swap Provider:

Australia and New Zealand Banking Group Limited

ANZ Market Operations

Level 15, 100 Queen Street

Melbourne, Victoria, 3000 AUSTRALIA

Attention: Manager, Derivative Operations

Telephone: +613 8655 3254

Fax: : +613 9273 3444

Email: globalconfirmations@anz.com

(h)	Fixed Rate Swap Provider:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000 AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344 Email: ficcdebtmarkets@macquarie.com

22.	ISSUER’S LIMITED LIABILITY

22.1	Limitation on Issuer’s Liability

This Deed applies to the Issuer only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of Assets of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer’s liability applies despite any other provision of this Deed (other than Clause 22.3) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

22.2	Claims against Issuer

The parties other than the Issuer may not sue the Issuer in respect of liabilities incurred by the Issuer acting in its capacity as trustee of the Series Trust in any capacity other than as trustee of the Series Trust, including seeking the appointment of a receiver (except in relation to Assets of the Series Trust), a liquidator, an administrator, or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the Assets of the Series Trust).

22.3	Fraud, Negligence or Wilful Default

The provisions of this Clause 22 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other Transaction Document in relation to the Series Trust or by operation of law there is a reduction in the extent of the Issuer’s indemnification out of the Assets of the Series Trust, as a result of the Issuer’s fraud, negligence or wilful default.

22.4	Acts or omissions

It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or any breach of representation or warranty under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of Clause 22.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

22.5	No authority

No attorney or agent appointed in accordance with this Deed has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purposes of Clause 22.3.

22.6	No obligation

The Issuer is not obliged to enter into any commitment or obligation under this Deed or any Transaction Document (including incur any further liability) unless the Issuer’s liability is limited in a manner which is consistent with this Clause 22 or otherwise in a manner satisfactory to the Issuer in its absolute discretion.

23.	MISCELLANEOUS

23.1	Assignment by Issuer

The Issuer will not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed except to a Substitute Trustee which is appointed as a successor trustee of the Series Trust under and in accordance with the Master Trust Deed.

23.2	Assignment by Manager

The Manager will not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed except to a Substitute Manager which is appointed as a successor manager of the Series Trust under and in accordance with the Master Trust Deed.

23.3	Assignment by MLPL

MLPL will not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed except with the prior written consent of the other parties hereto.

23.4	Assignment by US$ Note Trustee

The US$ Note Trustee will not assign or otherwise transfer all or any part of the benefit of this Deed or any of its rights, duties and obligations under this Deed except to a Substitute US$ Note Trustee which is appointed as a successor trustee under and in accordance with this Deed.

23.5	Certificate of US$ Note Trustee

A certificate in writing signed by an Authorised Officer of the US$ Note Trustee certifying any act, matter or thing relating to this Deed or any other Transaction Documents is conclusive and binding on the Issuer in the absence of manifest error on the face of the certificate.

23.6	Continuing obligation

This Deed is a continuing obligation notwithstanding any settlement of account, intervening payment, express or implied revocation or any other matter or thing whatsoever until a final discharge of this Deed has been given to the Issuer.

23.7	Settlement conditional

Any settlement or discharge between the Issuer and the US$ Note Trustee is conditional upon any security or payment given or made to the US$ Note Trustee by the Issuer or any other person in relation to the Secured Moneys (as defined in the Master Security Trust Deed) not being avoided, repaid or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of any such security or payment being so avoided, repaid or reduced, the US$ Note Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Issuer subsequently as if such settlement or discharge had not occurred.

23.8	Interest on judgment

If a liability under this Deed (other than a liability for negligence, fraud or wilful default of the Issuer under the Transaction Documents) becomes merged in a judgment or order then the Issuer, as an independent obligation, will pay interest to the US$ Note Trustee on the amount of that liability at a rate being the higher of the rate payable pursuant to the judgment or order and the highest rate payable on the US$ Notes from the date it becomes payable until it is paid.

23.9	Severability of provisions

Any provision of this Deed which is illegal, void or unenforceable in any jurisdiction is ineffective in that jurisdiction to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Deed or the enforceability of that provision in any other jurisdiction.

23.10	Remedies cumulative

The rights and remedies conferred by this Deed upon the US$ Note Trustee or the Issuer are cumulative and in addition to all other rights or remedies available to the US$ Note Trustee or the Issuer by Statute or by general law.

23.11	Waiver

A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Deed by the US$ Note Trustee or the Issuer will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege or the exercise or enforcement of any other right, remedy, power or privilege under this Deed or provided by law.

23.12	Written waiver, consent and approval

Any waiver, consent or approval given by the US$ Note Trustee or the Issuer under this Deed will only be effective and will only be binding on the US$ Note Trustee or the Issuer, as the case may be, if it is given in writing or given verbally and subsequently confirmed in writing and executed by the US$ Note Trustee or the Issuer, as the case may be, or on behalf of the US$ Note Trustee or the Issuer by an Authorised Officer for the time being of the US$ Note Trustee or the Issuer, as the case may be.

23.13	Time of essence

Time is of the essence in respect of the Issuer’s, the Manager’s, MLPL’s and the US$ Note Trustee’s obligations under this Deed.

23.14	Moratorium legislation

To the fullest extent permitted by law, the provisions of all Statutes operating directly or indirectly:

(a)	(Lessen obligations): to lessen or otherwise to vary or affect in favour of the Issuer any obligation under this Deed; or

(b)	(Delay exercise of powers): to delay or otherwise prevent or prejudicially affect the exercise of any powers conferred on the US$ Note Trustee under this Deed,

are expressly waived, negatived and excluded.

23.15	Binding on each signatory

This Deed binds each of the signatories to this Deed notwithstanding that any one or more of the named parties to this Deed does not execute this Deed, that there is any invalidity, forgery or irregularity touching any execution of this Deed or that this Deed is or becomes unenforceable void or voidable against any such named party.

23.16	Counterparts

This Deed may be executed in a number of counterparts and all such counterparts taken together are deemed to constitute one and the same instrument.

23.17	Contra Proferentem

Each provision of this Deed will be interpreted without disadvantage to the party who (or whose representative) drafted that provision.

23.18	Anti-money laundering

Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Deed (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except, in all cases, to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders release each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Deed and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this Clause 23.18 or any similar clause in any other Transaction Document.

23.19	Compliance with Regulation AB

(a)

In relation to each fiscal year of the Series Trust (which commences on 1 April of each calendar year) for which MLPL is required under the Exchange Act to file an annual report on Form 10-K with respect to the Series Trust, the US$ Note Trustee must prepare and deliver to each of the Issuer, MLPL, the Manager, the US$ Note Trustee and the Rating Agencies each of the following items no later than 90 days after the end of that fiscal year:

(i)

(Assessment of compliance): as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report regarding the US$ Note Trustee’s assessment of compliance with the Servicing Criteria, including disclosure of any material instance of non-compliance identified by the US$ Note Trustee. Such report must be signed by an Authorised Officer of the US$ Note Trustee, and must be substantially in the form of Schedule 7, and address (A) each of the Servicing Criteria marked in Appendix A to Schedule 7 as “Applicable Servicing Criteria” and (B) any unmarked Servicing Criteria in Appendix A to Schedule 7, to the extent that the US$ Note Trustee is involved in servicing activities relating to such Servicing Criteria, as mutually agreed upon by MLPL and the US$ Note Trustee from time to time;

(ii)

(Accounting attestation report): a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance report made by the US$ Note Trustee and delivered pursuant to paragraph (i) above. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)

(Delegate Information): a written description of the role and function of each delegate appointed by the US$ Note Trustee that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the SMART Receivables, specifying: (A) the identity of each such delegate and which (if any) of such delegates are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; and (B) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each delegate identified pursuant to paragraph (A) of this Clause 23.19(a)(iii).

(b)

As a condition to the utilisation of any delegate determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the US$ Note Trustee shall cause each such delegate, if any, to comply with paragraphs (a)(i) and (ii) above as if references to the US$ Note Trustee in those paragraphs were references to such delegate, except that any assessment of compliance or accounting reports delivered by a delegate of the US$ Note Trustee under paragraph (a)(i) or (ii) above need not address any elements of the Servicing Criteria other than those specified by the US$ Note Trustee to such delegate pursuant to Clause 23.19(a)(iii)(B).

(c)

The US$ Note Trustee represents, warrants and agrees that each report required pursuant to this Clause 23.19 to be provided by the US$ Note Trustee or any of its delegates will be accurate in all material respects and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)

Any failure by the US$ Note Trustee or any delegate of the US$ Note Trustee to deliver any information, report, certification, accountant’s letter or other material when and as required under this Clause 23.19, shall immediately and automatically, without notice or grace period, entitle the Manager, in its sole discretion:

(i)

to remove the US$ Note Trustee or direct the US$ Note Trustee to remove such delegate from the performance of any activities which MLPL reasonably determines to constitute “participating in the servicing function” in relation to the Issuer within the meaning of Item 1122 of Regulation AB; and

(ii)	to replace the US$ Note Trustee or such delegate with respect to such activities;

provided that if directed by MLPL, the Manager shall so remove and replace the US$ Note Trustee or such delegate, as applicable, and provided further, that to the extent that any provision of the Transaction Documents expressly provides for the survival of certain rights or obligations following termination of such party, such provision shall be given effect.

SCHEDULE 1

FORM OF CLASS A-1 BOOK-ENTRY NOTE

Registered	CUSIP No:	$[ ]
No.	ISIN No:
Common Code:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA; A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF THE FOREGOING UNDER 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH SUCH PLAN OR ENTITY, A “BENEFIT PLAN INVESTOR”); OR A NON-U.S. GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL STATE OR LOCAL LAW THAT IS SIMILAR TO SECTION 406 OF THE ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES) OR A VIOLATION OF ANY SIMILAR LAW; PROVIDED, FURTHER, THAT IF, AT THE TIME OF ACQUISITION OF THIS NOTE, THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES, THE PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR.

The following legend to appear on each Class A-1 Book-Entry Note:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The principal of this Class A-1 Note is payable in instalments as set forth below, in the US$ Note Trust Deed and in the US$ Note Conditions. Accordingly, the outstanding principal amount of this Class A-1 Note at any time may be less than the amount shown on the face of this Class A-1 Note.

PERPETUAL TRUSTEE COMPANY LIMITED, ABN 42 000 001 007 (a limited liability company incorporated in Australia and registered in New South Wales)

in its capacity as trustee of the SMART ABS Series 2013-2US Trust (the SMART ABS Trust)

(the Issuer)

Class A-1 Note

This Class A-1 Note is issued by the Issuer in an initial aggregate principal amount of US$[●] (the Class A-1 Note) and is:

(a)

constituted by a US$ Note Trust Deed dated [●] 2013 (the US$ Note Trust Deed) made between the Issuer, Macquarie Leasing Pty Limited ABN 38 002 674 982 (MLPL), Macquarie Securities Management Pty Limited ABN 26 003 435 443 as manager and The Bank of New York Mellon as trustee for the holders of the US$ Notes; and

(b)	issued subject to, and with the benefit of, amongst other things:

(i)

a Master Trust Deed (the Master Trust Deed) dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer, as amended and supplemented from time to time;

(ii)	a Trust Creation Deed (Trust Creation Deed) dated 23 April 2013 executed by the Issuer;

(iii)	a Master Sale and Servicing Deed (Master Sale and Servicing Deed) dated 27 February 2007 between the Manager, the Issuer and MLPL, as amended and supplemented from time to time;

(iv)	a Series Supplement (the Series Supplement) dated [●] 2013 between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Issuer and the Manager;

(v)

a Master Security Trust Deed (the Master Security Trust Deed) dated 27 February 2007 made between the Issuer, the Manager and P.T. Limited ABN 67 004 454 666, as amended and supplemented from time to time;

(vi)	a General Security Deed (the General Security Deed) dated 23 April 2013 between the Manager, the Issuer, the US$ Note Trustee and P.T Limited ABN 67 004 454 666;

(vii)

an Agency Agreement (the Agency Agreement) dated [●] 2013 made between the Issuer, the Manager and The Bank of New York Mellon as US$ Note Trustee, Principal Paying Agent, the US$ Note Registrar and Agent Bank;

(viii)	the US$ Note Trust Deed; and

(ix)	the Note Conditions in relation to the Class A-1 Notes as set out in the Annex to this Class A-1 Note (the Note Conditions).

Unless defined in this Class A-1 Note, words and phrases defined in either or both of the US$ Note Trust Deed and the US$ Note Conditions have the same meaning in this Class A-1 Note. Where there is any inconsistency in a definition between the US$ Note Trust Deed and the US$ Note Conditions, the US$ Note Trust Deed prevails.

If this Class A-1 Note is a Class A-1 Book-Entry Note and the Issuer is obliged to issue Class A-1 Definitive Notes under Clause 3.5(a) of the US$ Note Trust Deed, this Class A-1 Note will be exchangeable in whole upon its surrender at the offices of the US$ Note Registrar as specified in the US$ Note Conditions or notified to Class A-1 Noteholders from time to time (or such other place as the US$ Note Trustee may agree) for Class A-1 Definitive Notes and the Issuer shall execute and procure that the US$ Note Trustee authenticates and delivers in full exchange for this Class A-1 Note, Class A-1 Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A-1 Note subject to and in accordance with Clause 3.5(b) of the US$ Note Trust Deed and in accordance with the Agency Agreement. The Issuer is not obliged to issue Class A-1 Definitive Notes until 30 days after the occurrence of an event set out in Clause 3.5(a) of the US$ Note Trust Deed. The Class A-1 Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$1,000 and integral multiples of US$1,000 thereafter.

The Issuer, in its capacity as trustee of the SMART ABS Trust, subject to and in accordance with this Class A-1 Note, the US$ Note Conditions, the Agency Agreement, the Master Trust Deed, the Series Supplement and the US$ Note Trust Deed, promises to pay to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), as the registered holder of this Class A-1 Note, or to registered assigns of this Class A-1 Note, the principal sum of US$[●] (or such part of that amount as may become repayable under the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed) on such date(s) as that principal sum (or any part of it) becomes repayable in accordance with the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed and to pay interest in arrears on each Distribution Date on the Invested Amount of this Class A-1 Note at rates determined in accordance with Condition 6 of the US$ Note Conditions. If the Issuer fails to meet its obligations to issue Class A-1 Definitive Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Class A-1 Notes under the US$ Note Trust Deed, the Master Trust Deed, the Series Supplement, the Agency Agreement and this Class A-1 Note.

Payments of interest on this Class A-1 Note due and payable on each Distribution Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the US$ Note Conditions and the Agency Agreement. If this Class A-1 Note is a Class A-1 Book-Entry Note such payments will be made to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of the Depository as the holder of a beneficial interest in a Class A-1 Note will be entitled to receive any payment so made in respect of that Class A-1 Note only in accordance with the respective rules and procedures of the Depository. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-1 Notes which must be made by the holder of this Class A-1 Note, for so long as this Class A-1 Note is outstanding.

On any payment of principal and/or interest on the Class A-1 Notes details of that payment shall be endorsed by or on behalf of the Issuer in the US$ Note Register and, in the case of payments of principal, the Invested Amount of the Class A-1 Notes shall be reduced for all purposes by the amount so paid and endorsed in the US$ Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A-1 Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Officer or other duly appointed representatives of the US$ Note Trustee.

This Class A-1 Note is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory, Australia.

If this Class A-1 Note is a Class A-1 Book-Entry Note, this Class A-1 Note is a global note.

In Witness the Issuer has caused this Class A-1 Note to be signed manually by a person duly authorised on its behalf

Perpetual Trustee Company Limited by:

Authorised Officer/duly appointed representative

Important Notes:

Neither the Manager nor the Issuer is under any obligation at any time to repurchase any Class A-1 Notes from Class A-1 Noteholders.

This Class A-1 Note is not a certificate of title and the US$ Note Register on which these Class A-1 Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A-1 Notes.

The Issuer issues this Class A-1 Note only in its role as trustee of the SMART ABS Trust. Any obligation or liability of the Issuer arising under or in any way connected with the SMART ABS Trust under the Master Trust Deed, the Series Supplement, the US$ Note Trust Deed, this Class A-1 Note or any other Transaction Document to which the Issuer is a party is limited to the extent to which it can be satisfied out of the assets of the SMART ABS Trust out of which the Issuer is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Issuer only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Issuer. The Issuer will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document).

Transfers of the Class A-1 Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 5.3 of the Agency Agreement.

None of the Manager or any other member of the Macquarie Bank group or the Issuer in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A-1 Notes.

The Class A-1 Notes do not represent deposits or other liabilities of the Manager or any other member of the Macquarie Bank group. The holding of the Class A-1 Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager or any other member of the Macquarie Bank group stand in any way behind the capital value and/or performance of the Class A-1 Notes, or the assets held by the SMART ABS Trust.

There is a risk that, for the purposes of ERISA and the Code, the Class A-1 Notes may be recharacterised as equity interests in the SMART ABS Trust after their initial issuance. In the event of a withdrawal or downgrade to below investment grade of the rating of the Class A-1 Notes or a characterization of the Class A-1 Notes as other than indebtedness under applicable local law, the subsequent purchase of the Class A-1 Notes or any interest therein by or with the assets of a Benefit Plan Investor is and shall be prohibited.

Certificate of Authentication

This Class A-1 Note is authenticated by The Bank of New York Mellon as US$ Note Trustee and until so authenticated shall not be valid for any purpose.

The Bank of New York Mellon by:

Authorised Officer/duly appointed representative

Dated:

Assignment

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                  , attorney, to transfer said Class A-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the US$ Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the US$ Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*Note:

The signatures to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-1 Note in every particular without alteration, enlargement or any change whatsoever.

ANNEX

[Insert completed US$ Note Conditions]

SCHEDULE 2

FORM OF CLASS A-2[A/B] BOOK-ENTRY NOTE

Registered	CUSIP No:	$[ ]
No.	ISIN No:
Common Code:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA; A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF THE FOREGOING UNDER 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH SUCH PLAN OR ENTITY, A “BENEFIT PLAN INVESTOR”); OR A NON-U.S. GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL STATE OR LOCAL LAW THAT IS SIMILAR TO SECTION 406 OF THE ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES) OR A VIOLATION OF ANY SIMILAR LAW; PROVIDED, FURTHER, THAT IF, AT THE TIME OF ACQUISITION OF THIS NOTE, THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES, THE PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR.

The following legend to appear on each Class A-2[a/b] Book-Entry Note:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The principal of this Class A-2[a/b] Note is payable in instalments as set forth below, in the US$ Note Trust Deed and in the US$ Note Conditions. Accordingly, the outstanding principal amount of this Class A-2[a/b] Note at any time may be less than the amount shown on the face of this Class A-2[a/b] Note. PERPETUAL TRUSTEE COMPANY LIMITED, ABN 42 000 001 007 (a limited liability company incorporated in Australia and registered in New South Wales)

in its capacity as trustee of the SMART ABS Series 2013-2US Trust (the SMART ABS Trust)

(the Issuer)

Class A-2[a/b] Note

This Class A-2[a/b] Note is issued by the Issuer in an initial aggregate principal amount of US$[●] (the Class A-2[a/b] Note) and is:

(a)

constituted by a US$ Note Trust Deed dated [●] 2013 (the US$ Note Trust Deed) made between the Issuer, Macquarie Leasing Pty Limited ABN 38 002 674 982 (MLPL), Macquarie Securities Management Pty Limited ABN 26 003 435 443 as manager and The Bank of New York Mellon as trustee for the holders of the US$ Notes; and

(b)	issued subject to, and with the benefit of, amongst other things:

(i)

a Master Trust Deed (the Master Trust Deed) dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer, as amended and supplemented from time to time;

(ii)	a Trust Creation Deed (Trust Creation Deed) dated 23 April 2013 executed by the Issuer;

(iii)	a Master Sale and Servicing Deed (Master Sale and Servicing Deed) dated 27 February 2007 between the Manager, the Issuer and MLPL, as amended and supplemented from time to time;

(iv)	a Series Supplement (the Series Supplement) dated [●] 2013 between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Issuer and the Manager;

(v)

a Master Security Trust Deed (the Master Security Trust Deed) dated 27 February 2007 made between the Issuer, the Manager and P.T. Limited ABN 67 004 454 666, as amended and supplemented from time to time;

(vi)	a General Security Deed (the General Security Deed) dated 23 April 2013 between the Manager, the Issuer, the US$ Note Trustee and P.T Limited ABN 67 004 454 666;

(vii)

an Agency Agreement (the Agency Agreement) dated [●] 2013 made between the Issuer, the Manager and The Bank of New York Mellon as US$ Note Trustee, Principal Paying Agent, the US$ Note Registrar and Agent Bank;

(viii)	the US$ Note Trust Deed; and

(ix)	the Note Conditions in relation to the Class A-2[a/b] Notes as set out in the Annex to this Class A-2[a/b] Note (the Note Conditions).

Unless defined in this Class A-2[a/b] Note, words and phrases defined in either or both of the US$ Note Trust Deed and the US$ Note Conditions have the same meaning in this Class A-2[a/b] Note. Where there is any inconsistency in a definition between the US$ Note Trust Deed and the US$ Note Conditions, the US$ Note Trust Deed prevails.

If this Class A-2[a/b] Note is a Class A-2[a/b] Book-Entry Note and the Issuer is obliged to issue Class A-2[a/b] Definitive Notes under Clause 3.5(a) of the US$ Note Trust Deed, this Class A-2[a/b] Note will be exchangeable in whole upon its surrender at the offices of the US$ Note Registrar as specified in the US$ Note Conditions or notified to Class A-2 Noteholders from time to time (or such other place as the US$ Note Trustee may agree) for Class A-2[a/b] Definitive Notes and the Issuer shall execute and procure that the US$ Note Trustee authenticates and delivers in full exchange for this Class A-2[a/b] Note, Class A-2[a/b] Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A-2[a/b] Note subject to and in accordance with Clause 3.5(b) of the US$ Note Trust Deed and in accordance with the Agency Agreement. The Issuer is not obliged to issue Class A-2[a/b] Definitive Notes until 30 days after the occurrence of an event set out in Clause 3.5(a) of the US$ Note Trust Deed. The Class A-2[a/b] Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$1,000 and integral multiples of US$1,000 thereafter.

The Issuer, in its capacity as trustee of the SMART ABS Trust, subject to and in accordance with this Class A-2[a/b] Note, the US$ Note Conditions, the Agency Agreement, the Master Trust Deed, the Series Supplement and the US$ Note Trust Deed, promises to pay to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), as the registered holder of this Class A-2[a/b] Note, or to registered assigns of this Class A-2[a/b] Note, the principal sum of US$[●] (or such part of that amount as may become repayable under the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed) on such date(s) as that principal sum (or any part of it) becomes repayable in accordance with the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed and to pay interest in arrears on each Distribution Date on the Invested Amount of this Class A-2[a/b] Note at rates determined in accordance with Condition 6 of the US$ Note Conditions. If the Issuer fails to meet its obligations to issue Class A-2[a/b] Definitive Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Class A-2[a/b] Notes under the US$ Note Trust Deed, the Master Trust Deed, the Series Supplement, the Agency Agreement and this Class A-2[a/b] Note.

Payments of interest on this Class A-2[a/b] Note due and payable on each Distribution Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the US$ Note Conditions and the Agency Agreement. If this Class A-2[a/b] Note is a Class A-2[a/b] Book-Entry Note such payments will be made to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of the Depository as the holder of a beneficial interest in a Class A-2[a/b] Note will be entitled to receive any payment so made in respect of that Class A-2[a/b] Note only in accordance with the respective rules and procedures of the Depository. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-2[a/b] Notes which must be made by the holder of this Class A-2[a/b] Note, for so long as this Class A-2[a/b] Note is outstanding.

On any payment of principal and/or interest on the Class A-2[a/b] Notes details of that payment shall be endorsed by or on behalf of the Issuer in the US$ Note Register and, in the case of payments of principal, the Invested Amount of the Class A-2[a/b] Notes shall be reduced for all purposes by the amount so paid and endorsed in the US$ Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A-2[a/b] Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Officer or other duly appointed representatives of the US$ Note Trustee.

This Class A-2[a/b] Note is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory, Australia.

If this Class A-2[a/b] Note is a Class A-2[a/b] Book-Entry Note, this Class A-2[a/b] Note is a global note.

In Witness the Issuer has caused this Class A-2[a/b] Note to be signed manually by a person duly authorised on its behalf

Perpetual Trustee Company Limited by:

Authorised Officer/duly appointed representative

Important Notes:

Neither the Manager nor the Issuer is under any obligation at any time to repurchase any Class A-2[a/b] Notes from Class A-2 Noteholders.

This Class A-2[a/b] Note is not a certificate of title and the US$ Note Register on which these Class A-2[a/b] Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A-2[a/b] Notes.

The Issuer issues this Class A-2[a/b] Note only in its role as trustee of the SMART ABS Trust. Any obligation or liability of the Issuer arising under or in any way connected with the SMART ABS Trust under the Master Trust Deed, the Series Supplement, the US$ Note Trust Deed, this Class A-2[a/b] Note or any other Transaction Document to which the Issuer is a party is limited to the extent to which it can be satisfied out of the assets of the SMART ABS Trust out of which the Issuer is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Issuer only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Issuer. The Issuer will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document).

Transfers of the Class A-2[a/b] Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 5.3 of the Agency Agreement.

None of the Manager or any other member of the Macquarie Bank group or the Issuer in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A-2[a/b] Notes.

The Class A-2[a/b] Notes do not represent deposits or other liabilities of the Manager or any other member of the Macquarie Bank group. The holding of the Class A-2[a/b] Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager or any other member of the Macquarie Bank group stand in any way behind the capital value and/or performance of the Class A-2[a/b] Notes, or the assets held by the SMART ABS Trust.

There is a risk that, for the purposes of ERISA and the Code, the Class A-2[a/b] Notes may be recharacterised as equity interests in the SMART ABS Trust after their initial issuance. In the event of a withdrawal or downgrade to below investment grade of the rating of the Class A-2[a/b] Notes or a characterization of the Class A-2[a/b] Notes as other than indebtedness under applicable local law, the subsequent purchase of the Class A-2[a/b] Notes or any interest therein by or with the assets of a Benefit Plan Investor is and shall be prohibited.

Certificate of Authentication

This Class A-2[a/b] Note is authenticated by The Bank of New York Mellon as US$ Note Trustee and until so authenticated shall not be valid for any purpose.

The Bank of New York Mellon by:

Authorised Officer/duly appointed representative

Dated:

Assignment

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-2[a/b] Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                  , attorney, to transfer said Class A-2[a/b] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the US$ Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the US$ Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

* Note:

The signatures to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-2[a/b] Note in every particular without alteration, enlargement or any change whatsoever.

ANNEX

[Insert completed US$ Note Conditions]

SCHEDULE 3

FORM OF CLASS A-3[A/B] BOOK-ENTRY NOTE

Registered	CUSIP No:	$[ ]
No.	ISIN No:
Common Code:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA; A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF THE FOREGOING UNDER 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH SUCH PLAN OR ENTITY, A “BENEFIT PLAN INVESTOR”); OR A NON-U.S. GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL STATE OR LOCAL LAW THAT IS SIMILAR TO SECTION 406 OF THE ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES) OR A VIOLATION OF ANY SIMILAR LAW; PROVIDED, FURTHER, THAT IF, AT THE TIME OF ACQUISITION OF THIS NOTE, THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES, THE PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR.

The following legend to appear on each Class A-3[a/b] Book-Entry Note:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The principal of this Class A-3[a/b] Note is payable in instalments as set forth below, in the US$ Note Trust Deed and in the US$ Note Conditions. Accordingly, the outstanding principal amount of this Class A-3[a/b] Note at any time may be less than the amount shown on the face of this Class A-3[a/b] Note. PERPETUAL TRUSTEE COMPANY LIMITED, ABN 42 000 001 007 (a limited liability company incorporated in Australia and registered in New South Wales)

in its capacity as trustee of the SMART ABS Series 2013-2US Trust (the SMART ABS Trust)

(the Issuer)

Class A-3[a/b] Note

This Class A-3[a/b] Note is issued by the Issuer in an initial aggregate principal amount of US$[●] (the Class A-3[a/b] Note) and is:

(a)

constituted by a US$ Note Trust Deed dated [●] 2013 (the US$ Note Trust Deed) made between the Issuer, Macquarie Leasing Pty Limited ABN 38 002 674 982 (MLPL), Macquarie Securities Management Pty Limited ABN 26 003 435 443 as manager and The Bank of New York Mellon as trustee for the holders of the US$ Notes; and

(b)	issued subject to, and with the benefit of, amongst other things,

(i)

a Master Trust Deed (the Master Trust Deed) dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer, as amended and supplemented from time to time;

(ii)	a Trust Creation Deed (Trust Creation Deed) dated 23 April 2013 executed by the Issuer;

(iii)	a Master Sale and Servicing Deed (Master Sale and Servicing Deed) dated 27 February 2007 between the Manager, the Issuer and Macquarie MLPL, as amended and supplemented from time to time;

(iv)	a Series Supplement (the Series Supplement) dated [●] 2013 between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Issuer and the Manager;

(v)

a Master Security Trust Deed (the Master Security Trust Deed) dated 27 February 2007 made between the Issuer, the Manager and P.T. Limited ABN 67 004 454 666, as amended and supplemented from time to time;

(vi)	a General Security Deed (the General Security Deed) dated 23 April 2013 between the Manager, the Issuer, the US$ Note Trustee and P.T. Limited ABN 67 004 454 666;

(vii)

an Agency Agreement (the Agency Agreement) dated [●] 2013 made between the Issuer, the Manager, The Bank of New York Mellon as US$ Note Trustee, Principal Paying Agent, the US$ Note Registrar and Agent Bank;

(viii)	the US$ Note Trust Deed; and

(ix)	the Note Conditions in relation to the Class A-3[a/b] Notes as set out in the Annex to this Class A-3[a/b] Note (the Note Conditions).

Unless defined in this Class A-3[a/b] Note, words and phrases defined in either or both of the US$ Note Trust Deed and the US$ Note Conditions have the same meaning in this Class A-3[a/b] Note. Where there is any inconsistency in a definition between the US$ Note Trust Deed and the US$ Note Conditions, the US$ Note Trust Deed prevails.

If this Class A-3[a/b] Note is a Class A-3[a/b] Book-Entry Note and the Issuer is obliged to issue Class A-3[a/b] Definitive Notes under Clause 3.5(a) of the US$ Note Trust Deed, this Class A-3[a/b] Note will be exchangeable in whole upon its surrender at the offices of the US$ Note Registrar as specified in the US$ Note Conditions or notified to Class A-3 Noteholders from time to time (or such other place as the US$ Note Trustee may agree) for Class A-3[a/b] Definitive Notes and the Issuer shall execute and procure that the US$ Note Trustee authenticates and delivers in full exchange for this Class A-3[a/b] Note, Class A-3[a/b] Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A-3[a/b] Note subject to and in accordance with Clause 3.5(b) of the US$ Note Trust Deed and in accordance with the Agency Agreement. The Issuer is not obliged to issue Class A-3[a/b] Definitive Notes until 30 days after the occurrence of an event set out in Clause 3.5(a) of the US$ Note Trust Deed. The Class A-3[a/b] Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$1,000 and integral multiples of US$1,000 thereafter.

The Issuer, in its capacity as trustee of the SMART ABS Trust, subject to and in accordance with this Class A-3[a/b] Note, the US$ Note Conditions, the Agency Agreement, the Master Trust Deed, the Series Supplement and the US$ Note Trust Deed, promises to pay to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), as the registered holder of this Class A-3[a/b] Note, or to registered assigns of this Class A-3[a/b] Note, the principal sum of US$ [●] (or such part of that amount as may become repayable under the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed) on such date(s) as that principal sum (or any part of it) becomes repayable in accordance with the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed and to pay interest in arrears on each Distribution Date on the Invested Amount of this Class A-3[a/b] Note at rates determined in accordance with Condition 6 of the US$ Note Conditions. If the Issuer fails to meet its obligations to issue Class A-3[a/b] Definitive Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Class A-3[a/b] Notes under the US$ Note Trust Deed, the Master Trust Deed, the Series Supplement, the Agency Agreement and this Class A-3[a/b] Note.

Payments of interest on this Class A-3[a/b] Note due and payable on each Distribution Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the US$ Note Conditions and the Agency Agreement. If this Class A-3[a/b] Note is a Class A-3[a/b] Book-Entry Note such payments will be made to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of the Depository as the holder of a beneficial interest in a Class A-3[a/b] Note will be entitled to receive any payment so made in respect of that Class A-3[a/b] Note only in accordance with the respective rules and procedures of the Depository. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-3[a/b] Notes which must be made by the holder of this Class A-3[a/b] Note, for so long as this Class A-3[a/b] Note is outstanding.

On any payment of principal and/or interest on the Class A-3[a/b] Notes details of that payment shall be endorsed by or on behalf of the Issuer in the US$ Note Register and, in the case of payments of principal, the Invested Amount of the Class A-3[a/b] Notes shall be reduced for all purposes by the amount so paid and endorsed in the US$ Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A-3[a/b] Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Officer or other duly appointed representatives of the US$ Note Trustee.

This Class A-3[a/b] Note is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory, Australia.

If this Class A-3[a/b] Note is a Class A-3[a/b] Book-Entry Note, this Class A-3[a/b] Note is a global note.

In Witness the Issuer has caused this Class A-3[a/b] Note to be signed manually by a person duly authorised on its behalf

Perpetual Trustee Company Limited by:

Authorised Officer/duly appointed representative

Important Notes:

Neither the Manager nor the Issuer is under any obligation at any time to repurchase any Class A-3[a/b] Notes from Class A-3 Noteholders.

This Class A-3[a/b] Note is not a certificate of title and the US$ Note Register on which these Class A-3[a/b] Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A-3[a/b] Notes.

The Issuer issues this Class A-3[a/b] Note only in its role as trustee of the SMART ABS Trust. Any obligation or liability of the Issuer arising under or in any way connected with the SMART ABS Trust under the Master Trust Deed, the Series Supplement, the US$ Note Trust Deed, this Class A-3[a/b] Note or any other Transaction Document to which the Issuer is a party is limited to the extent to which it can be satisfied out of the assets of the SMART ABS Trust out of which the Issuer is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Issuer only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Issuer. The Issuer will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document).

Transfers of the Class A-3[a/b] Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 5.3 of the Agency Agreement.

None of the Manager or any other member of the Macquarie Bank group or the Issuer in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A-3[a/b] Notes.

The Class A-3[a/b] Notes do not represent deposits or other liabilities of the Manager or any other member of the Macquarie Bank group. The holding of the Class A-3[a/b] Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager or any other member of the Macquarie Bank group stand in any way behind the capital value and/or performance of the Class A-3[a/b] Notes, or the assets held by the SMART ABS Trust.

There is a risk that, for the purposes of ERISA and the Code, the Class A-3[a/b] Notes may be recharacterised as equity interests in the SMART ABS Trust after their initial issuance. In the event of a withdrawal or downgrade to below investment grade of the rating of the Class A-3[a/b] Notes or a characterization of the Class A-3[a/b] Notes as other than indebtedness under applicable local law, the subsequent purchase of the Class A-3[a/b] Notes or any interest therein by or with the assets of a Benefit Plan Investor is and shall be prohibited.

Certificate of Authentication

This Class A-3[a/b] Note is authenticated by The Bank of New York Mellon as US$ Note Trustee and until so authenticated shall not be valid for any purpose.

The Bank of New York Mellon by:

Authorised Officer/duly appointed representative

Dated:

Assignment

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-3[a/b] Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                  , attorney, to transfer said Class A-3[a/b] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the US$ Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the US$ Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

* Note:

The signatures to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-3[a/b] Note in every particular without alteration, enlargement or any change whatsoever.

ANNEX

[Insert completed US$ Note Conditions]

SCHEDULE 4

FORM OF CLASS A-4[A/B] BOOK-ENTRY NOTE

Registered	CUSIP No:	$[ ]
No.	ISIN No:
Common Code:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA; A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF THE FOREGOING UNDER 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH SUCH PLAN OR ENTITY, A “BENEFIT PLAN INVESTOR”); OR A NON-U.S. GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL STATE OR LOCAL LAW THAT IS SIMILAR TO SECTION 406 OF THE ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES) OR A VIOLATION OF ANY SIMILAR LAW; PROVIDED, FURTHER, THAT IF, AT THE TIME OF ACQUISITION OF THIS NOTE, THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES, THE PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR.

The following legend to appear on each Class A-4[a/b] Book-Entry Note:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The principal of this Class A-4[a/b] Note is payable in instalments as set forth below, in the US$ Note Trust Deed and in the US$ Note Conditions. Accordingly, the outstanding principal amount of this Class A-4[a/b] Note at any time may be less than the amount shown on the face of this Class A-4[a/b] Note.

PERPETUAL TRUSTEE COMPANY LIMITED, ABN 42 000 001 007 (a limited liability company incorporated in Australia and registered in New South Wales)

in its capacity as trustee of the SMART ABS Series 2013-2US Trust (the SMART ABS Trust)

(the Issuer)

Class A-4[a/b] Note

This Class A-4[a/b] Note is issued by the Issuer in an initial aggregate principal amount of US$[●] (the Class A-4[a/b] Note) and is:

(a)

constituted by a US$ Note Trust Deed dated [●] 2013 (the US$ Note Trust Deed) made between the Issuer, Macquarie Leasing Pty Limited ABN 38 002 674 982 (MLPL), Macquarie Securities Management Pty Limited ABN 26 003 435 443 as manager and The Bank of New York Mellon as trustee for the holders of the US$ Notes; and

(b)	issued subject to, and with the benefit of, amongst other things,

(i)

a Master Trust Deed (the Master Trust Deed) dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer, as amended and supplemented from time to time;

(ii)	a Trust Creation Deed (Trust Creation Deed) dated 23 April 2013 executed by the Issuer;

(iii)	a Master Sale and Servicing Deed (Master Sale and Servicing Deed) dated 27 February 2007 between the Manager, the Issuer and MLPL, as amended and supplemented from time to time;

(iv)	a Series Supplement (the Series Supplement) dated [●] 2013 between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Issuer and the Manager;

(v)

a Master Security Trust Deed (the Master Security Trust Deed) dated 27 February 2007 made between the Issuer, the Manager and P.T. Limited ABN 67 004 454 666, as amended and supplemented from time to time;

(vi)	a General Security Deed (the General Security Deed) dated 23 April 2013 between the Manager, the Issuer, the US$ Note Trustee and P.T Limited ABN 67 004 454 666;

(vii)

an Agency Agreement (the Agency Agreement) dated [●] 2013 made between the Issuer, the Manager and The Bank of New York Mellon as US$ Note Trustee, Principal Paying Agent, the US$ Note Registrar and Agent Bank;

(viii)	the US$ Note Trust Deed; and

(ix)	the Note Conditions in relation to the Class A-4[a/b] Notes as set out in the Annex to this Class A-4[a/b] Note (the Note Conditions).

Unless defined in this Class A-4[a/b] Note, words and phrases defined in either or both of the US$ Note Trust Deed and the US$ Note Conditions have the same meaning in this Class A-4[a/b] Note. Where there is any inconsistency in a definition between the US$ Note Trust Deed and the US$ Note Conditions, the US$ Note Trust Deed prevails.

If this Class A-4[a/b] Note is a Class A-4[a/b] Book-Entry Note and the Issuer is obliged to issue Class A-4[a/b] Definitive Notes under Clause 3.5(a) of the US$ Note Trust Deed, this Class A-4[a/b] Note will be exchangeable in whole upon its surrender at the offices of the US$ Note Registrar as specified in the US$ Note Conditions or notified to Class A-4 Noteholders from time to time (or such other place as the US$ Note Trustee may agree) for Class A-4[a/b] Definitive Notes and the Issuer shall execute and procure that the US$ Note Trustee authenticates and delivers in full exchange for this Class A-4[a/b] Note, Class A-4[a/b] Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A-4[a/b] Note subject to and in accordance with Clause 3.5(b) of the US$ Note Trust Deed and in accordance with the Agency Agreement. The Issuer is not obliged to issue Class A-4[a/b] Definitive Notes until 30 days after the occurrence of an event set out in Clause 3.5(a) of the US$ Note Trust Deed. The Class A-4[a/b] Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$1,000 and integral multiples of US$1,000 thereafter.

The Issuer, in its capacity as trustee of the SMART ABS Trust, subject to and in accordance with this Class A-4[a/b] Note, the US$ Note Conditions, the Agency Agreement, the Master Trust Deed, the Series Supplement and the US$ Note Trust Deed, promises to pay to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), as the registered holder of this Class A-4[a/b] Note, or to registered assigns of this Class A-4[a/b] Note, the principal sum of US$[●] (or such part of that amount as may become repayable under the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed) on such date(s) as that principal sum (or any part of it) becomes repayable in accordance with the US$ Note Conditions, the Series Supplement and the US$ Note Trust Deed and to pay interest in arrears on each Distribution Date on the Invested Amount of this Class A-4[a/b] Note at rates determined in accordance with Condition 6 of the US$ Note Conditions. If the Issuer fails to meet its obligations to issue Class A-4[a/b] Definitive Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Class A-4[a/b] Notes under the US$ Note Trust Deed, the Master Trust Deed, the Series Supplement, the Agency Agreement and this Class A-4[a/b] Note.

Payments of interest on this Class A-4[a/b] Note due and payable on each Distribution Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the US$ Note Conditions and the Agency Agreement. If this Class A-4[a/b] Note is a Class A-4[a/b] Book-Entry Note such payments will be made to the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of the Depository as the holder of a beneficial interest in a Class A-4[a/b] Note will be entitled to receive any payment so made in respect of that Class A-4[a/b] Note only in accordance with the respective rules and procedures of the Depository. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-4[a/b] Notes which must be made by the holder of this Class A-4[a/b] Note, for so long as this Class A-4[a/b] Note is outstanding.

On any payment of principal and/or interest on the Class A-4[a/b] Notes details of that payment shall be endorsed by or on behalf of the Issuer in the US$ Note Register and, in the case of payments of principal, the Invested Amount of the Class A-4[a/b] Notes shall be reduced for all purposes by the amount so paid and endorsed in the US$ Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A-4[a/b] Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Officer or other duly appointed representatives of the US$ Note Trustee.

This Class A-4[a/b] Note is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory, Australia.

If this Class A-4[a/b] Note is a Class A-4[a/b] Book-Entry Note, this Class A-4[a/b] Note is a global note.

In Witness the Issuer has caused this Class A-4[a/b] Note to be signed manually by a person duly authorised on its behalf

Perpetual Trustee Company Limited by:

………………………………………………

Authorised Officer/duly appointed representative

Important Notes:

Neither the Manager nor the Issuer is under any obligation at any time to repurchase any Class A-4[a/b] Notes from Class A-4 Noteholders.

This Class A-4[a/b] Note is not a certificate of title and the US$ Note Register on which these Class A-4[a/b] Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A-4[a/b] Notes.

The Issuer issues this Class A-4[a/b] Note only in its role as trustee of the SMART ABS Trust. Any obligation or liability of the Issuer arising under or in any way connected with the SMART ABS Trust under the Master Trust Deed, the Series Supplement, the US$ Note Trust Deed, this Class A-4[a/b] Note or any other Transaction Document to which the Issuer is a party is limited to the extent to which it can be satisfied out of the assets of the SMART ABS Trust out of which the Issuer is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Issuer only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Issuer. The Issuer will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document).

Transfers of the Class A-4[a/b] Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 5.3 of the Agency Agreement.

None of the Manager or any other member of the Macquarie Bank group or the Issuer in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A-4[a/b] Notes.

The Class A-4[a/b] Notes do not represent deposits or other liabilities of the Manager or any other member of the Macquarie Bank group. The holding of the Class A-4[a/b] Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager or any other member of the Macquarie Bank group stand in any way behind the capital value and/or performance of the Class A-4[a/b] Notes, or the assets held by the SMART ABS Trust.

There is a risk that, for the purposes of ERISA and the Code, the Class A-4[a/b] Notes may be recharacterised as equity interests in the SMART ABS Trust after their initial issuance. In the event of a withdrawal or downgrade to below investment grade of the rating of the Class A-4[a/b] Notes or a characterization of the Class A-4[a/b] Notes as other than indebtedness under applicable local law, the subsequent purchase of the Class A-4[a/b] Notes or any interest therein by or with the assets of a Benefit Plan Investor is and shall be prohibited.

Certificate of Authentication

This Class A-4[a/b] Note is authenticated by The Bank of New York Mellon as US$ Note Trustee and until so authenticated shall not be valid for any purpose.

The Bank of New York Mellon by:

……………………………………………

Authorised Officer/duly appointed representative

Dated:   …………………………………………………

Assignment

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-4[a/b] Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                      , attorney, to transfer said Class A-4[a/b] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the US$ Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the US$ Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

* Note:

The signatures to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-4[a/b] Note in every particular without alteration, enlargement or any change whatsoever.

ANNEX

[Insert completed US$ Note Conditions]

SCHEDULE 5

FORM OF NOTE TERMS AND CONDITIONS

US$ Note Terms and Conditions

The following, subject to amendments, are the terms and conditions (as applicable) of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, substantially as they will appear on the reverse of any Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note. Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will initially be issued in book-entry form. Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes in definitive form will only be issued in limited circumstances. While the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in definitive form.

1.	General

The issue of the:

(a)	US$[●] Class A-1 Asset Backed Fixed Rate Notes due [●] (the “Class A-1 Notes”);

(b)	US$[●] Class A-2a Asset Backed Fixed Rate Notes due [●] (the “Class A-2a Notes”);

(c)	US$[●] Class A-2b Asset Backed Floating Rate Notes due [●] (the “Class A-2b Notes” and together with the Class A-2a Notes, the “Class A-2 Notes”);

(d)	US$[●] Class A-3a Asset Backed Fixed Rate Notes due [●] (the “Class A-3a Notes”);

(e)	US$[●] Class A-3b Asset Backed Floating Rate Notes due [●] (the “Class A-3b Notes” and together with the Class A-3a Notes, the “Class A-3 Notes”);

(f)	US$[●] Class A-4a Asset Backed Fixed Rate Notes due [●] (the “Class A-4a Notes” and together with the Class A-1 Notes, the Class A-2a Notes and the Class A-3a Notes, the “US$ Fixed Rate Notes”);

(g)

US$[●] Class A-4b Asset Backed Floating Rate Notes due [●] (the “Class A-4b Notes”, together with the Class A-4a Notes, the “Class A-4 Notes”, together with the Class A-2b Notes and the Class A-3b Notes, the “US$ Floating Rate Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes” or the “US$ Notes”);

(h)	A$[●] Class B Asset Backed Floating Rate Notes due [●] (the “Class B Notes”);

(i)	A$[●] Class C Asset Backed Floating Rate Notes due [●] (the “Class C Notes”);

(j)	A$[●] Class D Asset Backed Floating Rate Notes due [●] (the “Class D Notes”);

(k)	A$[●] Class E Asset Backed Floating Rate Notes due [●] (the “Class E Notes”); and

(l)	A$[●] Seller Note Asset Backed Floating Rate Notes due [●] (the “Seller Notes”),

by Perpetual Trustee Company Limited ABN 42 000 001 007, (“Perpetual”) in its capacity as trustee of the SMART ABS Series 2013-2US Trust (the “Series Trust”) (Perpetual in such capacity, the “Issuer Trustee”) has been authorised.

The US$ Notes: (a) are constituted by a US$ Note Trust Deed (the “US$ Note Trust Deed”) dated [●] 2013 made between the Issuer Trustee, Macquarie Securities Management Pty Limited ABN 26 003 435 443 (the “Manager”), Macquarie Leasing Pty Limited ABN 38 002 674 982 (“MLPL”) and The Bank of New York Mellon (the “US$ Note Trustee”) as trustee for the several persons who are for the time being registered holders of the US$ Notes (each a “US$ Noteholder” and together the “US$ Noteholders”); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the “Master Trust Deed”) dated 11 March 2002 made between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer Trustee, as amended and supplemented from time to time; (ii) a Trust Creation Deed (“Trust Creation Deed”) dated 23 April 2013 executed by the Issuer Trustee; (iii) a Master Sale and Servicing Deed (“Master Sale and Servicing Deed”) dated 27 February 2007 between the Manager, the Issuer Trustee and MLPL, as amended and supplemented from time to time; (iv) a Series Supplement (the “Series Supplement”) dated [●] 2013 between the Manager, the Issuer Trustee, MLPL and Macquarie Bank Limited ABN 46 008 583 542; (v) a Master Security Trust Deed (the “Master Security Trust Deed”) dated 27 February 2007 between the Issuer Trustee, the Manager and P.T. Limited ABN 67 004 454 666 (the “Security Trustee”), as amended and supplemented from time to time; (vi) a General Security Deed (the “General Security Deed”) dated 23 April 2013 between the Manager, the Issuer Trustee, the US$ Note Trustee and the Security Trustee; (vii) the US$ Note Trust Deed; (viii) these terms and conditions (the “Conditions”); and (ix) the Agency Agreement (as defined below).

The Class A Notes will in turn be divided into the following 4 sub-classes: Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

The Class A-2 Notes will be further divided into 2 sub-classes: the Class A-2a Notes (being fixed interest bearing Class A-2 Notes) and the Class A-2b Notes (being floating interest bearing Class A-2 Notes).

The Class A-3 Notes will be further divided into 2 sub-classes: the Class A-3a Notes (being fixed interest bearing Class A-3 Notes) and the Class A-3b Notes (being floating interest bearing Class A-3 Notes).

The Class A-4 Notes will be further divided into 2 sub-classes: the Class A-4a Notes (being fixed interest bearing Class A-4 Notes) and the Class A-4b Notes (being floating interest bearing Class A-4 Notes).

The Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes to be issued on the Closing Date will be issued under and in accordance with the Series Supplement.

Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 2.2) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in Condition 3.

Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the US$ Notes will be made pursuant to an Agency Agreement (the

“Agency Agreement”) dated [●] 2013 between the Issuer Trustee, the Manager and The Bank of New York Mellon as the US$ Note Trustee, the initial principal paying agent (the “Principal Paying Agent”) (together with any other paying agent appointed from time to time under the Agency Agreement, the “Paying Agents”), the initial agent bank (the “Agent Bank”) and the initial US$ note registrar (the “US$ Note Registrar”).

The Issuer Trustee has entered into an ISDA Master Agreement together with a schedule (the “Currency Swap Agreement”) with Australia and New Zealand Banking Group Limited ABN 11 005 357 522 and the Manager. Pursuant to the ISDA Master Agreement, Australia and New Zealand Banking Group Limited ABN 11 005 357 522 (the “Currency Swap Provider”) has entered into currency swap transactions relating to each of the Class A-1 Notes (the “Class A-1 Currency Swap”), the Class A-2a Notes (the “Class A-2a Currency Swap”), the Class A-2b Notes (the “Class A-2b Currency Swap”), the Class A-3a Notes (the “Class A-3a Currency Swap”), the Class A-3b Notes (the “Class A-3b Currency Swap”), the Class A-4a Notes (the “Class A-4a Currency Swap”) and the Class A-4b Notes (the “Class A-4b Currency Swap”).

The Issuer Trustee has entered into an ISDA Master Agreement together with a schedule (the “Fixed Rate Swap Agreement”) with Macquarie Bank Limited ABN 46 008 583 542 and the Manager. Pursuant to the ISDA Master Agreement, Macquarie Bank Limited ABN 46 008 583 542 (the “Fixed Rate Swap Provider”) has entered into a fixed rate swap transaction (the “Fixed Rate Swap”).

“US$” and “US dollars” means the lawful currency for the time being of the United States of America and “A$” means the lawful currency for the time being of the Commonwealth of Australia.

2.	Definitions and interpretation

2.1	Incorporated terms

Unless otherwise defined herein or the context requires otherwise, and subject to Condition 2.2 words and expressions which are defined in the Master Trust Deed, the Master Sale and Servicing Deed or the Series Supplement have the same meanings herein. Where there is any inconsistency in a definition between the Master Trust Deed and the Master Sale and Servicing Deed (on the one hand) and the Series Supplement (on the other hand), the Series Supplement prevails. Where there is any inconsistency in a definition between the Master Trust Deed (on the one hand) and the Master Sale and Servicing Deed (on the other hand), the Master Sale and Servicing Deed prevails over the Master Trust Deed in respect of these Conditions.

2.2	Incorporated Definitions and other Provisions

Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document, or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that other provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment is either:

(a)

if the US$ Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, consented to in writing by the US$ Note Trustee; or

(b)

otherwise approved by an Extraordinary Resolution (as defined in the US$ Note Trust Deed) of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders under the US$ Note Trust Deed.

“Transaction Documents” means the Master Trust Deed in so far as it relates to the Series Trust, the Trust Creation Deed, the Series Supplement, the Fixed Rate Swap Agreement and the swap confirmation entered into under such agreement, the Currency Swap Agreement, the Class A-1 Currency Swap, the Class A-2a Currency Swap, the Class A-2b Currency Swap, the Class A-3a Currency Swap, the Class A-3b Currency Swap, the Class A-4a Currency Swap, the Class A-4b Currency Swap, the Master Sale and Servicing Deed in so far as it relates to the Series Trust, each Letter of Offer and Transfer Proposal relating to the Series Trust, the Master Security Trust Deed in so far as it relates to the Series Trust, the General Security Deed, the US$ Note Trust Deed, each Note, the US$ Note Conditions, the Agency Agreement and any other document which is agreed from time to time by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Series Trust.

2.3	Interpretation

In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party’s executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to Condition 2.2, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.4	Calculations

Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded to the nearest cent (half a cent being rounded upwards) in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 3 decimal places.

3.	US$ Noteholders bound

The US$ Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection upon reasonable prior notice and during normal business hours on New York City business days at the New York City office of the US$ Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, Floor 4 East New York N.Y. 10286).

4.	Form, denomination and title of and to, and the issue of definitive, US$ Notes

4.1	Form and denomination

The US$ Notes will initially be issued in registered book-entry form, without interest coupons, in a minimum denomination of US$1,000 and integral multiples of US$1,000 thereafter. The initial principal amount of each US$ Note (the “Initial Invested Amount” in relation to that US$ Note) will be stated on its face.

The US$ Notes will be issued in definitive form in limited specific circumstances only, as provided for in the US$ Note Trust Deed.

4.2	Title

Title to the US$ Notes will only be shown on, and will only pass by registration in, the register maintained by the US$ Note Registrar (the “US$ Note Register”) in accordance with the Agency Agreement. US$ Notes may be transferred, or may be exchanged for other US$ Notes of the same Class or Sub-Class in any authorised denominations and a like Invested Amount (as defined in the Series Supplement), upon the surrender of the US$ Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the US$ Note Registrar may reasonably require, to a specified office of the US$ Note Registrar (as set out at the end of these Conditions or otherwise notified to US$ Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the US$ Note Registrar may require payment by the US$ Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of US$ Notes. The US$ Note Registrar need not register transfers or exchanges of US$ Notes for a period of, in the case of book-entry notes, 2 Business Days or, in the case of definitive notes, 20 days preceding the due date for any payment with respect to the US$ Notes or for a period, not exceeding 20 days, specified by the US$ Note Trustee prior to any meeting, which includes US$ Noteholders, under the Master Trust Deed or the Master Security Trust Deed. The Issuer Trustee, the US$ Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the US$ Note Register and any information provided to it by the US$ Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the US$ Note Trustee, the Manager, the Agent Bank, any Paying Agent or the US$ Note Registrar is liable for any mistake in the US$ Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5.	Status, security and relationship between the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes

5.1	Status of the Notes

The Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes issued on the Closing Date (the “A$ Notes”) and the US$ Notes (together with the A$ Notes, the “Notes”) are direct, secured (as described in Condition 5.2) and limited recourse (as described in Condition 5.3) obligations of the Issuer Trustee.

5.2	Security

The obligations of the Issuer Trustee under the Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined in the General Security Deed)) secured, pursuant to the Master Security Trust Deed and the General Security Deed in favour of the Security Trustee as trustee for the Secured Creditors (as defined in the General Security Deed), against all of the assets (including choses in action, covenants, agreements, undertakings, representations, warranties and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, of the Series Trust (the “Secured Property”) by virtue of a combination of:

(a)	a security interest (as defined in the PPS Act) over all Secured Property which is subject to the PPSA; and

(b)	a floating charge over all Secured Property which is not subject to the PPSA (such charge, together with the security interest, being the “Security”).

The Secured Property includes an equitable interest in certain receivables arising under or pursuant to a Lease Contract, a Loan Contract or a Hire Purchase Contract and the asset or assets the subject of those Lease Contracts or Hire Purchase Contracts sold on the Closing Date to the Issuer Trustee by Perpetual as trustee of each of the three warehouse trusts established under the Master Trust Deed and/or by the Seller. The Security is a first ranking security, subject only to the Prior Interest (as defined in the Master Security Trust Deed) in the Secured Property.

5.3	Limited recourse

The liability of the Issuer Trustee to make interest and principal payments on the US$ Notes is limited, except in certain limited circumstances described in Condition 12, to the extent to which the Issuer Trustee is actually indemnified from the Assets of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Security) or the Master Security Trust Deed and the General Security Deed (following enforcement of the Security).

The net proceeds of realisation of the available assets and property of the Series Trust (including following enforcement of the Security) may be insufficient to pay all amounts due to the US$ Noteholders and any other amounts ranking in priority to or equally with amounts due to the US$ Noteholders. Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to US$ Noteholders.

None of Macquarie Bank Limited, the Manager, the Seller, the Servicer, the US$ Note Trustee, the Security Trustee, the Paying Agent, the Agent Bank, the Currency Swap Provider or the Unitholders, amongst others, has any obligation to any US$ Noteholder for payment of any amount owed by the Issuer Trustee in respect of the US$ Notes.

5.4	No preference within the Classes of US$ Note

The Class A-1 Notes rank equally and rateably and without any preference or priority among themselves. The Class A-2 Notes rank equally and rateably and without any preference or priority among themselves. The Class A-3 Notes rank equally and rateably and without any preference or priority among themselves. The Class A-4 Notes rank equally and rateably and without any preference or priority among themselves.

5.5	Ranking of interest payments of Notes prior to enforcement

Prior to the enforcement of the Security, under the Series Supplement the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Provider (which in turn will be applied under the Class A-1 Currency Swap, the Class A-2a Currency Swap, the Class A-2b Currency Swap, the Class A-3a Currency Swap, the Class A-3b Currency Swap, the Class A-4a Currency Swap and the Class A-4b Currency Swap to meet the payment of interest on the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes and

the Class A-4b Notes, respectively, as explained in Conditions 6.10 to 6.16 (inclusive)) will rank ahead of the payment of interest on the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes.

5.6	Ranking of principal payments of Notes prior to enforcement

Prior to the enforcement of the Security, under the Series Supplement the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider (which in turn will be applied under the Class A-1 Currency Swap, the Class A-2a Currency Swap, the Class A-2b Currency Swap, the Class A-3a Currency Swap, the Class A-3b Currency Swap, the Class A-4a Currency Swap and the Class A-4b Currency Swap to meet the repayment of principal on the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes and the Class A-4b Notes, respectively) will rank ahead of the repayment of principal on the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes only for so long as the Pro Rata Paydown Test continues to not be satisfied on the relevant Distribution Date.

As between the Class A Notes:

(a)	the Class A-1 Notes will rank ahead of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes for the repayment of principal;

(b)	the Class A-2 Notes will rank ahead of the Class A-3 Notes and the Class A-4 Notes for the repayment of principal; and

(c)	the Class A-3 Notes will rank ahead of the Class A-4 Notes for the repayment of principal,

on each Distribution Date prior to enforcement of the Security.

Prior to enforcement of the Security, if the Pro Rata Paydown Test is satisfied, the repayment of principal on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes will be on a pari passu and rateable basis. As between the Class A Notes, the Class A-1 Notes will rank ahead of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes for the repayment of principal; the Class A-2 Notes will rank ahead of the Class A-3 Notes and the Class A-4 Notes for the repayment of principal; and the Class A-3 Notes will rank ahead of the Class A-4 Notes for the repayment of principal.

The “Pro Rata Paydown Test” is satisfied at any time on a Distribution Date if:

(a)

the Subordination Percentage at that time (after any application of Total Principal Collections prior to that Distribution Date and prior to that time on that Distribution Date) is greater than or equal to 18.9%; and

(b)

the Total Collateralised Amount on the immediately preceding Determination Date when expressed as a percentage of the aggregate of the Initial Invested Amount of the A$ Notes and the A$ Equivalent of the Initial Invested Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes is greater than 10%, otherwise, the Pro Rata Paydown Test is not satisfied at that time.

5.7	Ranking of Notes following enforcement

Following the enforcement of the Security, the payment of amounts owing in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will rank ahead of amounts owing in respect of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes and, as amongst themselves, in the order of priority set out in the General Security Deed. However, for the purposes of determining distributions to, and allocations between, the US$ Noteholders and other Secured Creditors, amounts owing in respect of the US$ Notes will be determined in accordance with the General Security Deed.

The Master Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Master Security Trust Deed, to give priority to the interests of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders if there is a conflict between the interests of those Noteholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, the Class E Noteholders and the Seller Noteholders (on the other hand). In determining the interests of the US$ Noteholders, the Security Trustee may rely on a determination of the US$ Note Trustee.

A failure to pay accrued interest in respect of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes does not constitute an Event of Default under the Master Security Trust Deed or the General Security Deed while there are any Class A Notes outstanding.

5.8	The Notes rank equally except as provided in the Transaction Documents

The Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.	Interest

6.1	Period of accrual

Each US$ Note accrues interest from (and including) 22 May 2013 (the “Closing Date”) and ceases to accrue interest on (but excluding) the earliest of:

(a)	the date on which the Invested Amount of that US$ Note is reduced to zero and all accrued but previously unpaid interest is paid in full;

(b)

the date on which that US$ Note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6) unless, upon presentation, payment is improperly withheld or refused in which case that US$ Note will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until (but excluding) the day on which all sums due in respect of that US$ Note up to that day are received by or on behalf of that US$ Noteholder; and

(c)	the date on which the US$ Note is deemed to be redeemed in accordance with Condition 7.6.

6.2	Interest Periods

The period that a US$ Note accrues interest in accordance with Condition 6.1 is divided into periods (each an “Interest Period”). The first Interest Period for the US$ Notes commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Interest Period for a US$ Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Interest Period for a US$ Note ends on (but does not include) the date on which interest ceases to accrue on the US$ Note pursuant to Condition 6.1.

“Distribution Date” means the 14th day of each calendar month up to and including the Maturity Date, provided that where any of these dates is not a Business Day the Distribution Date will be the next following Business Day. The first Distribution Date is 14 June 2013 (or if that is not a Business Day, the next Business Day)

“Business Day” means any day on which banks are open for business in Sydney, Melbourne, New York City and London, other than a Saturday, a Sunday or a public holiday in Sydney, Melbourne, New York City or London.

6.3	Interest Rate for US$ Notes

The rate of interest payable from time to time in respect of a US$ Note and an Interest Period is the Interest Rate in relation to the US$ Note.

“Interest Rate” means in relation to:

(a)	a US$ Fixed Rate Note which is:

(i)	a Class A-1 Note, [●]% per annum;

(ii)	a Class A-2a Note, [●]% per annum;

(iii)	a Class A-3a Note, [●]% per annum; and

(iv)	a Class A-4a Note, [●]% per annum; and

(b)	a US$ Floating Rate Note, the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period plus the Margin (as hereinafter defined) in relation to the US$ Floating Rate Note.

“USD-LIBOR-BBA” for an Interest Period will be calculated by the Agent Bank in accordance with paragraphs (a) and (b), as applicable, below.

(a)

on the second London/New York Business Day before the beginning of the Interest Period (a “US$ Floating Rate Set Date”) the Agent Bank will determine the rate “USD-LIBOR-BBA”, as the applicable Floating Rate Option under the 2006 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”), being the rate applicable to any Interest Period for one month deposits in US$ in the London inter bank market which appears on the Rate Page as of 11.00am, (London time) on the US$ Floating Rate Set Date; and

(b)

if the rate referred to in paragraph (a) does not appear on the Rate Page on the relevant US$ Floating Rate Set Date, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Agent Bank had specified “USD-LIBOR-Reference Banks”, as the applicable Floating Rate Option under the ISDA Definitions. For this purpose “USD-LIBOR-Reference Banks” means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US$ are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the US$ Floating Rate Set Date to prime banks in the London interbank market for a period of one month commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank, at approximately 11.00am, New York City time, on that US$ Floating Rate Set Date for loans in US$ to leading European banks for a period of one month commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a).

“London/New York Business Day” means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

“Rate Page” means the Reuters Screen LIBOR01 Page or, if the Reuters Screen LIBOR01 Page ceases to quote the relevant rate, such other screen, page, section or part of Reuters as quotes the relevant rate and is selected by the Agent Bank.

“Margin” means in relation to:

(a)	a Class A-2b Note, [●]% per annum;

(b)	a Class A-3b Note, [●]% per annum; and

(c)	a Class A-4b Note, [●]% per annum.

There is no maximum or minimum Interest Rate for the Class A-2b Notes, the Class A-3b Notes or the Class A-4b Notes.

6.4	Calculation of interest on the US$ Notes

(a)

(US$ Fixed Rate Notes): Interest on each US$ Fixed Rate Note for an Interest Period in relation to a US$ Fixed Rate Note (the “US$ Fixed Rate Interest Amount”) is calculated in accordance with the following formula:

FXIA = IA x IR x N
360

where:

FXIA	=	the US$ Fixed Rate Interest Amount in respect of that US$ Fixed Rate Note for that Interest Period;
IA	=	the Invested Amount of that US$ Fixed Rate Note on the first day of that Interest Period (after taking into account any reductions in the Invested Amount of that US$ Fixed Rate Note on that day); and
IR	=	the Interest Rate for that US$ Fixed Rate Note.
N	=

in relation to the Class A-1 Notes, the number of days in that Interest Period and, in relation to the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes, 30 except in relation to:

(a)        the first Interest Period; and

(b)        if the last Interest Period does not end on a Distribution Date, the last Interest Period,

in which case, N will be the number of days in that Interest Period assuming a 30/360 day count convention.

(b)

(US$ Floating Rate Notes): Interest on each US$ Floating Rate Note for an Interest Period in relation to a US$ Floating Rate Note (the “US$ Floating Rate Interest Amount”) is calculated in accordance with the following formula:

FLIA = IA x IR x N
360

where:

FLIA	=	the US$ Floating Rate Interest Amount in respect of that US$ Floating Rate Note for that Interest Period;
IA	=

the Invested Amount of that US$ Floating Rate Note on the first day of that Interest Period (after taking into account any reductions in the Invested Amount of that US$ Floating Rate Note on that day);

IR	=	the Interest Rate for that US$ Floating Rate Note;
N	=	the number of days in that Interest Period.

6.5	Determination of Interest Rate and US$ Floating Rate Interest Amounts

The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each US$ Floating Rate Set Date:

(a)	determine the Interest Rates; and

(b)	calculate the US$ Floating Rate Interest Amount,

in relation to each of the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes for the immediately succeeding Interest Period in relation to those Class A-2b Notes, Class A-3b Notes and Class A-4b Notes, respectively, in accordance with Condition 6.3 (in the case of paragraph (a)) and Condition 6.4(b) (in the case of paragraph (b)). The determination of the Interest Rate in relation to the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes, and the calculation of the US$ Floating Rate Interest Amount in relation to the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes, by the Agent Bank in accordance with, respectively, Conditions 6.3 and 6.4(b) will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6	Determination of US$ Fixed Rate Interest Amounts

The Agent Bank will, on or before each Determination Date, calculate the US$ Fixed Rate Interest Amount in relation to each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes for the Interest Period in which that Determination Date falls in accordance with Condition 6.4(a). The determination of the US$ Fixed Rate Interest Amount in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes by the Agent Bank in accordance with Condition 6.4(a) will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.7	Notification and publication of Interest Amounts

The Agent Bank will cause:

(a)

the US$ Fixed Rate Interest Amount for each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes for each Interest Period in respect of the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes, respectively (such amount also to be expressed as an amount with respect to each US$100,000 in principal amount of each Sub-Class of the US$ Notes); and

(b)

the Interest Rate and the US$ Floating Rate Interest Amount in relation to each of the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes for each Interest Period in respect of the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes, respectively (such amount also to be expressed as an amount with respect to each US$100,000 in principal amount of each Sub-Class of the US$ Notes); and

(c)	the date of the next Distribution Date,

to be notified to the Issuer Trustee, the Manager, the US$ Note Trustee, the Currency Swap Provider and the Paying Agents as soon as practicable after the Agent Bank has calculated those US$ Fixed Rate Interest Amounts, those Interest Rates and those US$ Floating Rate Interest Amounts and will cause the same to be published in accordance with Condition 11.2 as soon as practical after that notification. The calculation of the US$ Fixed Rate Interest Amounts, the US$ Floating Rate Interest Amounts and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment), without notice, in the event of an extension or shortening of any Interest Period that affects those US$ Fixed Rate Interest Amounts, US$ Floating Rate Interest Amounts or that Distribution Date (as applicable). If, following the occurrence of an Event of Default under the Master Security Trust Deed or the General Security Deed, the Security Trustee declares in accordance with the Master Security Trust Deed that the US$ Notes are immediately due and payable, the US$ Fixed Rate Interest Amounts, the Interest Rates and the US$ Floating Rate Interest Amounts will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the US$ Fixed Rate Interest Amounts, the Interest Rates or the US$ Floating Rate Interest Amounts so calculated needs to be made unless, in the case of the US$ Fixed Rate Interest Amounts, the Interest Rates or US$ Floating Rate Interest Amounts in respect of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes and the Class A-4b Notes (as applicable), the US$ Note Trustee otherwise requires.

6.8	Determination or calculation by the US$ Note Trustee

If the Agent Bank for any reason does not determine by close of business on the relevant US$ Floating Rate Set Date the Interest Rate in relation to a US$ Floating Rate Note or calculate the US$ Fixed Rate Interest Amounts (in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes) or the US$ Floating Rate Interest Amounts (in relation to the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes) in accordance with this Condition 6, the US$ Note Trustee will do so and each such determination or calculation by the US$ Note Trustee will be as if made by the Agent Bank. In doing so, the US$ Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.9	Agent Bank

The Issuer Trustee will procure that, for so long as any of the US$ Notes remain outstanding, there will at all times be an Agent Bank. The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the US$ Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days’ notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer Trustee to the US$ Noteholders in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the US$ Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer Trustee to the US$ Noteholders in accordance with Condition 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.10	Payment of the US$ Class A-1 Interest Amounts

The US$ Fixed Rate Interest Amount in relation to a Class A-1 Note (“US$ Class A-1 Interest Amount”) for each Interest Period in relation to that Class A-1 Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-1 Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-1 Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-1 Currency Swap and any unpaid A$ Class A-1 Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-1 Currency Swap) to pay the Class A-1 Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)	direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Floating Payment received by it from the Currency Swap

Provider on a Distribution Date rateably amongst the Class A-1 Notes towards the US$ Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-1 Interest Amount (as defined in Condition 6.17) in relation to each Class A-1 Note, based on those US$ Class A-1 Interest Amounts and Unpaid US$ Class A-1 Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-1 Floating Amount” has the same meaning as in the Series Supplement. “Class A-1 Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Fixed Rate Interest Amount with respect to the Class A-1 Notes (plus the Unpaid US$ Class A-1 Interest Amount in accordance with Condition 6.17).

6.11	Payment of the US$ Class A-2a Interest Amounts

The US$ Fixed Rate Interest Amount in relation to a Class A-2a Note (“US$ Class A-2a Interest Amount”) for each Interest Period in relation to that Class A-2a Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-2a Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-2a Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-2a Currency Swap and any unpaid A$ Class A-2a Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-2a Currency Swap) to pay the Class A-2a Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-2a Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-2a Notes towards the US$ Class A-2a Interest Amount in relation to each Class A-2a Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-2a Interest Amount (as defined in Condition 6.17) in relation to each Class A-2a Note, based on those US$ Class A-2a Interest Amounts and Unpaid US$ Class A-2a Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-2a Floating Amount” has the same meaning as in the Series Supplement. “Class A-2a Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Fixed Rate Interest Amount with respect to the Class A-2a Notes (plus the Unpaid US$ Class A-2a Interest Amount in accordance with Condition 6.17).

6.12	Payment of the US$ Class A-2b Interest Amounts

The US$ Floating Rate Interest Amount in relation to a Class A-2b Note (“US$ Class A-2b Interest Amount”) for each Interest Period in relation to that Class A-2b Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-2b Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-2b Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-2b Currency Swap and any unpaid A$ Class A-2b Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-2b Currency Swap) to pay the Class A-2b Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-2b Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-2b Notes towards the US$ Class A-2b Interest Amount in relation to each Class A-2b Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-2b Interest Amount (as defined in Condition 6.17) in relation to each Class A-2b Note, based on those US$ Class A-2b Interest Amounts and Unpaid US$ Class A-2b Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-2b Floating Amount” has the same meaning as in the Series Supplement. “Class A-2b Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Floating Rate Interest Amount with respect to the Class A-2b Notes (plus the Unpaid US$ Class A-2b Interest Amount in accordance with Condition 6.17).

6.13	Payment of the US$ Class A-3a Interest Amounts

The US$ Fixed Rate Interest Amount in relation to a Class A-3a Note (“US$ Class A-3a Interest Amount”) for each Interest Period in relation to that Class A-3a Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-3a Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-3a Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-3a Currency Swap and any unpaid A$ Class A-3a Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-3a Currency Swap) to pay the Class A-3a Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-3a Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-3a Notes towards the US$ Class A-3a Interest Amount in relation to each Class A-3a Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-3a Interest Amount (as defined in Condition 6.17) in relation to each Class A-3a Note, based on those US$ Class A-3a Interest Amounts and Unpaid US$ Class A-3a Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-3a Floating Amount” has the same meaning as in the Series Supplement. “Class A-3a Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Fixed Rate Interest Amount with respect to the Class A-3a Notes (plus the Unpaid US$ Class A-3a Interest Amount in accordance with Condition 6.17).

6.14	Payment of the US$ Class A-3b Interest Amounts

The US$ Floating Rate Interest Amount in relation to a Class A-3b Note (“US$ Class A-3b Interest Amount”) for each Interest Period in relation to that Class A-3b Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-3b Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-3b Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-3b Currency Swap and any unpaid A$ Class A-3b Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-3b Currency Swap) to pay the Class A-3b Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-3b Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-3b Notes towards the US$ Class A-3b Interest Amount in relation to each Class A-3b Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-3b Interest Amount (as defined in Condition 6.17) in relation to each Class A-3b Note, based on those US$ Class A-3b Interest Amounts and Unpaid US$ Class A-3b Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-3b Floating Amount” has the same meaning as in the Series Supplement. “Class A-3b Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Floating Rate Interest Amount with respect to the Class A-3b Notes (plus the Unpaid US$ Class A-3b Interest Amount in accordance with Condition 6.17).

6.15	Payment of the US$ Class A-4a Interest Amounts

The US$ Fixed Rate Interest Amount in relation to a Class A-4a Note (“US$ Class A-4a Interest Amount”) for each Interest Period in relation to that Class A-4a Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-4a Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-4a Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-4a Currency Swap and any unpaid A$ Class A-4a Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-4a Currency Swap) to pay the Class A-4a Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-4a Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-4a Notes towards the US$ Class A-4a Interest Amount in relation to each Class A-4a Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-4a Interest Amount (as defined in Condition 6.17) in relation to each Class A-4a Note, based on those US$ Class A-4a Interest Amounts and Unpaid US$ Class A-4a Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-4a Floating Amount” has the same meaning as in the Series Supplement. “Class A-4a Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Fixed Rate Interest Amount with respect to the Class A-4a Notes (plus the Unpaid US$ Class A-4a Interest Amount in accordance with Condition 6.17).

6.16	Payment of the US$ Class A-4b Interest Amounts

The US$ Floating Rate Interest Amount in relation to a Class A-4b Note (“US$ Class A-4b Interest Amount”) for each Interest Period in relation to that Class A-4b Note is payable in arrears in US$ on the Distribution Date which is the day on which the Interest Period in relation to the Class A-4b Notes ends.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee must:

(a)

to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the Series Supplement and directions of the Manager, the A$ Class A-4b Floating Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-4b Currency Swap and any unpaid A$ Class

A-4b Floating Amounts with respect to prior Distribution Dates together with any accrued and unpaid interest on such amounts;

(b)

direct the Currency Swap Provider (which direction may be contained in the Class A-4b Currency Swap) to pay the Class A-4b Floating Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-4b Floating Payment received by it from the Currency Swap Provider on a Distribution Date rateably amongst the Class A-4b Notes towards the US$ Class A-4b Interest Amount in relation to each Class A-4b Note in relation to the Interest Period ending on that Distribution Date and any then Unpaid US$ Class A-4b Interest Amount (as defined in Condition 6.17) in relation to each Class A-4b Note, based on those US$ Class A-4b Interest Amounts and Unpaid US$ Class A-4b Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

“A$ Class A-4b Floating Amount” has the same meaning as in the Series Supplement. “Class A-4b Floating Payment” in relation to a Distribution Date, provided that the Issuer Trustee has paid the amount described in clause (a) above in full, means the US$ Floating Rate Interest Amount with respect to the Class A-4b Notes (plus the Unpaid US$ Class A-4b Interest Amount in accordance with Condition 6.17).

6.17	Interest on Unpaid Interest Amounts

If interest in respect of a US$ Note is not paid on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to that US$ Note applicable from time to time until (but excluding the date of payment) the unpaid interest, and any interest on it, is paid in full in accordance with Conditions 6.10 to 6.16, as applicable (the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-1 Note is an “Unpaid US$ Class A-1 Interest Amount”, the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-2a Note is an “Unpaid US$ Class A-2a Interest Amount”, the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-2b Note is an “Unpaid US$ Class A-2b Interest Amount” (and together with the Unpaid US$ Class A-2a Interest Amount, the “Unpaid US$ Class A-2 Interest Amount”), the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-3 Note is an “Unpaid US$ Class A-3a Interest Amount”, the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-3b Note is an “Unpaid US$ Class A-3b Interest Amount” (and together with the Unpaid US$ Class A-3a Interest Amount, the “Unpaid US$ Class A-3 Interest Amount”), the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-4a Note is an “Unpaid US$ Class A-4a Interest Amount” and the unpaid interest, and any interest on that unpaid interest, in relation to a Class A-4b Note is an “Unpaid US$ Class A-4b Interest Amount”(and together with the Unpaid US$ Class A-4a Interest Amount, the “Unpaid US$ Class A-4 Interest Amount”)).

7.	Redemption of the US$ Notes

7.1	Final redemption of the US$ Notes

Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the US$ Notes at their then Invested Amount, together with all then accrued but unpaid interest:

(a)	in relation to the Class A-1 Notes, on the Distribution Date occurring in [●];

(b)	in relation to the Class A-2 Notes, on the Distribution Date occurring in [●];

(c)	in relation to the Class A-3 Notes, on the Distribution Date occurring in [●]; and

(d)	in relation to the Class A-4 Notes, on the Distribution Date occurring in [●],

each such date being the “Maturity Date” for that Sub-Class of Notes.

7.2	Partial Redemption from Total Principal Collections

In relation to each Sub-Class of US$ Notes, subject to Conditions 7.1, 7.3 and 7.4, on each Distribution Date prior to the enforcement of the Security until the Invested Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) is reduced to zero, the Issuer Trustee must, in accordance with the directions of the Manager:

(a)

pay the amount allocated to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) in accordance with clause 9 of the Series Supplement for that Distribution Date to the Currency Swap Provider in relation to that Sub-Class of Class A Notes in accordance with the relevant Currency Swap;

(b)

direct the Currency Swap Provider (which instruction may be contained in a Currency Swap) to pay to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount referred to in paragraph (a) above in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) (such US$ Equivalent being the “Principal Amount” in respect of the relevant Sub-Class of Class A Note) to be received by the Currency Swap Provider from the Issuer Trustee on the Distribution Date; and

(c)

direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay on such Distribution Date the Principal Amount received by it from the Currency Swap Provider in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) amongst the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be, with that part of the Principal Amount relating to a Sub-Class of Class A Notes being applied pari passu and rateably amongst the Notes in such Sub-Class) towards repayment of the Collateralised Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Collateralised Amount of a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note will constitute a redemption of the Class A-1 Note, the Class A-2 Note, the Class A-3 Note or the Class A-4 Note (as the case may be) in part to the extent of such repayment and the obligation of the Issuer Trustee with respect to that Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note will be discharged to the extent of such repayment.

“Invested Amount” has the same meaning as in the Series Supplement.

7.3	Call Option

The Issuer Trustee will, subject to the other provisions of this Condition 7 and prior to the enforcement of the Security, when directed by the Manager (at the Manager’s option), redeem all, but not some only, of the Notes at their then Invested Amount, subject to the following provisions, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Distribution Date falling on or after the Distribution Date on which the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is below the Clean-Up Percentage (as defined in the Series Supplement) (the “Call Date”).

Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Collateralised Amount, instead of their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if the redemption of the Notes at their Collateralised Amount is approved by an Extraordinary Resolution of the Noteholders at a meeting convened under the Master Security Trust Deed.

The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes on such a Distribution Date unless the Issuer Trustee is in a position on the Distribution Date to repay in respect of the Notes their then Invested Amount or Collateralised Amount (as required), together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the General Security Deed to be paid in priority to or pari passu with the Notes of each Class if the Security were enforced.

The Issuer Trustee, at the direction of the Manager, will give not more than 30 nor less than 10 days’ notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank and to the US$ Noteholders (in accordance with Condition 11.1) and the A$ Noteholders (in accordance with clause 18.5 of the Series Supplement).

7.4	Redemption for taxation reasons

If the Manager satisfies the Issuer Trustee by delivering to it an opinion of counsel immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (or the application or official interpretation thereof) (a “Relevant Jurisdiction”) from that in effect on the Closing Date, either:

(a)

on the next Distribution Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

(b)

the total amount payable in respect of interest in relation to any of the SMART Receivables for a Monthly Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Monthly Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, the Issuer Trustee must, when so directed by the Manager (at the Manager’s option), redeem all, but not some only, of the Notes on any subsequent Distribution Date at their Invested Amount together with accrued but unpaid interest to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Collateralised Amount, instead of their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption if so approved by an Extraordinary Resolution of the Noteholders at a meeting convened under the Master Security Trust Deed.

The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless each of the following conditions is satisfied:

(c)

the redemption of the Notes is to occur on a Distribution Date on which date the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is below 25%; and

(d)

it is in a position on such Distribution Date to repay in respect of the Notes their then Invested Amount or Collateralised Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the General Security Deed to be paid in priority to or pari passu with the Notes of each Class if the Security were enforced.

The Issuer Trustee, at the direction of the Manager, will give not more than 30 nor less than 10 days’ notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.4 will occur to the Seller, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank, the US$ Noteholders (in accordance with Condition 11.1) and the A$ Noteholders (in accordance with clause 18.5 of the Series Supplement).

7.5	Certification

For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer Trustee and the US$ Note Trustee may rely on any certificate of an Authorised Signatory (as defined in the Master Trust Deed) of the Manager that the Issuer Trustee will be in a position to repay in respect of the Notes their then Invested Amount or Collateralised Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the General Security Deed to be paid in priority to or pari passu with the Notes of each Class if the Security were enforced.

7.6	Redemption on final payment

Upon a final distribution being made in respect of the US$ Notes under clause 15.12 of the Series Supplement and these Conditions or clause 13.1 of the Master Security Trust Deed (and clause 4 of the General Security Deed), the US$ Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Collateralised Amount or other amounts in relation to the US$ Notes will be extinguished in full.

7.7	Cancellation

All US$ Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8	No payment in excess of Invested Amount

No amount of principal will be repaid in respect of a US$ Note in excess of the Invested Amount of the US$ Note.

7.9	Application of Defaulted Amount Insufficiency as a Principal Charge-Off

If on a Distribution Date any Defaulted Amount Insufficiency (as defined in the Series Supplement) is allocated to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes in accordance with clause 11.1(f) of the Series Supplement, the Manager will reduce the Collateralised Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) (pari passu and rateably) until the Collateralised Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) is reduced to zero.

7.10	Reimbursement of Charge-Offs

If on a Distribution Date part of the Available Income is allocated to the reimbursement of Charge-Offs (as defined in the Series Supplement) on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes in accordance with clause 11.2(a) of the Series Supplement, the Manager will increase pari passu the Collateralised Amount of each Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note (as the case may be) by the US$ Equivalent of the amount so allocated.

7.11	Calculation of Principal Amounts, Invested Amounts, Collateralised Amounts and other Amounts

(a)

On each Determination Date immediately preceding a Distribution Date, the Manager will determine (i) the amount of any Principal Amount payable in respect of each Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note; (ii) the Collateralised Amount and Invested Amount of each Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note as at the first day of the next following Interest Period in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes (as the case may be) (after deducting any Principal Amounts due to be paid in respect of such Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note on that Distribution Date (as the case may be) and after making any other adjustments to the Collateralised Amount or Invested Amount (as the case may be) of the Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note in accordance with these Conditions on or with effect from that Distribution Date); (iii) the Note Factor as at that Determination Date for each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes; and (iv) the amount of the interest payment to be made on the next Distribution Date applicable to each Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note (as the case may be) (such amount also to be expressed as an amount with respect to each US$100,000 in principal amount of each Sub-Class the US$ Notes).

(b)

The Manager will notify the Issuer Trustee, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank and the US$ Note Registrar by not later than the Determination Date immediately preceding the relevant Distribution Date of each determination of an amount or percentage referred to in Condition 7.11(a) and will as soon as practicable (and in any event by no later than the relevant Distribution Date) cause details of each of those determinations to be published in accordance with Condition 11. If no Principal Amount is due to be paid on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes on any Distribution Date (as the case may be) a notice to this effect will be given by the Manager to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders (as the case may be) in accordance with Condition 11 as soon as practicable (and in any event by no later than the relevant Distribution Date).

(c)

If the Manager does not at any time for any reason make one or more of the determinations referred to in this Condition 7.11, the Agent Bank (or, failing the Agent Bank, the US$ Note Trustee) must make such determinations in accordance with this Condition 7.11 provided that it has the relevant information to do so in its possession and each such determination will be deemed to have been made by the Manager.

8.	Payments

8.1	Method of payment

Any installment on account of interest or principal payable on any US$ Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such US$ Note is registered on the relevant Record Date (as defined below), by either wire transfer in immediately available funds to the account designated by such person or by cheque mailed postage prepaid, to such person’s address as it appears on the US$ Note Register on such Record Date. The method of payment which will be utilised (being either wire transfer or cheque) will be agreed from time to time between the Principal Paying Agent and MLPL; however the relevant recipient of a payment (determined in accordance with the foregoing) may request, by sufficient written notice to the Principal Paying Agent, that one method of payment should be utilised in preference to the other for the purpose of payments to be made to it, in which case the Principal Paying Agent will use reasonable endeavours to make payments to that recipient through its preferred method.

“Record Date” in relation to a Distribution Date or any other date for any payment to be made in respect of a US$ Note means:

(a)	if that US$ Note is issued in book-entry form, 2 Business Days prior to that Distribution Date or date; and

(b)	if that US$ Note is issued in definitive form, 20 days prior to that Distribution Date or date.

8.2	Surrender on final payment

Prior to a final distribution being made in respect of the US$ Notes under the Series Supplement and these Conditions or clause 13.1 of the Master Security Trust Deed (and clause 4 of the General Security Deed), the US$ Note Trustee (or a Paying Agent on its behalf) must give not more than 30 nor less than 10 days’ notice (which will be irrevocable) to the persons in whose names the US$ Notes are registered on the relevant Record Date of the date upon which the US$ Note Trustee expects that final distribution to be made. Such notice must be given in accordance with Condition 11.1 and must specify that final distribution will be payable only upon presentation and surrender of the relevant US$ Note to a Paying Agent at its office specified in the notice of final payment. No such final distribution will be made other than upon the surrender of the relevant US$ Notes and none of the Issuer Trustee, the US$ Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any US$ Noteholder as a result of any delay in payment due to a US$ Note not having been surrendered in accordance with this Condition 8.2.

8.3	Paying Agents

The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the US$ Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 11.1.

8.4	Taxation

All payments in respect of the US$ Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the US$ Note Trustee will be obliged to make any additional payments in respect of the relevant US$ Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the US$ Note Trustee, the Principal Paying Agent and the US$ Noteholders in accordance with Condition 11.1.

8.5	Prescription

A US$ Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date (as defined below) in respect of any payment thereon the effect of which would be to reduce the Collateralised Amount of that US$ Note to zero. After the date on which a US$ Note becomes void in its entirety, no claim can be made in respect of it.

“Relevant Date” in respect of a US$ Note means the date on which any payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the US$ Note due on or before that date has not been duly received by the Principal Paying Agent or the US$ Note Trustee on or prior to such date) the date on which the full amount of such moneys have been so received and notice to that effect is duly given to the corresponding US$ Noteholders in accordance with Condition 11.1.

8.6	Notify late payments

In the event of the unconditional payment to the Principal Paying Agent or the US$ Note Trustee of any sum due in respect of the US$ Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the US$ Noteholders in accordance with Condition 11.1 that such payment has been made.

8.7	Rounding of payments

All payments in respect of the US$ Notes will be rounded to the nearest cent (half a cent being rounded upwards).

8.8	No payments in Commonwealth of Australia or entitlements against Issuer Trustee

Interest and principal on each Note in book-entry form will be payable by the Paying Agent to the Depository (as defined in the US$ Note Trust Deed) provided that no payment of interest may be made by the Issuer Trustee or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia or its possessions.

Each of the persons appearing from time to time in the records of the Depository (as defined in the US$ Note Trust Deed) as the beneficial owner of a US$ Note in book-entry form will be entitled to receive any payment so made in respect to that US$ Note in accordance with the respective rules and procedures of the Depository (as defined in the US$ Note Trust Deed). Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the US$ Notes in book-entry form which must be made by the holder of that US$ Note, for so long as such US$ Note in book-entry form is outstanding.

A record of each payment made on a US$ Note in book-entry form, distinguishing between any payment of principal and any payment of interest, will be recorded in the US$ Note Register by the US$ Note Registrar in relation to the US$ Notes and such record shall be prima facie evidence that the payment in question has been made.

8.9	Payments on Business Days

If the due date for any amount of principal or interest in respect of any Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note is not a Business Day then payment will not be made until the next succeeding Business Day and the relevant Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder or Class A-4 Noteholder will not be entitled to any further interest or other payment in respect of that delay.

9.	Following an Event of Default

9.1	Enforcement

The Master Security Trust Deed provides that at any time after the Security Trustee becomes aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution (as defined in the Master Security Trust Deed) of the Voting Secured Creditors, enforce the Security by declaring the Notes immediately due and payable (in which case, subject to Condition 12, the Invested Amount of, and all accrued but unpaid interest in relation to, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes will become immediately due and payable), appointing a receiver over the Secured Property, selling and realizing the Secured Property or taking such other actions as the Voting Secured Creditors may otherwise specify in the Extraordinary Resolution.

Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

9.2	Security Trustee May Enforce Security Without Direction

After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Master Security Trust

Deed, the Security Trustee may enforce the Security without an Extraordinary Resolution (as defined in the Master Security Trust Deed) of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Voting Secured Creditors as a class.

9.3	Priority of Payments from Proceeds from the Enforcement of the Security

Following the enforcement of the Security, all moneys received in connection with the Master Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Master Security Trust Deed and the General Security Deed.

9.4	Security Trustee and US$ Note Trustee Not Liable for Loss on Enforcement

Except in the case of fraud, negligence or wilful default, neither the US$ Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Master Security Trust Deed, of any Secured Property or any other property which is secured in favour of the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes or relating in any way to the Secured Property. Without limitation, neither the US$ Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the US$ Note Trust Deed or the Master Security Trust Deed, as the case may be. Any liability of the Security Trustee and the US$ Note Trustee under the Transaction Documents is several and not joint.

9.5	Directions from Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders to US$ Note Trustee following Event of Default

If an Event of Default has occurred and the US$ Note Trustee has received notice of the occurrence from the Manager, the Security Trustee or the Issuer Trustee in accordance with the Master Security Trust Deed or the US$ Note Trust Deed or otherwise becomes aware of the occurrence of an Event of Default pursuant to this Condition 9.5, the US$ Note Trustee must: (a) notify each Class A-1 Noteholder, each Class A-2 Noteholder, each Class A-3 Noteholder, each Class A-4 Noteholder and such other persons as are specified in section 313(c) of the TIA (with a copy to the Issuer Trustee and the Manager) of the Event of Default within 10 days of receiving such notice or otherwise becoming aware of such occurrence, provided that except in the case of a default in payment of principal or interest on any Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note the US$ Note Trustee may withhold such notice from the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its Authorised Officers under the US$ Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders; and (b) if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, convene a meeting of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders to seek directions from the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders as to how to vote at the meeting of the Voting Secured Creditors.

If any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, the US$ Note Trustee must not vote at a meeting of Voting Secured Creditors on behalf of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders under the Master Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Secured Property unless:

(a)

the US$ Note Trustee is so directed by an Extraordinary Resolution (as defined in the US$ Note Trust Deed) of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders (as a single Class); or

(b)

the US$ Noteholders fail to provide direction to the US$ Note Trustee as to how to vote under the Master Security Trust Deed or otherwise direct the Security Trustee and the US$ Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the US$ Note Trustee in good faith and with due care, that:

(i)

a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes; or

(ii)

the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed and the General Security Deed ) if the Secured Property is not disposed of will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i) above.

Subject to the provisions in the US$ Note Trust Deed relating to the deemed receipt of notices, the US$ Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default by virtue of the officers of the US$ Note Trustee (or any related body corporate of the US$ Note Trustee) which have the day to day responsibility for the administration or management of the US$ Note Trustee’s (or a related body corporate of the US$ Note Trustee’s) obligations in relation to the Series Trust, the trust created under the US$ Note Trust Deed or the US$ Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or grounds or reason to believe that such events or circumstances have occurred.

9.6	Only Security Trustee May Enforce Security

Only the Security Trustee may enforce the Security and neither the US$ Note Trustee nor any US$ Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Master Security Trust Deed, the General Security Deed, the US$ Note Trust Deed, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or any other applicable Transaction Document, except as provided for in the Master Security Trust Deed, the General Security Deed, the US$ Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Security unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors (which expression shall, where the US$ Note Trustee is a Voting Secured Creditor, include the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders

in place of the US$ Note Trustee) an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution (as defined in the Master Security Trust Deed) of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7	Exercise of US$ Noteholder rights by US$ Note Trustee

The rights, remedies and discretions of the US$ Noteholders under the Master Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the US$ Note Trustee on behalf of the US$ Noteholders in accordance with the Master Security Trust Deed and the General Security Deed and the mandatory provisions of the TIA, unless the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing. The Security Trustee may rely on any instructions or directions given to it by the US$ Note Trustee as being given on behalf of the US$ Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the US$ Note Trust Deed, whether the US$ Note Trustee and the US$ Noteholders from time to time have complied with any requirements under the US$ Note Trust Deed or as to the reasonableness or otherwise of the US$ Note Trustee.

10.	Meetings of Voting Secured Creditors, Directions of US$ Noteholders, Modifications, Consents, Waivers and Indemnities

10.1	Meetings of Voting Secured Creditors

The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors by an Extraordinary Resolution to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed. For example, the relevant provisions enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Notes immediately due and payable, to appoint a receiver over the Secured Property, to instruct the Security Trustee to sell and realize the Secured Property or to take such other actions as the Voting Secured Creditors may otherwise specify in the Extraordinary Resolution.

10.2	Directions of US$ Noteholders

Under the US$ Note Trust Deed the US$ Note Trustee may convene a meeting of the US$ Noteholders as a whole or the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, to seek directions from such US$ Noteholders, from time to time including following the occurrence of an Event of Default. All such meetings must be held in New York City. The US$ Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by a Resolution (as defined in the US$ Note Trust Deed) of the US$ Noteholders as a whole or the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only.

If the US$ Note Trustee is entitled under the Master Trust Deed, the Master Security Trust Deed or the General Security Deed to vote at any meeting, or give any direction or consent, on behalf of the US$ Noteholders or any Class or Sub-Class of US$ Noteholders, the US$ Note Trustee must vote, consent or direct in accordance with the directions of the US$ Noteholders or the relevant Class or Sub-Class of US$ Noteholders and, in the event that such directions are not forthcoming, in its absolute discretion. In acting in accordance with the directions of the US$ Noteholders or any Class or Sub-Class of US$ Noteholders, the US$ Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion (rounded to the nearest whole vote) as that of the votes cast for or against such a proposal at a meeting of the US$ Noteholders or the relevant

Class or Sub-Class of US$ Noteholders convened in accordance with the US$ Note Trust Deed by the US$ Note Trustee for the purpose of seeking directions.

Notwithstanding the foregoing or any other provision of any other Transaction Document, each US$ Note Owner (as defined in the US$ Note Trust Deed) will only be permitted to exercise consent or voting rights with respect to the US$ Notes to the extent such US$ Note Owner has completed the appropriate proxy forms directing the direct or indirect Clearing Agency Participants through whom it holds its beneficial interests in the US$ Notes. For the avoidance of doubt, neither the Clearing Agency nor the Depository will consent or vote with respect to the US$ Notes unless authorised by a direct Clearing Agency Participant in accordance with the procedures of the Clearing Agency. Under its usual procedures, the Clearing Agency mails an omnibus proxy to the US$ Note Trustee as soon as possible after the relevant Record Date, which assigns the consent or voting rights of the Depository to those Clearing Agency Participants to whose accounts the US$ Notes are credited on the Record Date, identified in a listing attached to the proxy.

10.3	Amendments to US$ Note Trust Deed and the US$ Notes

Pursuant, and subject, to the US$ Note Trust Deed and subject to any approval required by law, the US$ Note Trustee, the Manager, MLPL and the Issuer Trustee may together agree, without the consent or sanction of any US$ Noteholder (other than in the case of Condition 10.3(d)(ii)), by way of supplemental deed to amend, add to or revoke any provision of the US$ Note Trust Deed, the US$ Notes (including these Conditions) or any other Transaction Document to which the US$ Note Trustee is a party, so long as such amendment, addition or revocation, in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager):

(a)	is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

(b)	is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(c)

is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, an amendment, addition or revocation which is in the opinion of the Manager appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the US$ Note Trust Deed); or

(d)	is otherwise desirable for any reason and:

(i)

is not in the opinion of the Manager likely, upon coming into effect, to be materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes; or

(ii)

if it is in the opinion of the Manager likely, upon coming into effect, to be materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, the consent of the US$ Noteholders as a whole or of the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes (as the case may be), by an Extraordinary Resolution (as defined in the US$ Note Trust Deed) to the amendment, addition or revocation has been obtained. For the purpose of determining whether the US$ Noteholders as a whole or of the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes (as the case may be) have consented, by an Extraordinary Resolution (as defined in the US$ Note Trust Deed) to an amendment, addition or revocation, US$ Notes with respect to which the US$ Note Trustee has received actual written notice that such US$ Notes are owned by the Issuer Trustee or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Manager, will be disregarded, provided that the US$ Note Trustee, the Manager, MLPL or the Issuer Trustee may not amend, add to or revoke any provision of the US$ Note Trust Deed or any US$ Notes unless the Manager has notified the Rating Agencies 5 Business Days in advance of any such amendment, addition or revocation becoming effective.

The US$ Note Trustee must, in accordance with Condition 11, notify all US$ Noteholders of any amendment, addition or revocation made pursuant to this Condition 10.3 as soon as reasonably practicable after the amendment, addition or revocation has been made and the US$ Note Trustee must make a copy of any such amendment, addition or revocation available at its offices to the US$ Noteholders.

Any supplemental deed amending, adding to or revoking any provision of the US$ Note Trust Deed or the US$ Notes (including these Conditions) must conform, to the extent applicable, with the requirements of the TIA.

10.4	Waivers, etc

The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution (as defined in the Master Security Trust Deed) of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Master Security Trust Deed.

The US$ Note Trustee may, without the consent of any of the US$ Noteholders, or if directed to do so by a Resolution of all US$ Noteholders (as defined in the US$ Note Trust Deed) the US$ Note Trustee must, on such terms and conditions as it may deem reasonable, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer Trustee, the Manager or any other person which is not, in the opinion of the US$ Note Trustee, materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only (unless the US$ Note Trustee is acting on the direction of a Resolution of the US$ Noteholders when taken as a whole or the US$ Noteholders in respect of a relevant Class or Sub-Class of US$ Notes only, as the case may be, in which case the US$ Note Trustee must agree to the waiver or authorisation of any breach or proposed breach notwithstanding any such material prejudice). No such waiver, authorisation or determination may be made in contravention of any prior directions by a Resolution of US$ Noteholders when taken as a whole or of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, as the case may be. No direction of the US$ Noteholders when taken as a whole or of the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, as the case may be, shall affect any such waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination will be notified to the Rating Agencies and, if the US$ Note Trustee so requires, be notified to the US$ Noteholders in accordance with Condition 11 by the Issuer Trustee (as directed by the Manager) as soon as practicable after it is made.

10.5	Indemnification and Exoneration of the US$ Note Trustee and the Security Trustee

The US$ Note Trust Deed, the General Security Deed and the Master Security Trust Deed contain provisions for the indemnification of the US$ Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes unless indemnified to their satisfaction. Each of the US$ Note Trustee and the Security Trustee is entitled to enter into business transactions in its personal capacity with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

The US$ Note Trustee is not responsible for any loss, expense or liability occasioned to the Secured Property or any other assets or in respect of all or any of the moneys which may stand to the credit of the Collections Account from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or wilful default of the US$ Note Trustee. The Security Trustee is not liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed and the General Security Deed except for fraud, negligence or wilful default on the part of the Security Trustee.

Except in the case of fraud, negligence or wilful default on its own part, the US$ Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the US$ Note Trustee, or by a person other than the US$ Note Trustee, where that opinion, advice or information is addressed to the US$ Note Trustee or by its terms is expressed to be capable of being relied upon by the US$ Note Trustee. Except as provided above, the US$ Note Trustee will not be responsible to any Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder or Class A-4 Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the US$ Note Trustee will not be liable to any Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder or Class A-4 Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the US$ Note Trust Deed and the TIA even though it contains some error which is not a manifest error or is not authentic. Additional powers and protections of the US$ Note Trustee are contained in the US$ Note Trust Deed.

11.	Notices

11.1	General

Subject to clause 3.3(e)(ii) of the US$ Note Trust Deed, all notices, other than notices given in accordance with the following paragraph and Condition 11.2, to US$ Noteholders will be deemed given if in writing and mailed, postage prepaid to each US$ Noteholder, at his or her address as it appears on the US$ Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to US$ Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular US$ Noteholder will affect the sufficiency of such notice with respect to other US$ Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

A notice may be waived in writing by the relevant US$ Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by US$ Noteholders will be filed with the US$ Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to US$ Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the US$ Note Trustee will be deemed to be a sufficient giving of such notice.

11.2	Note information

Any notice specifying a Distribution Date, an Interest Amount, a Principal Amount (or the absence of a Principal Amount), a Principal Balance, an Invested Amount, a Collateralised Amount or a Note Factor in relation to the US$ Notes, or any other matter permitted to be given in accordance with this Condition 11.2, will be deemed to have been duly given if the information contained in the notice:

(a)

appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the US$ Note Trustee in writing and notified to US$ Noteholders pursuant to Condition 11.1 (the “Relevant Screen”); or

(b)	is set out in any filing made by the Issuer (or MLPL on its behalf) with the Commission.

Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen or the relevant filing was made with the Commission. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition 11.2 will be given in accordance with Condition 11.1.

11.3	Consents in writing

All consents, approvals and waivers given pursuant to these Conditions must be given in writing.

12.	Limitation of Liability of the Issuer Trustee

(a)

The Transaction Documents apply to the Issuer Trustee, and the Issuer Trustee issues the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the Assets of the Series

Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee’s liability applies despite any other provision of the Transaction Documents (other than paragraph (c) of this Condition 12 below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Series Trust.

(b)

No person may sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Master Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or similar arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Series Trust).

(c)

The provisions of this Condition 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or the Series Supplement or by operation of law there is a reduction in the extent of the Issuer Trustee’s indemnification or exoneration out of the Assets of the Series Trust as a result of the Issuer Trustee’s fraud, negligence or wilful default.

(d)

It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes) will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c) of this Condition 12 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

(e)

In exercising their powers under the Transaction Documents, each of the Security Trustee, the US$ Note Trustee, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c) of this Condition 12.

(f)

The Issuer Trustee is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including any further liability) unless the Issuer Trustee’s liability is limited in a manner which is consistent with this Condition 12 or otherwise in a manner satisfactory to the Issuer Trustee in its absolute discretion.

The expression “fraud, negligence or wilful default” is to be construed in accordance with the Master Security Trust Deed and US$ Note Trust Deed.

13.	Governing law

The US$ Notes and the Transaction Documents (with the exception of the Fixed Rate Swap Agreement and Currency Swap Agreement (which are governed by the laws of the State of New South Wales) and the Underwriting Agreement (which is governed by the laws of the state of New York)) are governed by, and will be construed in accordance with, the laws of the Australian Capital Territory of the Commonwealth of Australia.

Each of the Issuer Trustee, the US$ Note Trustee, the Manager, MLPL and each US$ Noteholder has in the US$ Note Trust Deed irrevocably agreed that the courts of the Australian Capital Territory of the Commonwealth of Australia are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the US$ Note Trust Deed.

Each of the Issuer Trustee, the US$ Note Trustee and the US$ Noteholders has in the US$ Note Trust Deed irrevocably agreed that the federal and state courts in the Borough of Manhattan in the City of New York are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the US$ Note Trust Deed.

Agents & Specified Offices

Principal Paying Agent:	The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York, 10286

US$ Note Registrar:	The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York, 10286

Agent Bank:	The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York, 10286

SCHEDULE 6

PROVISIONS FOR MEETINGS OF US$ NOTEHOLDERS

The provisions of this Schedule 6 apply with respect to all meetings of US$ Noteholders.

1.	DEFINITIONS

In this Schedule 6:

Extraordinary Resolution in relation to a meeting of the US$ Noteholders as a whole or the US$ Noteholders in respect of a Class or Sub-Class of US$ Notes only, means:

(a)

a resolution passed at a meeting of the US$ Noteholders as a whole or the relevant US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, as the case may be, duly convened and held in accordance with the provisions contained in this Schedule 6 by a majority consisting of not less than 75% of the votes cast thereat; or

(b)

a resolution in writing pursuant to Clause 16 of this Schedule 6 signed by all the US$ Noteholders as a whole or the relevant US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, as the case may be.

Representative means:

(a)	a person appointed as a proxy for a US$ Noteholder pursuant to Clause 10 of this Schedule 6; or

(b)	without limiting the generality of paragraph (a), a person appointed pursuant to Clause 11 of this Schedule 6 by a US$ Noteholder.

Resolution in relation to a meeting of the US$ Noteholders as a whole or the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes only, means a resolution passed at a meeting of the US$ Noteholders as a whole or the relevant the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, as the case may be, duly convened and held in accordance with the provisions contained in this Schedule 6 by a majority consisting of not less than 1 vote over 50% of the votes cast thereat.

2.	CONVENING OF MEETINGS

Each of the US$ Note Trustee, the Issuer and the Manager may at any time convene a meeting of the US$ Noteholders provided that any such meeting must be held in New York City.

3.	NOTEHOLDERS POWER TO CONVENE MEETINGS

Subject to the US$ Note Trustee being indemnified to its reasonable satisfaction against all costs and expenses occasioned thereby, the US$ Note Trustee must convene a meeting of the US$ Noteholders if requested to do so by US$ Noteholders holding not less than 10% of the aggregate outstanding principal amount of the US$ Notes at that time provided that any such meeting must be held in New York City.

4.	NOTICE OF MEETINGS

4.1	Period of Notice

Subject to Clause 4.2 of this Schedule 6, at least seven days’ notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) of a meeting of the US$ Noteholders must be given to all the US$ Noteholders.

4.2	Short Notice

Notwithstanding Clause 4.1 of this Schedule 6, if it is so agreed by a majority in number of the US$ Noteholders having the right to attend and vote at the meeting, being a majority that together hold at least 95% of the aggregate outstanding principal amount of US$ Notes at that time, a resolution may be proposed and passed at a meeting of which less than seven days’ notice has been given.

4.3	Failure to give notice

The accidental omission to give notice to or the non-receipt of notice by any US$ Noteholder does not invalidate the proceedings at any meeting.

4.4	Method of Giving Notice

Notice of a meeting must be given to the US$ Noteholders in the manner provided in the US$ Note Conditions or, if the US$ Notes are in global form, the provisions of the Clause 3.3(e)(ii) of the US$ Note Trust Deed.

4.5	Contents of a Notice

A notice of a meeting of the US$ Noteholders must specify:

(a)	(Time etc): the day, time and place (which must be in New York City) of the proposed meeting;

(b)	(Agenda): the agenda of the business to be transacted at the meeting;

(c)	(Proposed Resolution): the terms of any proposed resolution;

(d)	(Appointment of Proxies): that appointments of proxies must be lodged no later than 24 hours prior to the time fixed for the meeting; and

(e)	(Additional Information): such additional information as the person giving the notice thinks fit.

5.	CHAIRMAN

The chairman of a meeting will be a person chosen by the meeting (who need not be a Noteholder and who may be a representative of the US$ Note Trustee).

6.	QUORUM

At any meeting of US$ Noteholders any one or more persons present in person being US$ Noteholders holding, or Representatives representing, in the aggregate not less than 50% of the aggregate outstanding principal amount of the US$ Notes at that time will form a quorum for the transaction of business and no business (other than the choosing of a chairman) can be transacted at any meeting unless the requisite quorum is present at the commencement of business.

7.	ADJOURNMENT

7.1	Quorum not present

If within 15 minutes from the time appointed for any meeting a quorum is not present the meeting will stand adjourned (unless the US$ Note Trustee agrees that it is dissolved) for such period, not being less than seven days nor more than 42 days, as may be appointed by the chairman. At an adjourned meeting of US$ Noteholders one or more persons present in person being US$ Noteholders holding, or being Representatives representing, in the aggregate not less than 25% of the aggregate outstanding principal amount of the US$ Notes at that time will form a quorum and will have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting.

7.2	Adjournment of meeting

The chairman may with the consent of (and will if directed by) any meeting adjourn the meeting from time to time and from place to place but no business can be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7.3	Notice of adjourned meeting

At least five days’ notice of any meeting adjourned through want of a quorum must be given in the same manner as for the original meeting and the notice must state the quorum required at the adjourned meeting. It will not, however, otherwise be necessary to give any notice of an adjourned meeting.

8.	VOTING PROCEDURE

8.1	Show of Hands

Every question submitted to a meeting will be decided in the first instance by a show of hands and in case of equality of votes the chairman will both on a show of hands and on a poll have a tie-breaking vote in addition to the vote or votes (if any) to which he or she may be entitled as a US$ Noteholder or a Representative.

8.2	Declaration

At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the US$ Note Trustee or by one or more persons being US$ Noteholders holding, or being Representatives representing, in aggregate not less than 2% of the aggregate outstanding principal amount of the US$ Notes at that time, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

8.3	Poll

If at any meeting a poll is so demanded, it will be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll will be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

8.4	No Adjournment

Any poll demanded at any meeting on the election of a chairman or on any question of adjournment will be taken at the meeting without adjournment.

8.5	Votes on a Poll

Subject to Clause 8.1 of this Schedule 6, at any meeting:

(a)	(Show of hands): on a show of hands every person being a US$ Noteholder holding, or being a Representative representing, then outstanding US$ Notes issued and then outstanding has one vote; and

(b)

(Poll): on a poll every person who is so present has, subject to the following, one vote for each US$1,000 of the principal outstanding of each US$ Note at that time that he or she holds or in respect of which he or she is a Representative.

Any person entitled to more than one vote need not use all his or her votes or cast all his or her votes to which he is entitled in the same way.

9.	RIGHT TO ATTEND AND SPEAK

The Issuer, the US$ Note Trustee, the Manager and the Security Trustee (through their respective representatives) and their respective financial and legal advisers are entitled to attend and speak at any meeting of US$ Noteholders. No person is otherwise entitled to attend or vote at any meeting of the US$ Noteholders unless he or she holds outstanding US$ Notes or is a Representative representing outstanding US$ Notes.

10.	APPOINTMENT OF PROXIES

10.1	Requirements

Each appointment of a proxy must be in writing and, together (if so required by the US$ Note Trustee) with proof satisfactory to the US$ Note Trustee of its due execution, must be deposited at the registered office of the US$ Note Trustee or at such other place as the US$ Note Trustee designates or approves not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the appointment of proxy will not be treated as valid unless the chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy proof as aforesaid (if applicable) of due execution will if required by the US$ Note Trustee be produced by the proxy at the meeting or adjourned meeting but the US$ Note Trustee is not obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such appointment. The proxy named in any appointment of proxy need not be a US$ Noteholder.

10.2	Proxy Remains Valid

Any vote given in accordance with the terms of an appointment of proxy conforming with Clause 10.1 of this Schedule 6 is valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the US$ Noteholder’s instructions pursuant to which it was executed if no intimation in writing of the revocation or amendment is received by the US$ Note Trustee at its registered office or by the chairman of the meeting not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

11.	CORPORATE REPRESENTATIVES

If a US$ Noteholder is a body corporate, a person authorised pursuant to section 375 of the Companies Act, 1985 (UK), or the equivalent section in the Companies Act (or equivalent) of the jurisdiction in which the US$ Noteholder is incorporated, to act for it at any meeting will, in accordance with his or her authority until his or her authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual US$ Noteholder and is entitled to produce evidence of his or her authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he or she proposes to vote. The US$ Note Trustee and any officer of the US$ Note Trustee may be appointed a Representative.

12.	RIGHTS OF REPRESENTATIVES

A Representative of a US$ Noteholder has the right to demand or join in demanding a poll and (except and to the extent to which the Representative is specially directed to vote for or against any proposal) has power generally to act at a meeting for the US$ Noteholder.

13.	POWERS OF A MEETING

A meeting has, without prejudice to any rights or powers conferred on other persons by the US$ Note Conditions, only such powers as are conferred by the US$ Note Conditions or the US$ Note Trust Deed exercisable by Resolution or Extraordinary Resolution, as the case may be, and, in addition, the following powers, exercisable by Extraordinary Resolution:

(a)	(Approve action): to approve any action that the Issuer proposes to take;

(b)

(Approve modification etc):    to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the US$ Noteholders against the Issuer;

(c)

(Approve exchange):    to approve the exchange or substitution of US$ Notes for, or the conversion of US$ Notes into, other obligations or securities of the Issuer or any other body corporate formed or to be formed;

(d)

(Exonerate from liability):    to discharge or exonerate the Issuer from any liability in respect of any act or omission for which it may become responsible under the US$ Note Conditions or the US$ Note Trust Deed; and

(e)

(Give effect to Extraordinary Resolution):    to authorise the Issuer or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

14.	EXTRAORDINARY RESOLUTION BINDING

(a)

(US$ Noteholders as a whole):    An Extraordinary Resolution passed at a meeting of the US$ Noteholders as a whole duly convened and held in accordance with this Schedule 6 is binding upon all the US$ Noteholders whether or not present at the meeting.

(b)

(US$ Noteholders in respect of a Class or Sub-Class):    An Extraordinary Resolution passed at a meeting of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes, duly convened and held in accordance with this Schedule 6 is binding upon all the US$ Noteholders in respect of that Class or Sub-Class of US$ Notes (as the case may be) whether or not present at the meeting.

15.	MINUTES AND RECORDS

Minutes of all resolutions and proceedings at every meeting must be made and duly entered in the books to be from time to time provided for that purpose by the US$ Note Trustee. Any minutes purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting are conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid will be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

16.	WRITTEN RESOLUTIONS

Notwithstanding the preceding provisions of this Schedule 6, a resolution (including an Extraordinary Resolution) of the US$ Noteholders as a whole or of the US$ Noteholders in respect of any Class or Sub-Class of US$ Notes only may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:

(a)	(Signed): been signed by all US$ Noteholders or by all of the US$ Noteholders in respect of the relevant Class or Sub-Class of US$ Notes only (as the case may be); and

(b)	(Effective on presentation): any such instrument shall be effective upon presentation to the US$ Note Trustee for entry in the records referred to in Clause 15 of this Schedule 6.

17.	FURTHER PROCEDURES FOR MEETINGS

Subject to all other provisions contained in the US$ Note Conditions or the US$ Note Trust Deed, the Issuer may without the consent of the US$ Noteholders prescribe such further regulations regarding the holding of meetings of the US$ Noteholders and attendance and voting thereat as the Issuer may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Issuer thinks reasonable:

(a)	(Entitlement to vote): so as to satisfy itself that persons who purport to attend or vote at any meeting of the US$ Noteholders are entitled to do so in accordance with this Schedule 6; and

(b)	(Forms of Representative): as to the form of appointment of a Representative.

SCHEDULE 7

ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

SMART ABS SERIES 2013-2US TRUST (the Series Trust): ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Reference is made to the US$ Note Trust Deed in relation to the Series Trust (the US$ Note Trust Deed). Pursuant to clause 23.19(a)(i) of the US$ Note Trust Deed, [●] (the Company) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. Words and phrases used but not otherwise defined in this assessment have the meanings given to them in the US$ Note Trust Deed.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) that comply with Regulation AB for which the Company provides trustee, securities administration, paying agent or custodial services, as defined and to the extent applicable in the transaction agreements, other than residential mortgage-backed securities and other mortgage-related asset-backed securities.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, which are identified below in Appendix A (the checked items) as “Applicable Servicing Criteria”.

[With respect to servicing criteria 1122(d)[—] management has engaged a vendor to perform the activities required by these servicing criteria. Management has determined that this vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and management has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to the vendor. Management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria.]

Reporting Period: Twelve months ended March 31, 20[—].

With respect to the Platform and the Reporting Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

— The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

— The Company has assessed compliance with the Applicable Servicing Criteria.

— As of March 31, 20[—] and for the Reporting Period, the Company was in material compliance with the Applicable Servicing Criteria.

[—], a registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

[Date]

[—]

By:
Name:
Title:

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	x
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	x

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	x

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

* The assessment of compliance to be delivered by the US$ Note Trustee shall address at a minimum the criteria identified below in Appendix A (the checked items) as “Applicable Servicing Criteria.”

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*

Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x (solely with respect to remittance)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*

Reference	Criteria
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

SIGNATORIES

EXECUTED as a DEED.

SIGNED SEALED and DELIVERED for and on behalf of THE BANK OF NEW YORK MELLON by its Authorised Signatory and the Authorised Signatory declares that he or she has not received any notice of the revocation of their authority to sign, in the presence of:

/s/ Latoya S. Elvin	/s/ Michelle Drinkard

Signature of Witness	Signature of Authorised Signatory

Latoya S. Elvin	Michelle Drinkard

Name of Witness in full	Name of Authorised Signatory in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443
by and	/s/ Amber Riley Division Director
its Attorneys under a Power of Attorney
dated 22 April 2013 and each Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:	Signature of Attorney

/s/ Sarah Hoolahan	/s/ Kevin Lee Division Director

Signature of Witness	Signature of Attorney

Sarah Hoolahan

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE LEASING PTY LIMITED ABN 38 002 674 982
by Jennifer Chamberlain and Sarah Lim	/s/ Jennifer Chamberlain
its Attorneys under a Power of Attorney
dated 3 May 2013 and each Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:	Signature of Attorney

/s/ Carolina Benitez Ansart	/s/ Sarah Lim

Signature of Witness	Signature of Attorney

Carolina Benitez Ansart

Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 by	/s/ Hagbarth Strom Manager
and its Attorneys under a Power of Attorney dated 31/03/09	Signature of Attorney
and each Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Lynsey Thorrington	/s/ Manish Saraf Manager

Signature of Witness	Signature of Attorney

Lynsey Thorrington Senior Transaction Manager

Name of Witness in full